Filed Pursuant to Rule 424(b)(2)
Registration No. 333-180154

Prospectus Supplement

to Prospectus dated April 19, 2012

VISTA GOLD CORP.

3,637,000 Units

We are offering 3,637,000 units (“Units”). Each Unit consists of one of our common shares (an “Offered Share”) and one-half of one transferable common share purchase warrant. Each whole common share purchase warrant (a “Warrant”) will entitle the holder to purchase one of our common shares (a “Warrant Share”) at a price of $3.30 per Warrant Share at any time until 5:00 p.m. (Denver time) on the date that is 24 months following the closing of this offering. See “Description of the Securities Distributed”. This prospectus supplement registers Offered Shares, the Warrants and the issuance of the Warrant Shares upon exercise of the Warrants. The Units are being offered pursuant to an underwriting agreement dated December 14, 2012 (the “Underwriting Agreement”), as more fully described under the section entitled “Underwriting” on page S-45 of this prospectus supplement, among us and Dahlman Rose & Company, LLC and National Bank Financial Inc., as joint book-running managers and representatives of the underwriters named therein (the “Underwriters”).

Our common shares are listed on the NYSE MKT LLC (the “NYSE MKT”) and the Toronto Stock Exchange (the “TSX”), in each case under the symbol “VGZ”. The closing price of our common shares on December 13, 2012 on the NYSE MKT was $2.94 and on the TSX was Cdn$2.88. We intend to apply to the TSX and NYSE MKT for the listing of the Offered Shares and the Warrant Shares. Listing of the Offered Shares and the Warrant Shares will be subject to us fulfilling all the listing requirements of each of the TSX and NYSE MKT.

There is no market through which the Warrants may be sold and purchasers may not be able to resell the Warrants purchased under this prospectus supplement and the accompanying base prospectus. This may affect the pricing of the Warrants in the secondary market, the transparency and availability of trading prices and the liquidity of the securities. See “Risk Factors” on page S-13 of this prospectus supplement.

Investing in the Units involves risks that are described in the “Risk Factors” section beginning on page S-13 of this prospectus supplement and on page 7 of the accompanying base prospectus dated April 19, 2012 and in the documents incorporated by reference herein and therein.

	Per Unit	Total

Public offering price	$2.75	$10,001,750

Underwriting commission	$0.165	$600,105

Proceeds, before expenses, to us	$2.585	$9,401,645

We have granted to the Underwriters an option (the “Over-Allotment Option”) exercisable in whole or in part, to purchase up to an additional 545,550 Units (the “Additional Units”) at a price equal to the public offering price per Unit, less the underwriting commission, for a period of 30 days from the date of this prospectus supplement to cover over-allotments, if any, and for market stabilization purposes. This prospectus supplement also registers the grant of the Over-Allotment Option and the distribution of the Additional Units to be issued upon exercise of the Over-Allotment Option and the distribution of the Warrant Shares issuable upon exercise of the additional Warrants underlying the Additional Units issuable upon the exercise of the Over-Allotment Option. See “Underwriting” on page S-45 of this prospectus supplement.

Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Underwriters expect the Offered Shares and the Warrants will be available for delivery in book-entry form through the facilities of The Depository Trust Company at closing, which is anticipated to be on or about December 21, 2012 or such other date as may be agreed upon between us and the Underwriters. Under Rule 15c6-1 under the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), trades in the secondary market generally are required to settle in three business days, unless the parties expressly agree otherwise, we anticipate a settlement cycle of five business days. Accordingly, purchasers who wish to trade prior to the delivery date may be required to specify an alternate settlement cycle at the time of the trade to prevent a failed settlement. Investors who wish to trade prior to the delivery date should consult their own advisors.

Joint Book-Running Managers

Dahlman Rose & Company	NBF Securities (USA) Corp.

Co-Manager

Casimir Capital LP

The date of this prospectus supplement is December 14, 2012

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our Units and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part is the accompanying base prospectus, which gives more general information about securities we may offer from time to time, some of which may not be applicable to this offering. To the extent there is a conflict between information contained in this prospectus supplement and information contained in the accompanying base prospectus or any document incorporated by reference herein or therein or the information in each free writing prospectus, if any, the information in this prospectus supplement shall prevail and you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement or the accompanying base prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement relates to a registration statement on Form S-3 that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may, from time to time, offer and sell any of the securities or any combination of the securities described in the accompanying base prospectus in one or more offerings. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and each free writing prospectus, if any. We have also filed this prospectus supplement and the accompanying base prospectus with the securities regulatory authorities in each of the Canadian provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Nova Scotia, New Brunswick, Prince Edward Island and Newfoundland and Labrador and in the Yukon Territory, the Northwest Territories and Nunavut (which Canadian-filed prospectus supplement and accompanying base prospectus we refer to as the “Canadian Prospectus”). The securities qualified under the Canadian Prospectus may be offered and sold in each of the Canadian provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Nova Scotia, New Brunswick, Prince Edward Island and Newfoundland and Labrador and in the Yukon Territory, the Northwest Territories and Nunavut, subject to any applicable securities laws.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus and each free writing prospectus, if any, related to this offering. We have not, and the Underwriters have not, authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, any free writing prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus and each free writing prospectus, if any, is accurate only as of the respective dates of such documents regardless of the time of delivery of such documents or of any sale of securities hereunder. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where To Find Additional Information” and “Documents Incorporated by Reference” in this prospectus supplement and under the sections entitled, “Where You Can Find More Information” and “Documents Incorporated by Reference” in the accompanying base prospectus, and any additional information you may need to make your investment decision.

We and the Underwriters are offering to sell, and are seeking offers to buy, the Units only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of the Units in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying base prospectus must inform themselves about and observe any restrictions relating to the offering of the Units and the distribution of this prospectus supplement and the accompanying base prospectus outside the United States. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless stated otherwise or the context otherwise requires, references in this prospectus supplement and the accompanying base prospectus to the “Company,” “Vista,” “we,” “us” or “our” includes Vista Gold Corp. and each of our subsidiaries through which we conduct our business.

The industry and market data and other statistical information contained in the documents we incorporate by reference are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

Prospective investors should be aware that the acquisition of the Offered Shares, Warrants and Warrant Shares described herein may have tax consequences in the United States and Canada. Such consequences for investors who are resident in, or citizens of, the United States and Canada may not be described fully herein. Investors should read the tax discussion in this prospectus supplement under the captions “Material United States Federal Income Tax Considerations” and “Material Canadian Federal Income Tax Considerations,” and should consult their own tax advisor with respect to their own particular circumstances.

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Company is incorporated or organized under the laws of the Yukon Territory, Canada, that some or all of our officers and directors may be residents of a country other than the United States, that some or all of the Underwriters or experts named in the registration statement, this prospectus supplement and the accompanying base prospectus may be residents of a country other than the United States, and that all or a substantial portion of the assets of the Company and said persons may be located outside the United States.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement and the accompanying base prospectus, any freewriting prospectus and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” under Canadian securities laws, that are intended to be covered by the safe harbor created by such legislation. All statements, other than statements of historical facts, included in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and filed with the SEC and with securities commissions and other similar authorities in Canada that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements and forward-looking information, including, but not limited to, such things as those listed below:

•	proposed use of proceeds from the Company’s private placement completed in July 2012 and this offering;
•	estimates of future operating and financial performance;
•	potential funding requirements and sources of capital;
•	the timing, performance and results of feasibility studies;
•	plans and anticipated effects of the holding of approximately 27.8% of the issued and outstanding shares of Midas Gold Corp.;
•	timing and receipt of required land use, environmental and other permits for the Los Cardones gold project and timing for completion of drilling and testing programs at the Los Cardones gold project;
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timing and outcome for the amendment to the Company’s application for the Change of Forest Land Use Permit (“CUSF”) for the Los Cardones gold project and the anticipated re-filing of the application with the Mexican Secretariat of the Environment and Natural Resources (“SEMARNAT”);

•	plans for evaluation of the Mt. Todd gold project;
•	pre-feasibility study, definitive feasibility study and resource estimate results at the Mt. Todd gold project;
•	exploration, resource estimate and preliminary assessment results at the Guadalupe de los Reyes gold-silver project;
•	future business strategy, competitive strengths, goals and expansion and growth of the Company’s business;
•	the Company’s potential status as a producer;
•	plans and estimates concerning potential project development, including matters such as schedules, estimated completion dates and estimated capital and operating costs;
•	estimates of mineral reserves and mineral resources;
•	Invecture Group, S.A. de C.V.’s success in meeting the exercise conditions of the earn-in right agreement between the Company and Invecture related to the Los Cardones gold project;
•	the timing and announcement of drilling assay results;
•	the Company’s expectation to continue raising capital through additional equity and/or debt financings, and through the exercise of stock options and warrants;
•	the Company’s expectation that it will receive an amended license allowing increased discharge of treated water at the Mt. Todd project in the near future;
•	the anticipated effects of the Company’s two-phased strategy for the Mt. Todd gold project;
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the Company’s intention to invest the net proceeds from this offering primarily in short-term Federal Deposit Insurance Corporation insured certificates of deposit or other substantially similar secure deposits, until such time as the net proceeds are used;

•	that interest earned will be retained by the Company and used in the same manner as net proceeds from this offering;
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that the Company may, from time to time, issue additional common shares or other securities by filing one or more additional prospectus supplements to the accompanying base prospectus and through other offerings of securities;

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the Company’s intention to retain its earnings, if any, to finance the growth and development of its business and that the board of directors will review such policy from time to time having regard to the Company’s financing requirements, financial condition and other factors considered to be relevant; and

•	the expectation that the Offered Shares and Warrants will be available for delivery in book-entry form through the facilities of The Depository Trust Company at closing of this offering.

Forward-looking statements and forward-looking information have been based upon the Company’s current business and operating plans, as approved by the Company’s board of directors; the business’ cash and other funding requirements and timing and sources thereof; results of pre-feasibility and feasibility studies, mineral resource and reserve estimates, preliminary economic assessments and exploration activities; advancements of the Company’s required permitting processes; current market conditions and project development plans. The words “estimate”, “plan”, “anticipate”, “contemplate”, “scheduled”, “expect”, “intend”, “believe”, “will”, “may”, “would” and similar expressions are intended to identify forward-looking statements and forward-looking information. These forward-looking statements and forward-looking information involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from actual results, performance or achievements. The factors which may cause these differences include risks such as:

•	pre-feasibility study, feasibility study and preliminary assessment results and the accuracy of estimates on which they are based;
•	resource and reserve estimates results and the accuracy of sampling and subsequent assays and geologic interpretations on which they are based;
•	technical and operational feasibility and the economic viability of deposits;
•	the Company’s ability to obtain, renew or maintain the necessary authorizations and permits for its business, including its development plans and operating activities;
•	the timing and results of a pre-feasibility and a definitive feasibility study on the Mt. Todd gold project;
•	delays in commencement of construction at the Mt. Todd gold project;
•	the Company’s ability to secure the permits for the Mt. Todd gold project;
•	delays in commencement of construction on the Los Cardones gold project;
•	status of the Company’s required governmental permits for the Los Cardones gold project;
•	the amendment and re-filing of the Company’s CUSF application and uncertainty regarding SEMARNAT’s review of the Company’s amended CUSF application;
•	political factors influencing the approval of the Company’s CUSF application;
•	possible impairment or write down of the carrying value of the Los Cardones gold project if the CUSF is not granted;
•	increased costs that affect the Company’s financial condition;
•	the Company’s reliance on third parties to fulfill their obligations under its agreements;
•	whether projects not managed by the Company will comply with its standards or meet its objectives;
•	a shortage of skilled labour, equipment and supplies;
•	whether the Company’s potential acquisition, exploration and development activities, as well as the realization of the market value of the Company’s assets will be commercially successful;
•	potential acquisition and integration issues;
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trading price of the Company’s securities and the Company’s ability to raise funds in new share offerings due to future sales of shares in the public or private market and the Company’s ability to raise funds from the exercise of its warrants;

•	fluctuations in the price of the Company’s securities;
•	the lack of dividend payments by the Company;
•	the success of future joint ventures and partnerships relating to the Company’s properties;
•	the market price of the securities held by the Company;
•	the Company’s lack of recent production and limited experience in producing;
•	reclamation liabilities, including reclamation requirements at the Mt. Todd gold project;

•	the Company’s history of losses from operations;
•	historical production not being indicative of potential future production;
•	future water supply issues;
•	environmental lawsuits;
•	lack of adequate insurance to cover potential liabilities;
•	the Company’s ability to retain and hire key personnel;
•	fluctuations in the price of gold;
•	inherent hazards of mining exploration, development and operating activities;
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the accuracy of calculations of mineral resources, mineral reserves and mineralized material fluctuations therein based on metal prices, inherent vulnerability of the ore and recoverability of metal in the mining process;

•	changes in environmental regulations to which the Company’s exploration and development operations are subject;
•	changes in climate change regulations;
•	changes in corporate governance and public disclosure regulations;
•	uncertainty related to the Company’s receipt of future payments from the Invecture Group;
•	ability to secure debt, equity or other forms of financing for Mt. Todd;
•	uncertainty related to the Company’s receipt of future payments in connection with the Company’s disposal of the Amayapampa gold project;
•	intense competition in the mining industry;
•	conflicts of interest of some of the Company’s directors as a result of their involvement with other natural resource companies;
•	potential challenges to the title to the Company’s mineral properties;
•	political and economic instability in the countries in which we operate;
•	fluctuation in foreign currency values; and
•	the Company’s likely status as a PFIC (as defined below) for U.S. federal tax purposes.

For a more detailed discussion of such risks and other important factors that could cause actual results to differ materially from those in such forward-looking statements and forward-looking information, please see “Risk Factors” beginning of page S-13 of this prospectus supplement and on page 7 of the accompanying base prospectus and, to the extent applicable, the “Risk Factors” section in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q as filed with the SEC and Canadian securities authorities. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurances that the statements or information will prove to be accurate as actual results and future events could differ materially from those anticipated in the statements and information. Except as required by law, we assume no obligation to publicly update any forward-looking statements and forward-looking information, whether as a result of new information, future events or otherwise. Investors should review our subsequent reports filed with the SEC and Canadian securities authorities on Forms 10-K, 10-Q and 8-K and any amendments thereto. We qualify all forward-looking statements and forward-looking information by these cautionary statements.

PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of the principal features of this offering and is not intended to be complete. It should be read together with the more detailed information and financial data and statements contained elsewhere in this prospectus supplement, the accompanying base prospectus, any free writing prospectus filed by us and the documents incorporated by reference herein and therein, including the information under “Risk Factors” beginning on page S-13 of this prospectus supplement and page 7 of the accompanying base prospectus. Unless otherwise indicated, the information in this prospectus supplement assumes that the Underwriters will not exercise their over-allotment option to purchase additional Units.

Business of the Company

We operate in the mining industry and are focused on the evaluation, acquisition, exploration and advancement of gold exploration and potential development projects, which may lead to gold production or value adding strategic transactions. As such, we are considered an exploration stage enterprise. Our approach to acquisitions of gold projects has generally been to seek projects within political jurisdictions with well-established mining, land ownership and tax laws, which have adequate drilling and geological data to support the completion of a third-party review of the geological data and to complete an estimate of the gold mineralization. In addition, we look for opportunities to improve the value of our gold projects through exploration drilling and/or technical studies resulting in changes to the operating assumptions underlying previous engineering work.

In 2007, our board of directors and management reevaluated the corporate strategy regarding the process of the development of our more advanced projects. As a result of this reevaluation, we have begun moving our more advanced projects toward production by undertaking advanced engineering studies, including pre-feasibility and feasibility studies as appropriate.

Our holdings include the Mt. Todd gold project in Australia; the Guadalupe de los Reyes gold/silver project in Mexico; the Los Cardones (formerly, the Concordia) gold project in Mexico; the Awak Mas gold project in Indonesia; the Long Valley gold project in California; and mining claims in Utah. The Company also owns approximately 27.8% of the shares of Midas Gold Corp., a company exploring for gold and developing the Golden Meadows project in the Yellow Pine - Stibnite District in Idaho. Additional information about these projects is available under the headings “Prospectus Supplement Summary – Recent Developments” and “Mt. Todd Project Update” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2011 under “Item 2. Properties”.

We do not produce gold and do not currently generate operating earnings. To date, funding to acquire and explore gold properties and to operate our business has been principally acquired through equity and debt financings. We expect to continue to raise capital through additional equity and/or debt financings, and through the exercise of stock options and warrants.

Mt. Todd Gold Project

On October 22, 2012, we announced that we have completed a comprehensive analysis focused on optimizing the development plans for the Mt. Todd gold project in the Northern Territory, Australia. After a thorough review, we selected for evaluation a two-phased strategy to achieve our development goals and economic objectives.

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Stage 1 contemplates the construction of a 30,000 tonne per day (“tpd”) project using a higher cut-off grade (0.5 g Au/tonne vs. 0.4 g Au/tonne used in all prior Vista analysis), with lower grade material to be stockpiled.

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Stage 2 would involve an expansion to 45,000 tpd after payback of initial capital and contemplates a reduction in the cut-off grade to 0.4 g Au/tonne and the processing of stockpiled material from Stage 1.

The goal of this two-phased strategy is to enable us to minimize initial capital costs and further increase the average grade of material to the mill in the early years of the project to achieve the shortest possible payback period. It is also expected to provide the opportunity to achieve a 50% increase in project scale with modest additional capital expenditures to allow us to take advantage of Mt. Todd’s large and growing resource base.

We intend to complete a preliminary feasibility study in the first quarter of 2013 that evaluates this development strategy. If the results of the preliminary feasibility study warrant, we expect to complete a feasibility study for the project in the second quarter of 2013.

As we work towards the feasibility study, we are also advancing in parallel our permitting and project financing efforts. We continue to discuss the Mt. Todd gold project with, and seek the requisite project approvals on an expedited schedule from, the appropriate agencies in the Northern Territory, Australia. In addition, we have appointed Endeavour Financial Limited (Cayman) to assist us with both the evaluation of potential debt finance opportunities for the development of the Mt. Todd gold project. We also appointed a third party technical consultant to review and confirm the studies completed on the Mt. Todd gold project. This review is to be undertaken in parallel with the feasibility study to independently verify its findings to potential third party financiers and investors.

Guadalupe de Los Reyes Gold Silver Project

Updated Resource Estimate for the Guadalupe de los Reyes Project

We announced an updated resource estimate for our Guadalupe de los Reyes project in Sinaloa, Mexico. This resource estimate includes 48 core drill holes (7,215 meters) drilled since November 2011.

The new resource estimate for the Guadalupe de los Reyes Project, as of November 2, 2012, is presented in the table below. The mineral resource estimate is reported at a cutoff grade of 0.50 grams of gold per tonne, the same cut-off grade as the Company’s previous estimate on the project.

November 2012 Guadalupe de los Reyes Resource Estimate
Resource Classification	Metric Tonnes	Gold Grade (grams Au/t)	Silver Grade (grams Ag/t)	Contained Gold Ounces	Contained Silver Ounces
Indicated	6,842,238	1.73	28.71	380,323	6,315,407
Inferred	3,246,320	1.49	34.87	155,209	3,639,163

The Guadalupe de los Reyes resource estimate is contained entirely within a lower-grade stockwork located close to the surface. Core drilling was selected in order to gain more detailed information rather than reverse circulation drilling that was used historically, and as a result the mineralization at the Guadalupe de los Reyes project has been redefined as being confined to more discrete but higher-grade mineralized zones. Importantly, our drilling has also intersected several high-grade veins at depth that provide exciting exploration opportunities and underground potential. The Company is planning to complete a preliminary economic assessment (PEA).

This updated resource estimate was completed on November 2, 2012 by TetraTech MM, Inc. of Golden, Colorado, pursuant to NI 43-101. This updated resource estimate was completed by or under the supervision of Dr. Rex Bryan, SME Registered Member, an independent Qualified Person (as defined in NI 43-101), utilizing standard industry software and resource estimation methodology. Previous technical reports contain extensive geologic and technical information related to the deposit for which the estimate is prepared. This updated resource estimate incorporates the results from 48 drill holes (all core holes) totaling 7,215 meters drilled by Vista in 2011 and 2012 with sample preparation and assaying completed by ALS Chemex in Hermosillo, Mexico and Vancouver, Canada. These results are in addition to the results of drilling completed by Northern Crown Mines, which were used in the previous updates of the Guadalupe de los Reyes resource estimate. The technical report summarizing the results of the updated mineral resource estimate entitled “NI 43-101 Technical Report Resource of Guadalupe de los Reyes Gold Silver Project” with an effective date of November 5, 2012 and an issue date of November 29, 2012, is available on SEDAR at www.sedar.com and was furnished to the SEC on Form 8-K on December 11, 2012 and is available at www.sec.gov. Our Vice President of Technical Services, Mr. John Rozelle, who is a “qualified person” within the meaning of NI 43-101 has reviewed and approved the scientific and technical information under the heading “Prospectus Supplement Summary – Business of the Company – Guadalupe de los Reyes Gold Silver Project” contained in this prospectus supplement.

Los Cardones Gold Project

On February 7, 2012, we entered into the earn-in right agreement with Invecture Group, S.A. de C.V. (“Invecture Group”) with respect to our Los Cardones gold project in Baja California Sur, Mexico.

We hold the Los Cardones gold project through our wholly-owned, Mexican subsidiary, Desarrollos Zapal, S.A. de C.V. (“Desarrollos Zapal”). Under the terms of the earn-in right agreement, Invecture Group made a non-refundable payment of US$2.0 million in exchange for the right to earn a 60% interest (subsequently adjusted to 62.5%) in Desarrollos Zapal. The earn-in right will expire if not exercised by February 7, 2014, subject to extension in certain circumstances. The earn-in right agreement provides that during the earn-in period, Invecture Group will, at its sole expense, manage and operate the Los Cardones gold project and will undertake all commercially reasonable efforts to obtain the CUSF and the Authorization of Environmental Impact which are required to develop the Los Cardones gold project.

The earn-in agreement provides that the exercise of the earn-in right by Invecture is conditional upon, among other things: (i) receipt of the CUSF and the Authorization of Environmental Impact; (ii) the completion of a feasibility study on the Los Cardones gold project, which updates the existing feasibility study with respect to costs; (iii) Invecture Group funding the Los Cardones gold project during the earn-in period; and (iv) Invecture Group making an additional payment of US$20.0 million to Desarrollos Zapal, which amount will be used to repay intercompany loans owed by Desarrollos Zapal to Vista.

During the earn-in period and subject to the terms of the earn-in right agreement, we will hold 37.5% of the Desarrollos Zapal shareholder voting rights. The remaining 62.5% of the Desarrollos Zapal shareholder voting rights will be held in a trust that will be instructed by our representatives and Invecture Group’s representatives. Upon Invecture Group’s exercise of the earn-in right, we will continue to hold a 37.5% interest (subsequently adjusted to 37.5%) in Desarrollos Zapal and the Los Cardones gold project.

As part of the earn-in right agreement, we granted Invecture Group the option to cause Desarrollos Zapal to acquire certain mill equipment, which we had acquired for the Los Cardones gold project in 2008, for US$16.0 million plus certain storage, insurance and transportation costs and any applicable taxes. In November

2012, Invecture Group notified us that they would not be exercising the option to purchase the mill equipment. We are considering alternative markets for the disposal of the mill equipment. There can be no assurance that we will realize the same net proceeds as contemplated in the option granted to Invecture Group or any at all.

Midas Gold Corp. Shares

On April 6, 2011, we completed a combination with Midas Gold, Inc. As part of the combination, each of Midas Gold, Inc. and Vista Gold U.S. Inc., our wholly-owned subsidiary, contributed their respective interests in gold assets in the Yellow Pine-Stibnite District in Idaho to Midas Gold Corp. In exchange for the contribution of its equity interests in Idaho Gold Holding Company, Vista Gold U.S. Inc. was issued 30,402,615 common shares in the capital of Midas Gold Corp. Concurrently with the combination, Midas Gold Corp. completed a private placement of 6,129,800 common shares. We purchased 1,400,000 shares of Midas Gold Corp. through the private placement for an aggregate purchase price of Cdn$3,500,000. Vista and Vista Gold U.S. Inc. together hold 31,802,615 shares of Midas Gold Corp. representing as of the date of this prospectus supplement approximately 27.8% of the issued and outstanding common shares of Midas Gold Corp. Our shares of Midas Gold Corp. are currently subject to certain contractual restrictions on transfer which expire on July 14, 2013.

Recent Developments

Los Cardones Gold Project – Earn-in Right Agreement

On February 7, 2012, we entered into an earn-in right agreement with Invecture Group with respect to the Los Cardones gold project in Baja California Sur, Mexico. Pursuant to the terms of the earn-in right agreement, Invecture Group has a right, exercisable by February 7, 2014 (subject to extension), to earn a 60% interest (subsequently adjusted to 62.5%) in the Los Cardones gold project. See “Prospectus Supplement Summary – Business of the Company – Los Cardones Gold Project” above.

Mt. Todd Feasibility Study Update, Scope Revision and Development Strategy

On September 4, 2012, we announced an updated mineral resource estimate from our ongoing resource conversion drilling program at the Mt. Todd gold project. The drilling program is completed and new assay results are expected to be announced in 2013. The additional results are expected to be included in a further updated resource estimate that will be the basis for the definitive feasibility study, which we expect to release in early 2013 subject to the results of the pre-feasibility study we intend to complete in the first quarter of 2013. See “Mt. Todd Project Update” below.

On October 22, 2012, we announced that we had completed a comprehensive analysis focused on optimizing the development plans for the Mt. Todd gold project in Northern Territory, Australia. After a thorough review, we selected for evaluation a two-phased strategy to achieve our development goals and economic objectives. See “Prospectus Supplement Summary – Business of the Company – Mt. Todd Gold Project” above. Our Vice President of Exploration, Mr. Frank Fenne P.G., who is a “qualified person” within the meaning of NI 43-101 has reviewed the scientific and technical information relating to the Mt. Todd gold project contained in this prospectus supplement.

Appointment of Chief Financial Officer

On May 29, 2012, we announced that John F. Engele was appointed to serve as our Senior Vice President-Chief Financial Officer. In connection with Mr. Engele’s appointment, we also announced that concurrently with Mr. Engele’s appointment, Ms. Terri Eggert resigned as our Interim Chief Financial Officer.

$15,000,000 Unit Offering

On July 27, 2012, we completed the sale of 5,000,000 units for gross proceeds of $15,000,000. Each unit consists of one common share and one-half of one warrant. Each full warrant entitles the holder thereof to purchase one common share at a price of $3.60 until July 27, 2014. In connection with the private placement, we paid cash commissions in the aggregate of $500,000 and issued a total of 166,667 compensation warrants to finders that provided services in respect of subscriptions for 3,333,333 units. Each compensation warrant entitles the holder thereof to purchase one common share at a price of $3.18 until July 27, 2014.

Advisement of Warrant Exercise Price Expiration

On October 2, 2012, we advised holders of our publicly traded warrants issued pursuant to our October 2010 private placement that the second year exercise price of $4.00 per share for the warrants would expire at 4:30 p.m. (Vancouver time) on October 22, 2012. After such time, the exercise price automatically increased to $4.50 per share for the following one-year period.

Corporate Information

Vista Gold Corp. was originally incorporated on November 28, 1983 under the name “Granges Exploration Ltd.” In November 1983, Granges Exploration Ltd. acquired all the mining interests of Granges AB in Canada. On June 28, 1985, Granges Exploration Ltd. and Pecos Resources Ltd. amalgamated under the name “Granges Exploration Ltd.” and on June 9, 1989, Granges Exploration Ltd. changed its name to “Granges Inc.” On May 1, 1995, Granges Inc. and Hycroft Resources & Development Corporation were amalgamated under the name “Granges Inc.” Effective November 1, 1996, Granges Inc. and Da Capo Resources Ltd. amalgamated under the name “Vista Gold Corp.” Effective December 17, 1997, Vista Gold Corp. was continued from British Columbia to the Yukon Territory, Canada under the Business Corporations Act (Yukon Territory). The current addresses, telephone and facsimile numbers of the offices of the Company are:

Executive Office	Registered and Records Office
Suite 5 - 7961 Shaffer Parkway Littleton, Colorado, USA 80127 Telephone: (720) 981-1185 Facsimile: (720) 981-1186	200 - 204 Lambert Street Whitehorse, Yukon Territory, Canada Y1A 3T2 Telephone: (867) 667-7600 Facsimile: (867) 667-7885

The Offering

The following is a brief summary of certain terms of this offering and is not intended to be complete. It does not contain all of the information that will be important to a holder of Offered Shares and Warrants. For a more complete description of our Units, see the section entitled “Description of Securities Distributed” in this prospectus supplement.

Issuer:	Vista Gold Corp.

Offering:	3,637,000 Units

Each Unit consists of one Offered Share and one-half of one Warrant. Each whole Warrant will entitle the holder to purchase a Warrant Share at a price of $3.30 per Warrant Share at any time following the closing of the offering until 5:00 p.m. (Denver time) on the date that is 24 months after the closing of this offering. The Warrants shall be issued pursuant to a warrant indenture to be entered into between us and Computershare Trust Company of Canada, as warrant agent.

Amount:	$10,001,750

Price to the Public:	$2.75 per Unit

Over-Allotment Option:

We have granted to the Underwriters an Over-Allotment Option, exercisable in whole or in part at any time within 30 days from the filing of the final prospectus supplement, to purchase at the offering price up to 545,550 Additional Units (15% of the Units issued under the offering) to cover over-allotments, if any.

Common Shares Outstanding(1):	Prior to the offering: 77,380,948 common shares

After the offering: 81,017,948 common shares (2)

Underwriters Commission:	We have agreed to pay the Underwriters a commission equal to $0.165 for each Unit sold pursuant to this offering. See the section entitled “Underwriting” in this prospectus supplement.

Use of Proceeds:

The net proceeds from the sale of the Units in this offering are estimated to be approximately $8.9 million ($10.3 million if the Over-Allotment Option is exercised in full), based on an offering price of $ 2.75 per Unit and after deducting the underwriting commission and estimated offering expenses. We intend to use the net proceeds from this offering (i) to advance the Mt. Todd gold project in Australia, including: completing a bankable feasibility study, completing the environmental permitting process, undertaking continued exploration programs on Vista’s exploration tenements, recruiting and hiring key project personnel and continuing to fulfill our obligations as the managers of the Mt. Todd mine site, (ii) for corporate administration, (iii) to complete a preliminary economic assessment on our Guadalupe de los Reyes gold/silver project in Mexico and (iv) to use any remaining net proceeds of the offering, including the net proceeds from the exercise of Warrants, if any, and from the exercise of the

Over-Allotment Option, if any, for working capital requirements and/or for other general corporate purposes. See the section entitled “Use of Proceeds” on page S-22 in this prospectus supplement.

Risk Factors:

Investing in the Units involves risks that are described in the “Risk Factors” section beginning on page S-13 of this prospectus supplement and the “Risk Factors” section on page 7 of the accompanying base prospectus and, to the extent applicable, the “Risk Factors” sections of our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q as filed with the SEC and Canadian securities authorities.

Tax Considerations:

Purchasing our Offered Shares, Warrants and Warrant Shares may have tax consequences in the United States and Canada. This prospectus supplement and the accompanying base prospectus may not describe these consequences fully. Investors should read the tax discussion in this prospectus supplement and consult with their tax advisor. See the sections entitled “Material United States Federal Income Tax Considerations” and “Material Canadian Federal Income Tax Considerations” in this prospectus supplement.

Listing Symbol:	Our common shares are listed for trading on the NYSE MKT and the TSX, in each case under the symbol “VGZ.”

There is no market through which the Warrants may be sold and purchasers may not be able to resell the Warrants purchased under this prospectus supplement and the accompanying base prospectus.

Notes:

(1)

These figures do not include options outstanding to purchase up to 2,932,500 common shares at a weighted average exercise price of $2.84 per share (2,732,500 of which are exercisable as of the date hereof), 1,994,507 common shares underlying unvested restricted stock units with a weighted average grant date fair value of $3.50 per share, warrants outstanding to purchase up to 17,886,468 common shares at a weighted average exercise price of $4.36 per share and compensation options to purchase up to 225,000 common shares at a weighted average exercise price of Cdn$3.30 per share.

To the extent any such options or warrants are exercised, new options are issued under our equity incentive plans, or we otherwise issue additional common shares or securities exercisable for or convertible into common shares, there will be future dilution to new investors. As of the date of this prospectus supplement, there are 2,811,088 common shares available for issuance under our equity incentive plans.

(2)

Does not include up to 1,818,500 Warrant Shares issuable upon exercise of Warrants issued pursuant to this offering. Assuming the exercise of all the Warrants, the aggregate common shares outstanding would be 82,836,448. Also does not assume the exercise of the Over-Allotment Option. Assuming the exercise of the Over-Allotment Option in full for Additional Units, the aggregate common shares outstanding would be 81,563,498 and assuming the exercise of all the Warrants and Additional Warrants, would be 83,654,773.

RISK FACTORS

Investing in our Units involves a high degree of risk. Prospective investors should carefully consider the following risks, as well as the other information contained in this prospectus supplement, the accompanying base prospectus, any free writing prospectus and the documents incorporated by reference herein and therein before investing in our Units. If any of the following risks actually occurs, our business could be harmed. The risks and uncertainties described below are not the only ones faced by the Company. Additional risks and uncertainties, including those of which we are currently unaware or that are currently deemed immaterial, may also adversely affect our business, financial condition, cash flows, prospects and the price of our common shares.

The following is a short description of the risks and uncertainties which are more fully described under the section entitled “Risk Factors” beginning on page 7 in the accompanying base prospectus:

•

We cannot be certain that our acquisition, exploration and development activities will be commercially successful or that any transaction we enter into will maximize the realization of the market value of our assets.

•

We have no history of producing metals from our current mineral properties and limited recent experience with producing mines; there can be no assurance that we will successfully establish mining operations or profitably produce precious metals.

•	We have a history of losses and may incur losses in the future.

•	Feasibility study, prefeasibility study and preliminary assessment results are based on estimates that are subject to uncertainty.

•	The economic viability of a mineral deposit is based on many factors that are subject to uncertainty.

•

We require certain governmental authorizations and permits for our business, including our exploration activities, development plans and operating activities. We could incur substantial costs or disruptions to our business if we cannot obtain, renew or maintain the necessary authorizations and permits.

•	Potential development at the Mt. Todd gold project depends, in part, on obtaining a positive definitive feasibility study.

•	There may be delays in commencement of construction on the Mt. Todd gold project.

•	We require the authorization of the Ejido (communal landowners) for access to the surface land in the area of Guadalupe de los Reyes gold/silver project.

•	There may be delays in commencement of construction on the Los Cardones (formerly, Concordia) gold project.

•	Failure to secure permits for the Mt. Todd gold project could negatively impact our mineral reserves.

•	There may be delays in obtaining the CUSF or a failure in obtaining the CUSF for the Los Cordones gold project, which could negatively impact our mineral reserves.

•	Increased costs could affect our financial condition.

•	A shortage of equipment and supplies could adversely affect our ability to operate our business.

•	Joint ventures and other partnerships in relation to our properties may expose us to risks.

•	We rely on third parties to fulfill their obligations under agreements, which may not be successful, and non-managed projects may not comply with our standards or meet our objectives.

•	Acquisitions and integration issues may expose us to risks.

•	The issuance of additional common shares may negatively impact the trading price of our securities.

•	The price of our securities may fluctuate and may result in losses to investors.

•	We have never declared dividends.

•	We cannot be certain that the market price of securities held by us will be sustained or increased.

•	Our continuing historical reclamation obligations at the Mt. Todd gold project and our reclamation requirements on our other properties could require significant additional expenditures.

•	Historical production of gold at our Mt. Todd gold project may not be indicative of the potential for future development or revenue.

•	We cannot assure you that we will have an adequate supply of water to complete desired exploration or development of our mining properties.

•	We could be subject to environmental lawsuits.

•	We do not insure against all risks to which we may be subject in our planned operations.

•	If we fail to hire and retain our key personnel, it may have an adverse effect on our operations.

•	The price of gold is subject to fluctuations, which could adversely affect the realizable value of our assets and potential future results of operations and cash flows.

•	Mining exploration, development and operating activities are inherently hazardous.

•

Calculations of mineral reserves and of mineral resources are estimates only, subject to uncertainty due to various factors, including metal prices, inherent variability of the ore and recoverability of metal in the mining process.

•	Our exploration and development operations are subject to environmental regulations, which could result in us incurring additional costs and operational delays.

•	Regulations and pending legislation governing issues involving climate change could result in increased operating costs, which could have a material adverse effect on our business.

•

Our business is subject to evolving corporate governance and public disclosure regulations that have increased both our compliance costs and the risk of noncompliance, which could have an adverse effect on the price of our securities.

•	Our receipt of future payments in connection with our disposal of the Amayapampa gold project is subject to uncertainty.

•	We face intense competition in the mining industry.

•	We may be unable to raise additional capital on favorable terms, if at all.

•	Some of our directors may have conflicts of interest as a result of their involvement with other natural resource companies.

•	There may be challenges to the title in our mineral properties.

•	Our property interests in Mexico and Indonesia are subject to risks from political and economic instability in those countries.

•	Our financial position and results are subject to fluctuations in foreign currency values.

•	We are likely a “passive foreign investment company”, which will likely have adverse U.S. federal income tax consequences for U.S. shareholders.

•	It may be difficult to enforce judgments or bring actions outside the United States against us and certain of our directors.

Additional Risks Related to the Units

Liquidity of the Warrants.

There is no market through which the Warrants may be sold. It is not possible to predict the price at which the Warrants will trade in the secondary market or whether such market will be liquid or illiquid. To the extent Warrants are exercised, the number of Warrants outstanding will decrease, resulting in diminished liquidity for such remaining outstanding Warrants. A decrease in the liquidity of the Warrants may cause, in turn, an increase in the volatility associated with the price of the Warrants. To the extent that the Warrants become illiquid, an investor may have to exercise such Warrants to realise value.

The Company is likely a “passive foreign investment company”, which may have adverse U.S. federal income tax consequences for U.S. shareholders.

U.S. shareholders of the Offered Shares, Warrants and Warrant Shares should be aware that the Company believes it was classified as a passive foreign investment company (“PFIC”) during the taxable year ended December 31, 2011, and based on current business plans and financial projections, management believes there is a significant likelihood that the Company will be a PFIC during the current taxable year . If the Company is a PFIC for any year during a U.S. shareholder’s holding period, then such U.S. shareholder generally will be required to treat any gain realized upon a disposition of Offered Shares, Warrants and Warrant Shares, or any “excess distribution” received on their Offered Shares, Warrants and Warrant Shares, as ordinary income, and to pay an interest charge on a portion of such gain or distribution, unless the shareholder makes a timely and effective “qualified electing fund” election (“QEF Election”) or a “mark-to-market” election. A U.S. shareholder who makes a QEF Election generally must report on a current basis its share of the net capital gain and ordinary earnings for any year in which the Company is PFIC, whether or not the Company distributes any amounts to its shareholders. However, U.S. shareholders should be aware that there can be no assurance that the Company will satisfy the record keeping requirements that apply to a QEF Election, or that the Company will supply U.S. shareholders with information that such U.S. shareholders require to report under the QEF Election rules, in event that the Company is a PFIC and a U.S. shareholder wishes to make a QEF Election. Thus, U.S. shareholders may not be able to make a QEF Election. A U.S. shareholder who makes a mark-to-market election generally must include as ordinary income each year the excess of the fair market value of the Common Shares over the taxpayer’s basis therein. In addition, special PFIC rules may apply to Warrants and Warrant Shares acquired upon exercise of such Warrants, and certain of the elections described above may not be available with respect to Warrants and Warrant Shares. This paragraph is qualified in its entirety by the discussion below under heading “Material United States Federal Income Tax Considerations.” Each U.S. shareholder should consult his, her or its own tax advisor regarding the U.S. federal, U.S. state and local, and foreign tax consequences of the PFIC rules and the acquisition, ownership, and disposition of the Offered Shares, Warrants and Warrant Shares.

CAUTIONARY NOTE FOR U.S. INVESTORS REGARDING RESERVE AND  RESOURCE ESTIMATES

The terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” as used in this prospectus supplement, the accompanying base prospectus and the documents incorporated herein and therein by reference are Canadian mining terms as defined in accordance with Canadian National Instrument 43-101 —Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) — CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended. These definitions differ from the definitions in the SEC Industry Guide 7 under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”). Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

In addition, the terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all, or any part, of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in place tonnage and grade without reference to unit measures.

Accordingly, information contained in this prospectus supplement, the accompanying base prospectus, any free writing prospectus and the documents incorporated by reference herein and therein contain descriptions of our mineral deposits that may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

Further, the term “mineralized material” as used in this prospectus supplement, the accompanying base prospectus and any free writing prospectus although permissible under SEC Industry Guide 7, does not indicate “reserves” by SEC standards. We cannot be certain that any part of the mineralized material will ever be confirmed or converted into SEC Industry Guide 7 compliant “reserves”. Investors are cautioned not to assume that all or any part of the mineralized material will ever be confirmed or converted into reserves or that mineralized material can be economically or legally extracted.

PRESENTATION OF FINANCIAL INFORMATION AND EXCHANGE RATE DATA

The Company presents its consolidated financial statements in United States dollars. All references in this prospectus supplement to “dollars” and “$” are to United States dollars, all references to “Cdn$” are to Canadian dollars, and all references to “A$” are to Australian dollars, unless otherwise noted. Except as otherwise indicated, all financial statements and financial data contained in, or incorporated by reference into, this prospectus supplement, the accompanying base prospectus and any free writing prospectus filed by us have been prepared in accordance with United States generally accepted accounting principles.

The following table sets forth, for each period indicated, the exchange rates of the Canadian dollar to the U.S. dollar for the end of each period indicated and the high, low and average exchange rates for each of such periods (such rates, which are expressed in Canadian dollars are based on the noon buying rates for U.S. dollars reported by the Bank of Canada).

	Year Ended December 31
	2012(1)		2011		2010		2009
High	Cdn$	1.0418	Cdn.$	1.0604	Cdn$	1.0778	Cdn$	1.3000
Low	Cdn$	0.9710	Cdn.$	0.9449	Cdn$	0.9946	Cdn$	1.0292
Average	Cdn$	1.0000	Cdn$	0.9891	Cdn$	1.0299	Cdn$	1.1420
End of Period	Cdn$	0.9847	Cdn$	1.0170	Cdn$	0.9946	Cdn$	1.0466
(1)	Through December 13, 2012

On December 13, 2012, the noon buying rate reported by the Bank of Canada was $1.00 = Cdn$0.9847.

MT. TODD PROJECT UPDATE

Mt. Todd Gold Project, Northern Territory, Australia

Recent Developments

Water Treatment

We completed the installation of a water treatment plant in 2009. The treated water was initially to be stored in the existing tailings impoundment facility, but the above average rainfall experienced in the 2010-2011 wet season resulted in the suspension of water treatment as a result of the higher than normal level of water in the tailings impoundment facility. In 2011, we started pumping water from the tailings impoundment facility to the Batman Pit in preparation for treatment. Following extensive chemical and toxicological testwork, we received authorization from the NT Government to in situ treat the water stored in the Batman Pit. We expect to receive an amended discharge license allowing increased discharge in the near future.

Geology and Mineralization

The Mt. Todd gold project is situated within the southeastern portion of the Early Proterozoic Pine Creek Geosyncline. Meta-sediments, granitoids, basic intrusives, acid and intermediate volcanic rocks occur within this geological province.

Within the Mt. Todd region, the oldest outcropping rocks are assigned to the Burrell Creek Formation. These rocks consist primarily of interbedded greywackes, siltstones, and shales of turbidite affinity, which are interspersed with minor volcanics. The Burrell Creek Formation is overlain by interbedded greywackes, mudstones, tuffs, minor conglomerates, mafic to intermediate volcanics and banded ironstone of the Tollis Formation. The Burrell Creek Formation and Tollis Formation comprise the Finniss River Group.

The Finniss River Group strata have been folded about northerly trending F1 fold axes. The folds are closed to open style and have moderately westerly dipping axial planes with some sections being overturned. A later north-south compression event resulted in east-west trending open style upright D2 folds. The Finniss River Group has been regionally metamorphosed to lower green schist facies.

Late and Post Orogenic granitoids intrusion of the Cullen Batholith occurred from 1789 Ma to 1730 Ma, and brought about local contact metamorphism to hornblende hornfels facies.

The Batman deposit geology consists of a sequence of hornfelsed interbedded greywackes and shales with minor thin beds of felsic tuff. Bedding consistently strikes at 325 degrees, dipping 40 degrees to 60 degrees to the southwest. Northerly trending sheeted quartz sulfide veins and joints striking at 0 degrees to 20 degrees and dipping 60 degrees to the east are the major controls for mineralization in the Batman deposit. The veins are 1 to 100 millimeters in thickness with an average thickness of around 8 to 10 millimeters and occur in sheets with up to 20 veins per horizontal meter. These sheeted veins are the main source of gold mineralization in the Batman deposit. In general, the Batman deposit extends 2,200 meters in length by 365 to 450 meters in true width and has been drill tested to a depth of 800 meters down-dip (the deposit is open along strike and at depth).

The mineralization within the Batman Deposit is directly related to the intensity of the north-south trending quartz sulfide veining. The lithological units impact on the orientation and intensity of mineralization. Sulfide minerals associated with the gold mineralization are pyrite, pyrrhotite and lesser amounts of chalcopyrite, bismuthinite and arsenopyrite. Galena and sphalerite are also present, but appear to be post-gold mineralization, and are related to calcite veining in the bedding plains and the east-west trending faults and joints.

Two main styles of mineralization have been identified in the Batman Deposit. These are the north-south trending vein mineralization and bedding parallel mineralization.

2011/2012 Resource Conversion Drilling Program

As part of the ongoing Mt. Todd feasibility study process, we generated a final pit design based on estimated measured and indicated mineral resources. Subsequently, we determined the limits of an economic pit using estimated measured, indicated and inferred mineral resources. This economic pit design and the location of inferred mineral resources relative to the feasibility study pit design led us to commence a drilling program in November 2011 designed to convert estimated inferred mineral resources to estimated measured or indicated mineral resources in areas that could expand the feasibility study pit shape. The program was completed in late November, 2012. Thirty-three diamond core holes totaling 21,053.9 meters were completed within the program. Drill hole locations are shown on the following map.

The core was logged, photographed and sampled by employees or contractors under the direction of Vista’s Vice President of Exploration, Mr. Frank Fenne P.G., who is a “qualified person” within the meaning of NI 43-101.

Facilities for the core processing included an enclosed logging shed and a covered cutting and storage area that was fenced in. Both of these facilities were considered to be limited access areas and kept secured when work was not in progress.

The diamond drill core was boxed and stacked at the rig by the drill crews. Core was then picked up daily by members of the core cutting crew and transported directly into the logging shed.

Processing of the core included photographing, geotechnical and geologic logging, and marking the core for sampling. The core was laid out for the following procedures:

•	sample intervals were marked out on the core by a member of the geologic staff. Sample intervals were a nominal 1.0 meter;

•	geotechnical logging was done in accordance with procedures from SRK;

•	geologic logging was then done by a member of the geologic staff. Assay intervals were selected at this time and a cut line marked on the core. The standard sample interval was one meter;

•	sample numbers were then assigned and sample tickets prepared. Duplicate sample tickets were placed in the core tray at the appropriate locations; and

•	each core tray was photographed and restacked on pallets pending sample cutting.

The core was then cut using diamond saws with each interval placed in marked plastic bags. At this time, the standards and blanks were also placed in plastic bags for inclusion in the shipment. All of these samples were kept in the secure area until crated for shipping.

Samples were prepared and assayed by North Australia Laboratories, Pine Creek, Australia. Second lab check assays were completed by Northern Territory Environmental Laboratories (Intertek Group) in Darwin, Australia. Gold grades are based on a 50 gram fire assay method.

Updated Resource September, 2012

We announced the results of an updated mineral resource estimate for the Batman deposit on September 6, 2011, and the NI 43-101 technical report was issued on October 4, 2012. The resource update incorporates the first 18 cores completed in the 2011/2012 resource conversion drilling program. The technical report summarizing the results of the updated mineral resource estimate entitled “NI 43-101 Technical Report Resource Update Mt. Todd Gold Project Northern Territory, Australia” with an effective date of September 4, 2012 and an issue date of October 4, 2012, is available on SEDAR at www.sedar.com and was furnished to the SEC on Form 8-K on December 11, 2012 and is available at www.sec.gov.

The updated mineral resource estimate for the Batman deposit, as of August 31, 2012, is presented in the table below. The mineral resource estimate is reported at a cutoff grade of 0.40 grams of gold per tonne (0.015 ounces gold per ton), the same cut-off grade as the Company’s previous estimates. The estimate was prepared using GEMCOM software and used whole block kriging to estimate block values.

August 2012 Mt. Todd Resource Estimate – Batman Deposit

Resource Classification	Metric Tonnes (x 1000)	Average Grade (grams/tonne)	Contained Gold Ounces (x 1000)
Measured	75,101	0.88	2,127
Indicated	186,299	0.81	4,879
Measured & Indicated	261,400	0.83	7,007
Inferred	88,774	0.73	2,093

The updated mineral resource estimate was completed on August 31, 2012 by TetraTech MM, Inc. of Golden, Colorado, pursuant to NI 43-101. This updated gold resource estimate was completed by or under the supervision of Dr. Rex Bryan, SME Registered Member, an independent Qualified Person (as defined in NI 43-101), utilizing standard industry software and resource estimation methodology. Previous technical reports contain extensive geologic and technical information related to the deposit for which the estimate is prepared. This updated resource estimate incorporates the results of 12,820 new assay intervals from 18 drill holes (all core holes) totaling 13,036 meters drilled by Vista in 2011 and 2012 with sample preparation and assaying completed by North Australia Laboratories. These results are in addition to the results of drilling and assaying completed by BHP Resources Pty Ltd., Zapopan NL, Pegasus Gold Australia Pty Ltd. and Vista, which were used in the previous updates of the Mt. Todd mineral resource estimate.

Development Drilling Program –Results Subsequent to the Resource Update

Subsequent to the mineral resource update, we reported the following assay results from three additional drill holes from our 2011/2012 conversion drilling program at Mt. Todd.

Hole ID	Assay Interval (From-To)	Thickness (meters)	Approx. True Thickness (meters)	Gold Grade (gram/tonne)
VB12-015	130.7 – 142.0	11.3	9.9	0.64
	175.0 – 186.0	11.0	9.6	0.52
	284.0 – 296.1	12.1	10.6	0.49
	403.1 – 411.0	7.9	6.9	0.77
	435.0 – 453.1	18.1	15.8	1.01
	466.0 – 475.0	9.0	7.9	0.88
	485.0 – 494.0	9.0	7.9	1.55
	499.0 – 568.2	69.2	60.6	0.64
	573.1 - 579.0	5.9	5.2	0.70
	586.9 – 735.4	148.5	129.9	1.32
VB12-016	342.0 – 359.0	17.0	13.9	0.72
	366.0 – 374.0	8.0	6.6	2.45
	405.0 – 418.1	13.1	10.7	0.68
	446.9 – 460.2	13.3	10.9	0.86
	513.1 – 558.0	44.9	36.8	0.63
	563.0 – 692.0	129.0	105.8	1.49
VB12-017	185.0 – 235.0	50.0	40.0	0.54
	239.9 – 272.0	32.1	25.7	0.73
	280.0 – 291.0	11.0	8.8	0.61
	379.0 – 400.0	21.0	16.8	0.54
	407.2 – 416.0	8.8	7.0	1.06
	448.0 – 481.1	33.1	26.5	1.54
including	450.0 – 457.0	7.0	5.6	5.22
	493.9 – 519.0	25.1	20.1	1.85

Assay results from the remaining drill holes are scheduled for completion in early January, 2013.

Project Development Update as of October 22, 2012

We announced that we have completed a comprehensive analysis focused on optimizing the development plans for the Mt. Todd gold project in Northern Territory, Australia. After a thorough review, management has selected for evaluation a two-phased strategy to achieve its development goals and economic objectives.

Stage 1 contemplates the construction of a 30,000 tpd project using a higher cut-off grade (0.5 g Au/tonne vs. 0.4 g Au/tonne used in all prior Vista analysis), with lower grade material to be stockpiled.

Stage 2 would involve an expansion to 45,000 tpd after payback of initial capital and contemplates a reduction in the cut-off grade to 0.4 g Au/tonne and the processing of stockpiled material from Stage 1.

This two-phased strategy enables us to minimize initial capital costs and further increase the average grade of material to the mill in the early years of the project to achieve the shortest possible payback period. It also provides the opportunity to achieve a 50% increase in project scale with modest additional capital expenditures to allow us to take advantage of Mt. Todd’s large and growing resource base.

Additionally, we intend to complete a preliminary feasibility study in the first quarter of 2013 that evaluates this development strategy. We expect to complete a feasibility study for the project in the second quarter of next year, subject to the results of the preliminary feasibility study.

The January 2011 Mt. Todd preliminary feasibility study contemplated a 30,000 tpd project. As explained above, the continued success from our 2011/2012 resource conversion drilling program led management to consider increasing the size of the process facilities ranging from 40,000 – 50,000 tpd to balance the significant increase in resources with an economically attractive project. Recent analysis of the resource model has led management to conclude that a 0.5 g Au/t cut-off grade combined with a smaller, scalable plant has the potential to result in better project economics. The larger throughput rate will require additional capital expenditures at the time the decision is made.

The same consultants engaged in the evaluation of development options are currently working on the preliminary feasibility study and if the results of the preliminary feasibility study warrant. Consultants will thereafter work on completing a feasibility study on the Mt. Todd gold project.

Exploration Activity

The focus of the geology staff in 2012 has been on the development drilling and exploration on the Exploration Licenses has been limited to meeting commitments to maintain the licenses in good standing.

Update Drilling on Snowdrop

In late November 2012, a single diamond drill hole was completed on the target before the onset of the wet season. SD12-01 was drilled at an angle across the target zone to a depth of 219.1m. The hole intersected zones of intensely silicified greywackes and shales with minor sheeted quartz veins. The alteration and veining is remarkably similar to that observed at the Batman Deposit in the vicinity of the core zone. The greywacke units are coarser grained than at Batman, but the frequency of lithological changes and alteration types are all very similar. Sulfides are present within the quartz veining and as disseminated blebs within intensely silicified siltstones. Common sulfide minerals include pyrite, pyrrhotite, chalcopyrite, and arsenopyrite with traces of galena, sphalerite and bornite. Veining has a steep dip to the east, similar to Batman, but appears richer in base metals. Disseminated sulphides are also more abundant, while the vein density is not as intense as Batman. Assays are pending.

USE OF PROCEEDS

The net proceeds from the sale of the Units in this offering are estimated to be approximately $8.9 million, based on an offering price of $2.75 per Unit and after deducting the underwriting commission and estimated offering expenses of $518,000 ($10.3 million if the Over-Allotment Option is exercised in full) .

We intend to allocate the net proceeds from the offering as follows:

(i)

approximately $7.0 million to advance the Mt. Todd gold project in Australia, including: completing a bankable feasibility study, completing the environmental permitting process, undertaking continued exploration programs on Vista’s exploration tenements, recruiting and hiring key project personnel and continuing to fulfill our obligations as the managers of the Mt. Todd mine site;

(ii)	approximately $1.7 million for corporate administration;

(iii)	approximately $0.2 million to complete a preliminary economic assessment on our Guadalupe de los Reyes gold/silver project in Mexico; and

(iv)

to use any remaining net proceeds of the offering, including the net proceeds from the exercise of the Warrants, if any, and the exercise of the Over-Allotment Option, if any, for working capital requirements and/or for other general corporate purposes.

The actual amount that we spend in connection with each of the intended uses of proceeds may vary from the amounts specified above, and will depend on a number of factors, including those described in the “Risk Factors” section beginning on page S-13 of this prospectus supplement, the “Risk Factors” section on page 7 of the accompanying base prospectus and the “Risk Factors” section in our Annual Report on Form 10-K as filed with the SEC and the Canadian securities authorities.

Until such time as the net proceeds of the offering are used as described above, we intend to invest the net proceeds primarily in short-term Federal Deposit Insurance Corporation insured certificates of deposit or other substantially similar secure deposits. Interest earned will be retained by us and used in the same manner as net proceeds from the sale of the Units.

As we advance our business plan, we may, from time to time, issue additional common shares or other securities by filing one or more additional prospectus supplements to the accompanying base prospectus and through other offerings of securities.

Depending on opportunities, economic conditions and the results of the activities described above we may use a portion of the use of proceeds allocated above to invest in property acquisitions or complete other corporate activities designed to achieve our corporate goal of becoming a mid-tier gold producer. Estimated costs and the scope of activities cannot be determined at this time.

CONSOLIDATED CAPITALIZATION

Since September 30, 2012, there have been no changes to our share capital, on a consolidated basis, except 25,000 common shares were issued upon exercise of stock options and 26,087 common shares were issued upon exercise of warrants.

The following table sets forth our cash and cash equivalents and consolidated capitalization as at December 31, 2011 and September 30, 2012 on an actual basis and as adjusted to give effect to the distribution of the Units offered hereunder after deducting the Underwriters’ commission and the estimated expenses of the offering payable by us (assuming no exercise of the Over-Allotment Option) and the application of the net proceeds from this offering as described under the section entitled “Use of Proceeds.”

The table should be read in conjunction with our audited annual consolidated financial statements for the year ended December 31, 2011, our unaudited consolidated financial statements as at and for the nine months ended September 30, 2012, including the notes thereto, and the management’s discussion and analysis thereof, incorporated in each case by reference in this prospectus supplement and the accompanying base prospectus.

	As at December 31, 2011(1)	As at September 30, 2012(2)	As at September 30, 2012 after giving effect to the issuance of the Units(2) (3)
	(in thousands, except for share amounts)

Cash, cash equivalents	$17,873	$14,852	$23,736

Outstanding share capital (unlimited authorized)	$380,119 (71,503,883 common shares)	$393,686 (77,329,861 common shares)	$400,967 (80,966,861 common shares)

Accumulated deficit during exploration stage	$(263,741)	$(293,200)	$(293,200)

Total shareholder’s equity	$141,223	$130,994	$139,878

Notes:

(1)

These figures do not include options outstanding to purchase up to 3,195,000 common shares at a weighted average exercise price of $3.27 per share (2,597,500 of which were exercisable as of December 31, 2011), 960,000 common shares underlying unvested restricted stock units with a weighted average grant date fair value of $3.84 per share, warrants outstanding to purchase up to 15,850,238 common shares at a weighted average exercise price of $3.45 per share and compensation options to purchase up to 450,000 common shares at a weighted average exercise price of Cdn$3.30 per share.

(2)

These figures do not include options outstanding to purchase up to 3,092,500 common shares at a weighted average exercise price of $3.04 per share (2,792,500 of which are exercisable as of September 30, 2012), 1,994,507 common shares underlying unvested restricted stock units with a weighted average grant date fair value of $3.50 per share, warrants outstanding to purchase up to 17,923,426 common shares at a weighted average exercise price of $4.35 per share and compensation options to purchase up to 225,000 common shares at a weighted average exercise price of Cdn$3.30 per share.

(3)

Prior to the exercise of the Over-Allotment Option. If the Over-Allotment Option is exercised in full, cash and cash equivalents, outstanding share capital, accumulated deficit during the exploration stage and total shareholder’s equity would be $25,146, $402,137, $(293,200) and $141,288, respectively. Also, prior to the exercise of the Warrants and any additional Warrants underlying the Over-Allotment Option. If the Warrants and any additional Warrants (assuming the Over-Allotment Option is exercised in full) are exercised in full, cash and cash equivalents, outstanding share capital, accumulated deficit during the exploration stage and total shareholder’s equity would be $32,047, $410,881, $(293,200) and $148,189, respectively

SELECTED FINANCIAL DATA

The selected financial data in the table below have been selected in part, from our consolidated financial statements, which have been prepared in accordance with United States generally accepted accounting principles. The selected financial data is not intended to replace the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 or in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, which are incorporated by reference herein.

	SELECTED FINANCIAL DATA
	Year Ended December 31
	September 30, 2012	2011	2010	2009	2008	2007
	(unaudited)
		(U.S. dollars in thousands, except per share data)
OPERATING DATA
Net income/(loss)	(29,459)	51,546	(20,020)	(5,952)	(15,320)	(15,067)
Basic income/(loss) per share	(0.40)	0.75	(0.42)	(0.16)	(0.45)	(0.47)
Diluted income/(loss) per share	(0.40)	0.74	(0.42)	(0.16)	(0.45)	(0.47)

BALANCE SHEET DATA
Working Capital	122,343	16,947	17,995	29,381	21,209	27,254
Total Assets	162,742	180,603	82,972	66,453	55,332	37,883
Long-term debt and non-current liabilities	29,880	36,157	--	28,895	28,719	--
Shareholders’ equity	130,994	141,223	58,342	36,632	25,810	37,189

DIVIDEND POLICY

We have never declared or paid any dividends on our common shares. Our current intention is to retain our earnings, if any, to finance the growth and development of our business and we do not expect to pay dividends or to make any other distributions in the near future. Our board of directors will review this policy from time to time having regard to our financing requirements, financial condition and other factors considered to be relevant.

DESCRIPTION OF THE SECURITIES DISTRIBUTED

Offered Shares and Warrant Shares

The Offered Shares and the Warrant Shares will have all of the characteristics, rights and restrictions of our common shares. We are authorized to issue an unlimited number of common shares, without par value, of which 77,380,948 are issued and outstanding as at the date of this prospectus supplement. There are 15,219,802 warrants to acquire 15,219,802 common shares, which expire on October 22, 2015 (subject to an acceleration event) and which are listed on the TSX. This includes 553,063 broker warrants outstanding to purchase 553,063 common shares. The listed warrants were issued on December 15, 2010 and each listed warrant can be exercised to acquire one common share at a purchase price of $3.50 during the first year, $4.00 during the second year, $4.50 during the third year and $5.00 until the expiry of the listed warrant. There are 225,000 compensation options to acquire 225,000 common shares at a price of Cdn$3.30 per share, which expire April 20, 2013. The compensation options were issued to the underwriters in our public offering of 9,000,000 common shares in April 2011. There are 2,499,999 warrants to acquire 2,499,999 of our common shares, which expire July 27, 2014. The warrants were issued on July 27, 2012, pursuant our private placement of 5,000,000 units. Each full warrant can be exercised to acquire one common share at a purchase price of $3.60 per common share until the expiry of the warrant. There are 166,667 compensation warrants to acquire 166,667 of our common shares, which expire July 27, 2014. The compensation warrants were issued as compensation to certain finders for services rendered to us in connection with our July 27, 2012 private placement. Each compensation warrant can be exercised to acquire one common share at a purchase price of $3.18 per common share until the expiry of the compensation warrant. There are options outstanding to purchase up to 2,932,500 common shares at prices ranging from $1.77 to $5.04. We have granted 1,994,507 restricted stock units. Upon the vesting conditions being met a holder of restricted stock units is entitled to receive one common share for each restricted stock unit held. Holders of common shares are entitled to one vote per common share at all meetings of shareholders, to receive dividends as and when declared by our directors and to receive a pro rata share of our assets available for distribution to the shareholders in the event of the liquidation, dissolution or winding-up of the Company. There are no pre-emptive, conversion or redemption rights attached to the common shares.

Warrants

The Warrants will be created and issued pursuant to, and governed by, the terms of the warrant indenture (the “Warrant Indenture”) between us and Computershare Trust Company of Canada (the “Warrant Agent”), to be entered into and dated as of the Closing Date. The following summary of certain provisions of the Warrant Indenture does not purport to be complete and is subject in its entirety to the detailed provisions of the Warrant Indenture. Reference is made to the Warrant Indenture for the full text of the attributes of the Warrants, which we will file on SEDAR under our profile at www.sedar.com and with the SEC on a Form 8-K following the closing of this offering. We have appointed the principal transfer offices of the Warrant Agent in Vancouver, British Columbia as the location at which Warrants may be surrendered for exercise or transfer.

The Offered Shares and the Warrants comprising the Units will separate immediately upon the closing of this offering. Each whole Warrant will entitle the holder to purchase one Warrant Share at a price of $3.30. The exercise price and the number of Warrant Shares issuable upon exercise are both subject to adjustment in certain circumstances as more fully described below. The Warrants will be exercisable at any time prior to 5:00 p.m. (Denver time) on that date which is 24 months after the closing of this offering, after which time the Warrants will expire and become null and void. The exercise price for the Warrants is payable in United States dollars. The Warrant Indenture provides that, subject to compliance with applicable securities legislation and approval of applicable regulatory authorities, we will be entitled to purchase in the market, by private contract or otherwise, all or any of the Warrants then outstanding, and any Warrants so purchased will be cancelled.

The Warrant Indenture will provide for adjustment in the number of Warrant Shares issuable upon the exercise of the Warrants and/or the exercise price per Warrant Share upon the occurrence of certain events, including: (i) the issuance of our common shares or securities exchangeable for or convertible into our common shares to all or substantially all of the holders of our common shares as a stock dividend or other distribution (other than a distribution of our common shares upon the exercise of Warrants); (ii) the subdivision, redivision or change of our common shares into a greater number of shares; (iii) the reduction, combination or consolidation of our common shares into a lesser number of shares; (iv) the issuance to all or substantially all of the holders of our common shares of rights, options or warrants under which such holders are entitled, during a period expiring not more than 45 days after the record date for such issuance, to subscribe for or purchase our common shares, or securities exchangeable for or convertible into our common shares, at a price per share to the holder (or at an exchange or conversion price per share) of less than 95% of the current market price, as defined in the Warrant Indenture, for our common shares on such record date; and (v) the issuance or distribution to all or substantially all of the holders of the common shares or shares of any class other than our common shares, rights, options or warrants to acquire our common shares or securities exchangeable or convertible into our common shares, of evidences of indebtedness, or any property or other assets.

The Warrant Indenture will also provide for adjustment in the class and/or number of securities issuable upon the exercise of the Warrants and/or exercise price in the event of the following additional events: (1) reclassifications of our common shares or a capital reorganization of the Company (other than as described in clauses (i) to (iii) above; (2) consolidations, amalgamations, arrangements or mergers of the Company with or into another entity; or (3) the transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or other entity.

No adjustment in the exercise price or the number of Warrant Shares purchasable upon the exercise of the Warrants will be required to be made unless the cumulative effect of such adjustment or adjustments would change the exercise price by at least 1% or the number of Warrant Shares purchasable upon exercise by at least one one-hundredth of a Warrant Share. Furthermore, no adjustment will be made in the right to acquire our common shares attached to the Warrants if an issue of our common shares is being made in connection with a share incentive plan for the benefit of directors, officers, employees, consultants or our other service providers, or the satisfaction of existing instruments issued as of the date of the Warrant Indenture.

We will also covenant in the Warrant Indenture that, during the period in which the Warrants are exercisable, we will give notice to holders of Warrants of certain stated events, including events that would result in an adjustment to the exercise price for the Warrants or the number of Warrant Shares issuable upon exercise of the Warrants, at least 14 days prior to the record date or effective date, as the case may be, of such event.

No fractional Warrant Shares will be issued or otherwise provided pursuant to the Warrant Indenture. The Warrants may only be exercised in a sufficient number to acquire whole numbers of our common shares and no cash or other consideration will be paid in lieu of fractional shares. Holders of Warrants will not have any voting or pre-emptive rights, redemption or any other rights which holders of our common shares have.

The Warrant Indenture also provides that we will use our reasonable best efforts to maintain the registration statement or another registration statement relating to the Warrant Shares effective until the earlier of the expiration date of the Warrants and the date on which no Warrants remain outstanding (provided, however, that nothing shall prevent our amalgamation, arrangement, merger or sale, including any take-over bid, and any associated delisting or deregistration or ceasing to be a reporting issuer, provided that, so long as the Warrants are still outstanding and represent a right to acquire securities of the acquiring company, the acquiring company shall assume our obligations under the Warrant Indenture). If no such registration statement is effective, no person holding Warrants will be permitted to exercise Warrants, unless an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available. During any such period, any person holding Warrants may give notice of his/her desire to exercise the Warrants, at which time we will permit the cashless exercise of the Warrants and issue such number of Warrant Shares calculated pursuant to the provisions of the Warrant Indenture, provided that such Warrant Shares shall not be subject to any transfer restrictions in the United States or Canada. If no such registration statement is effective, we will notify the Warrant Agent in accordance with the provisions of the Warrant Indenture.

From time to time we, along with the Warrant Agent, without the consent of the holders of Warrants, may amend or supplement the Warrant Indenture for certain purposes, including curing defects or inconsistencies or making any change that does not adversely affect the rights of any holder of Warrants. Any amendment, modification, arrangement or supplement to the Warrant Indenture that adversely affects the interests of the holders of the Warrants may only be made by “extraordinary resolution”, which is defined in the Warrant Indenture as a resolution either: (1) passed at a meeting of the holders of Warrants at which there are holders of Warrants present in person or represented by proxy holding at least 20% of the aggregate number of common shares that could be acquired and passed by the affirmative vote of holders of Warrants representing not less than 66 2/3% of the aggregate number of our common shares that could be acquired at the meeting and voted on the poll upon such resolution; or (2) adopted by an instrument in writing signed by the holders of Warrants representing not less than 66 2/3% of the aggregate number of our common shares that could be acquired.

MARKET FOR COMMON SHARES

Our common shares are listed on the NYSE MKT and the TSX in each case under the symbol “VGZ”. The majority of the trading of our common shares takes place on the NYSE MKT. The following table sets out the reported high and low sale prices and volume of sales traded by month for the periods indicated in the United States on the NYSE MKT, and in Canada on the TSX.

NYSE MKT ($)
Month	High	Low	Volume
2011

December	$3.82	$2.77	13,117,800

2012

January	$3.96	$3.12	8,281,500

February	$4.00	$3.31	9,678,200

March	$3.64	$2.94	10,459,100

April	$3.26	$2.62	7,329,800

May	$3.20	$2.28	8,493,600

June	$3.32	$2.80	11,202,700

July	$3.21	$2.80	4,892,700

August	$3.27	$2.92	7,722,900

September	$4.09	$3.07	16,417,000

October	$3.75	$3.25	5,210,100

November	$3.41	$2.85	6,049,200

December 1 - 13	$3.06	$2.85	2,943,640

On December 13, 2012, the closing price of our common shares on the NYSE MKT was $2.94 per common share.

TSX (Cdn$)
Month	High	Low	Volume
2011

December	Cdn$3.87	Cdn$2.83	1,382,600

2012

January	Cdn$3.96	Cdn$3.16	795,400

February	Cdn$3.99	Cdn$3.32	1,225,800

March	Cdn$3.58	Cdn$2.92	680,700

April	Cdn$3.23	Cdn$2.62	395,800

May	Cdn$3.20	Cdn$2.32	406,100

June	Cdn$3.38	Cdn$2.91	854,500

July	Cdn$3.20	Cdn$2.85	227,500

August	Cdn$3.25	Cdn$2.81	374,200

September	Cdn$3.99	Cdn$3.05	792,600

October	Cdn$3.68	Cdn$3.20	663,100

November	Cdn$3.40	Cdn$2.85	424,600

December 1 - 13	Cdn$3.00	Cdn$2.84	57,111

On December 13, 2012, the closing price of the common shares on the TSX was Cdn$2.88 per common share.

PRIOR SALES

The following table sets forth, for the 12-month period prior to the date of this prospectus supplement, details of the price at which securities have been issued by us, the number and type of securities issued and the date on which such securities were issued:

Date of Issue	Type of Securities	No. of Securities	Issue or Exercise Price per Security	Description of Transaction

January 1, 2012	Restricted Stock Units	242,168	N/A	Restricted Stock Units were granted to Vista’s Board of Directors
March 13, 2012	Common Shares	225,000	$3.24	Compensation options exercised for common shares
April 18, 2012	Common Shares	478,261	$2.30	Compensation warrants exercised for common shares
July 26, 2012	Common Shares	5,000,000	$3.00	July 2012 private placement
July 26, 2012	Warrants	2,499,999	$3.60	July 2012 private placement
July 26, 2012	Compensation Warrants	166,667	$3.18	July 2012 private placement
August 10, 2012	Common Shares	115,217	$2.30	Compensation warrants exercised for common shares
August 13, 2012	Stock Options	300,000	$3.14	Stock options issued to certain Vista employees
September 5, 2012	Restricted Stock Units	792,339	N/A	Restricted Stock Units were granted to certain Vista employees
September 5, 2012	Stock Options	100,000	$3.23	Stock options issued to certain third party consultants
September 13, 2012	Common Shares	4,500	$2.88	Stock options exercised
September 19, 2012	Common Shares	3,000	$2.88	Stock options exercised
October 3, 2012	Common Shares	25,000	$2.90	Stock options exercised
October 19, 2012	Common Shares	26,087	$2.30	Warrants exercised for common shares

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership and disposition of Units acquired pursuant to this prospectus supplement and the accompanying base prospectus, the acquisition, ownership, and disposition of Offered Shares acquired as part of the Units, the exercise, disposition, and lapse of Warrants acquired as part of the Units, and the acquisition, ownership, and disposition of Warrant Shares received upon exercise of the Warrants.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the acquisition of Units pursuant to this prospectus supplement and the accompanying base prospectus. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences relating to the acquisition, ownership and disposition of Units, Offered Shares, Warrants, and Warrant Shares.

No ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the US. federal income tax considerations applicable to U.S. Holders as discussed in this summary. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, U.S. court decisions and the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”), that are in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive basis or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Units, Offered Shares, Warrants or Warrant Shares acquired pursuant to this document that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

Non-U.S. Holders

For purposes of this summary, a “non-U.S. Holder” is a beneficial owner of Units, Offered Shares, Warrants or Warrant Shares that is not a U.S. Holder. This summary does not address the U.S. federal income tax consequences to non-U.S. Holders arising from and relating to the acquisition, ownership, and disposition of Units, Offered Shares, Warrants and Warrant Shares. Accordingly, a non-U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences (including the potential application of and operation of any income tax treaties) relating to the acquisition, ownership, and disposition of Units, Offered Shares, Warrants and Warrant Shares.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including the following U.S. Holders: (a) U.S. Holders that are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) U.S. Holders that are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) U.S. Holders that are dealers in securities or currencies or U.S. Holders that are traders in securities that elect to apply a mark-to-market accounting method; (d) U.S. Holders that have a “functional currency” other than the U.S. dollar; (e) U.S. Holders that own Units, Offered Shares, Warrants or Warrant Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) U.S. Holders that acquired Units, Offered Shares, Warrants or Warrant Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) U.S. Holders that hold Units, Offered Shares, Warrants or Warrant Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) partnerships and other pass-through entities (and investors in such partnerships and entities); or (i) U.S. Holders that own or have owned (directly, indirectly, or by attribution) 10% or more of the total combined voting power of our outstanding shares. This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are (a) U.S. expatriates or former long-term residents of the U.S. subject to Section 877 of the Code, (b) persons (as defined below) that have been, are, or will be a resident or are deemed to be a resident in Canada for purposes of the Tax Act; (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold Units, Offered Shares, Warrants or Warrant Shares in connection with carrying on a business in Canada; (d) persons whose Units, Offered Shares, Warrants or Warrant Shares constitute “taxable Canadian property” under the Tax Act; or (e) persons that have a permanent establishment in Canada for the purposes of the Canada-U.S. Tax Convention. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences relating to the acquisition, ownership and disposition of Units, Offered Shares, Warrants or Warrant Shares.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds Units, Offered Shares, Warrants or Warrant Shares, the U.S. federal income tax consequences to such entity and the owners of such entity generally will depend on the activities of such entity and the status of such owners. This summary does not address the tax consequences to any such entity or owner. Owners of entities that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisor regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of Units, Offered Shares, Warrants and Warrant Shares.

Tax Consequences Not Addressed

This summary does not address the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences to U.S. Holders of the acquisition, ownership, and disposition of

Units, Offered Shares, Warrants and Warrant Shares. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences of the acquisition, ownership, and disposition of Units, Offered Shares, Warrants and Warrant Shares.

U.S. Federal Income Tax Consequences of the Acquisition of Units

For U.S. federal income tax purposes, the acquisition by a U.S. Holder of a Unit will be treated as the acquisition of a “unit” consisting of two components: a component consisting of one Offered Share and a component consisting of one-half of one Warrant. The purchase price for each Unit will be allocated between these two components in proportion to their relative fair market values at the time the Unit is purchased by the U.S. Holder. This allocation of the purchase price for each Unit will establish a U.S. Holder’s initial tax basis for U.S. federal income tax purposes in the Offered Share and one-half of one Warrant that comprise each Unit.

For this purpose, we will allocate $2.74 of the purchase price for the Unit to the Offered Share and $0.01 of the purchase price for each Unit to the one-half of one Warrant. However, the IRS will not be bound by our allocation of the purchase price for the Units, and therefore, the IRS or a U.S. court may not respect the allocation set forth above. Each U.S. Holder should consult its own tax advisor regarding the allocation of the purchase price for the Units.

Passive Foreign Investment Company Rules

If we are considered a “passive foreign investment company” within the meaning of Section 1297 of the Code (a “PFIC”) at any time during a U.S. Holder’s holding period, the following sections will generally describe the U.S. federal income tax consequences to U.S. Holders of the acquisition, ownership, and disposition of Units, Offered Shares, Warrants or Warrant Shares.

We believe that we and certain of our subsidiaries were classified as PFICs during the tax year ended December 31, 2011, and based on current business plans and financial expectations, we believe that the Company and certain of our subsidiaries may be PFICs for the current and future taxable years. The determination of whether any corporation was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any tax year depends on the assets and income of such corporation over the course of each such tax year and, as a result, cannot be predicted with certainty as of the date of this document. Accordingly, there can be no assurance that the IRS will not challenge any PFIC determination made by us (or by one of our subsidiaries). Each U.S. Holder should consult its own tax advisor regarding our status as a PFIC and the PFIC status of each of our non-U.S. subsidiaries.

In any year in which the Company is classified as a PFIC, a U.S. Holder may be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621.

PFIC Status of the Company

We generally will be a PFIC if, for a tax year, (a) 75% or more of the gross income of the Company for such tax year is passive income or (the “PFIC income test”) (b) 50% or more of the value of our assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the “PFIC asset test”). “Gross income” generally includes sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all (85% or more) of a foreign corporation’s commodities are stock in trade or inventory, depreciable property used in a trade or business, or supplies regularly used or consumed in the ordinary course of its trade or business, and certain other requirements are satisfied.

For purposes of the PFIC income test and asset test described above, if we own, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, we will be treated as if we (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and asset test described above, “passive income” does not include any interest, dividends, rents, or royalties that are received or accrued by the Company from a “related person” (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.

In addition, under certain attribution rules, if we are a PFIC, U.S. Holders will be deemed to own their proportionate share of any of our subsidiaries which are also a PFIC (a “Subsidiary PFIC”), and will be subject to U.S. federal income tax on their proportionate share of any (i) distribution on the shares of a Subsidiary PFIC and (ii) disposition or deemed disposition of Offered Shares of a Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC.

We believe that we were classified and certain of our subsidiaries were classified as PFICs during the tax year ended December 31, 2011, and based on current business plans and financial expectations, we believe that the Company and certain of our subsidiaries may be PFICs for the current and future taxable years. The determination of whether any corporation was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any tax year depends on the assets and income of such corporation over the course of each such tax year and, as a result, cannot be predicted with certainty as of the date of this document. Accordingly, there can be no assurance that the IRS will not challenge any PFIC determination made by us (or by one of our subsidiaries). Each U.S. Holder should consult its own tax advisor regarding our status as a PFIC and the PFIC status of each of our non-U.S. subsidiaries.

Default PFIC Rules Under Section 1291 of the Code

If we are a PFIC, the U.S. federal income tax consequences to a U.S. Holder of the purchase of Units and the acquisition, ownership, and disposition of Offered Shares, Warrants and Warrant Shares will depend on whether such U.S. Holder makes an election to treat us (and/or a Subsidiary PFIC) as a “qualified electing fund” (a “QEF”) under Section 1295 of the Code (a “QEF Election”) or makes a mark-to-market election under Section 1296 of the Code (a “Mark-to-Market Election”) with respect to Offered Shares or Warrant Shares. A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election (a “Non-Electing U.S. Holder”) will be taxable as described below.

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code with respect to (a) any gain recognized on the sale or other taxable disposition of Offered Shares, Warrants and Warrant Shares and (b) any excess distribution received on the Offered Shares and Warrant Shares. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder’s holding period for the Offered Shares and Warrant Shares, if shorter).

Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of Offered Shares, Warrants and Warrant Shares of a PFIC (including an indirect disposition of Offered Shares of a Subsidiary PFIC), and any excess distribution received on such Offered Shares and Warrant Shares (or a distribution by a Subsidiary PFIC to its shareholder that is deemed to be received by a U.S. Holder) must be ratably allocated to each day in a Non-Electing U.S. Holder’s holding period for the Offered Shares or Warrant Shares. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income. The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.

If we are a PFIC for any tax year during which a Non-Electing U.S. Holder holds Offered Shares, Warrant Shares or Warrants, we will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether we cease to be a PFIC in one or more subsequent tax years. If we cease to be a PFIC, a Non-Electing U.S. Holder may terminate this deemed PFIC status with respect to Offered Shares and Warrant Shares by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code as discussed above) as if such Offered Shares and Warrant Shares were sold on the last day of the last tax year for which the Company was a PFIC. No such election, however, may be made with respect to Warrants.

Under proposed Treasury Regulations, if a U.S. holder has an option, warrant, or other right to acquire stock of a PFIC (such as the Units or the Warrants), such option, warrant or right is considered to be PFIC stock subject to the default rules of Section 1291 of the Code. Under rules described below, the holding period for the Warrant Shares will begin on the date a U.S. Holder acquires the Units. This will impact the availability of the QEF Election and Mark-to-Market Election with respect to the Warrant Shares. Thus, a U.S. Holder will have to account for Warrant Shares and Offered Shares under the PFIC rules and the applicable elections differently. See discussion below under “Material United States Federal Income Tax Considerations – U.S. Federal Income Tax Consequences of the Acquisition of Units – QEF Election” and under “Material United States Federal Income Tax Considerations – U.S. Federal Income Tax Consequences of the Acquisition of Units – Mark-to-Market Election”.

QEF Election

A U.S. Holder that makes a QEF Election for the first tax year in which its holding period of its Offered Shares begins, generally, will not be subject to the rules of Section 1291 of the Code discussed above with respect to its Offered Shares. However, a U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) our net capital gain, which will be taxed as long-term capital gain to such U.S. Holder, and (b) our ordinary earnings, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which we are a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by us. However, for any tax year in which we are a PFIC and have no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest,” which is not deductible.

A U.S. Holder that makes a timely QEF Election generally (a) may receive a tax-free distribution from us to the extent that such distribution represents our “earnings and profits” that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in the Offered Shares to reflect the amount included in income or allowed as a tax-free distribution because of such

QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of Offered Shares.

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as “timely” if such QEF Election is made for the first year in the U.S. Holder’s holding period for the Offered Shares in which the Company was a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year.

A QEF Election will apply to the tax year for which such QEF Election is made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, the Company ceases to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which we are not a PFIC. Accordingly, if we become a PFIC in another subsequent tax year, the QEF Election will be effective and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which the Company qualifies as a PFIC.

As discussed above, under proposed Treasury Regulations, if a U.S. holder has an option, warrant or other right to acquire stock of a PFIC (such as the Units or the Warrants), such option, warrant or right is considered to be PFIC stock subject to the default rules of Section 1291 of the Code. However, a holder of an option, warrant or other right to acquire stock of a PFIC may not make a QEF Election that will apply to the option, warrant or other right to acquire PFIC stock. In addition, under proposed Treasury Regulations, if a U.S. Holder holds an option, warrant or other right to acquire stock of a PFIC, the holding period with respect to shares of stock of the PFIC acquired upon exercise of such option, warrant or other right will include the period that the option, warrant or other right was held.

Consequently, if a U.S. Holder of Offered Shares makes a QEF Election, such election generally will not be treated as a timely QEF Election with respect to Warrant Shares and the rules of Section 1291 of the Code discussed above will continue to apply with respect to such U.S. Holder’s Warrant Shares. However, a U.S. Holder of Warrant Shares should be eligible to make a timely QEF Election if such U.S. Holder elects in the tax year in which such Warrant Shares are received to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if such Warrant Shares were sold for fair market value on the date such US Holder acquired them by exercising the corresponding Warrant. In addition, gain recognized on the sale or other taxable disposition (other than by exercise) of the Warrants by a U.S. Holder will be subject to the rules of Section 1291 of the Code discussed above. Each U.S. Holder should consult its own tax advisor regarding the application of the PFIC rules to the Units, Offered Shares, Warrants, and Warrant Shares.

U.S. Holders should be aware that there can be no assurances that we will satisfy the record keeping requirements that apply to a QEF, or that we will supply U.S. Holders with information that such U.S. Holders require to report under the QEF rules, in event that we are a PFIC and a U.S. Holder wishes to make a QEF Election. Thus, U.S. Holders may not be able to make a QEF Election with respect to their Offered Shares and Warrant Shares. Further, because the Company may own shares in one or more subsidiary PFICs at any time, U.S. Holders will continue to be subject to the rules discussed above with respect to the taxation of gains and excess distributions with respect to any Subsidiary PFICs for which the U.S. Holders do not obtain the required information. Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a QEF Election.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election only if the Offered Shares and Warrant Shares are marketable stock. The Offered Shares and Warrant Shares generally will be “marketable stock” if the Offered Shares and Warrant Shares are regularly traded on (a) a national securities exchange that is registered with the Securities and Exchange Commission, (b) the national market system established pursuant to Section 11A of the

U.S. Exchange Act or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange ensure active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be considered “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Provided that the Offered Shares and Warrant Shares are “regularly traded” as described in the preceding sentence, the Offered Shares and Warrant Shares are expected to be marketable stock.

A U.S. Holder that makes a Mark-to-Market Election with respect to its Offered Shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such Offered Shares. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder’s holding period for the Offered Shares or such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the Offered Shares.

Any Mark-to-Market Election made by a U.S. Holder for the Offered Shares will also apply to such U.S. Holder’s Warrant Shares. As a result, if a Market-to-Market Election has been made by a U.S. Holder with respect to Offered Shares, any Warrant Shares received will automatically be marked-to-market in the year of exercise. Because a U.S. Holder’s holding period for Warrant Shares includes the period during which such U.S. Holder held the Warrants, a U.S. Holder will be treated as making a Mark-to-Market Election with respect to its Warrant Shares after the beginning of such U.S. Holder’s holding period for the Warrant Shares unless the Warrant Shares are acquired in the same tax year as the year in which the U.S. Holder acquired its Units. Consequently, the default rules under Section 1291 described above generally will apply to the mark-to-market gain realized in the tax year in which Warrant Shares are received. However, the general mark-to-market rules will apply to subsequent tax years.

A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which we are a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Offered Shares and any Warrant Shares, as of the close of such tax year over (b) such U.S. Holder’s tax basis in the Offered Shares and any Warrant Shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (i) such U.S. Holder’s adjusted tax basis in the Offered Shares and any Warrant Shares, over (ii) the fair market value of such Offered Shares and any Warrant Shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder’s tax basis in the Offered Shares and Warrant Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of Offered Shares and Warrant Shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years).

A Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the Offered Shares and Warrant Shares cease to be “marketable stock” or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the Offered Shares and Warrant Shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a

U.S. Holder is treated as owning because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to eliminate the interest charge described above with respect to deemed dispositions of Subsidiary PFIC stock or distributions from a Subsidiary PFIC.

Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of Offered Shares and Warrant Shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations). However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which Offered Shares, Warrants, or Warrant Shares are transferred.

Certain additional adverse rules will apply with respect to a U.S. Holder if we are a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example under Section 1298(b)(6) of the Code, a U.S. Holder that uses Offered Shares, Warrants or Warrant Shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such Offered Shares, Warrants or Warrant Shares.

In addition, a U.S. Holder who acquires Offered Shares, Warrants or Warrant Shares from a decedent will not receive a “step up” in tax basis of such Offered Shares, Warrants or Warrant Shares to fair market value.

Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult with their own tax advisor regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

The PFIC rules are complex, and each U.S. Holder should consult its own tax advisor regarding the PFIC rules and how the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Offered Shares, Warrants and Warrant Shares.

U.S. Federal Income Tax Consequences of the Exercise and Disposition of Warrants

Exercise of Warrants

A U.S. Holder should not recognize gain or loss on the exercise of a Warrant and related receipt of a Warrant Share (unless cash is received in lieu of the issuance of a fractional Warrant Share). A U.S. Holder’s initial tax basis in the Warrant Share received on the exercise of a Warrant should be equal to the sum of (a) such U.S. Holder’s tax basis in such Warrant plus (b) the exercise price paid by such U.S. Holder on the exercise of such Warrant. If, as anticipated, the Company is a PFIC, a U.S. Holder’s holding period for the Warrant Share should begin on the date on which such U.S. Holder acquired its Units.

In certain limited circumstances, a U.S. Holder may be permitted to undertake a cashless exercise of Warrants into Warrant Shares. The U.S. federal income tax treatment of a cashless exercise of Warrants into Warrant Shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Warrant described in the preceding paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Warrants.

Expiration of Warrants Without Exercise

Subject to the PFIC rules discussed above, upon the lapse or expiration of a Warrant, a U.S. Holder will recognize a loss in an amount equal to such U.S. Holder’s tax basis in the Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Warrants are held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Certain Adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of Warrant Shares that will be issued on the exercise of the Warrants, or an adjustment to the exercise price of the Warrants, may be treated as a constructive distribution to a U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in the “earnings and profits” or our assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). (See more detailed discussion of the rules applicable to distributions made by the Company at “Material United States Federal Income Tax Considerations – U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of Offered Shares and Warrant Shares – Distributions on Offered Shares and Warrant Shares” below).

U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of Offered Shares and Warrant Shares

The following discussion is subject to the rules described above under the heading “Material United States Federal Income Tax Considerations – U.S. Federal Income Tax Consequences of the Acquisition of Units – Passive Foreign Investment Company Rules.”

Distributions on Offered Shares and Warrant Shares

Subject to the PFIC rules discussed above, a U.S. Holder that receives a distribution, including a constructive distribution, with respect to an Offered Share or Warrant Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of our current or accumulated “earnings and profits”, as computed for U.S. federal income tax purposes. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the Offered Shares or Warrant Shares and thereafter as gain from the sale or exchange of such Offered Shares or Warrant Shares (see “Material United States Federal Income Tax Considerations – U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Distribution of Offered Shares and Warrant Shares – Sale or Other Taxable Disposition of Offered Shares and/or Warrant Shares” below). However, the Company may not maintain the calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder may be required to assume that any distribution by us with respect to the Offered Shares or Warrant Share will constitute ordinary dividend income. Dividends received on Offered Shares or Warrant Shares generally will not be eligible for the “dividends received deduction”. Dividends generally will be taxed at ordinary income tax rates (and not at the preferential tax rates applicable to long-term capital gains). The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Offered Shares and/or Warrant Shares

Subject to the PFIC rules discussed above, upon the sale or other taxable disposition of Offered Shares or Warrant Shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in such Offered Shares or Warrant Shares sold or otherwise disposed of. Gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the Offered Shares or Warrant Shares have been held for more than one year.

Gain or loss recognized by a U.S. Holder on the sale or other taxable disposition of Offered Shares or Warrant Shares generally will be treated as “U.S. source” for purposes of applying the U.S. foreign tax credit rules unless the gain is subject to tax in Canada and is reclassified as “foreign source” under the Canada-U.S. Tax Convention and such U.S. Holder elects to treat such gain or loss as “foreign source” (see more detailed discussion at “Material United States Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of Offered Shares and Warrant Shares — Foreign Tax Credit” below).

Preferential tax rates may apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency or on the sale, exchange or other taxable disposition of Offered Shares, Warrants or Warrant Shares generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). If the foreign currency received is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in foreign currency and engages in a subsequent conversion or other disposition of the foreign currency may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Subject to the PFIC rules discussed above, a U.S. Holder who pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Offered Shares and Warrant Shares generally will be entitled, at the election of such U.S. Holder, to deduct or credit Canadian income tax paid. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” In addition, this limitation is calculated separately with respect to specific categories of income. Dividends paid by the Company generally will constitute “foreign source” income and generally will be categorized as “passive category income.” The foreign tax credit rules are complex, and each U.S. Holder should consult its own tax advisor regarding the foreign tax credit rules.

Additional Tax on Passive Income

For tax years beginning after December 31, 2012, certain individuals, estates and trusts whose income exceeds certain thresholds will be required to pay a 3.8% Medicare surtax on “net investment income” including, among other things, dividends and net gain from dispositions of property (other than property held in a trade or business). U.S. Holders should consult with their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of Offered Shares, Warrants and Warrant Shares.

Information Reporting; Backup Withholding Tax

Under U.S. federal income tax law certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, recently enacted legislation generally imposes new U.S. return disclosure obligations (and related penalties) on U.S. Holders that hold certain specified foreign financial assets in excess of $50,000. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person. U. S. Holders may be subject to these reporting requirements unless their Offered Shares, Warrants, and Warrant Shares are held in an account at a domestic financial institution. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns, including the requirement to file IRS Form 8938.

Payments made within the U.S., or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of the Offered Shares and Warrant Shares generally may be subject to information reporting and backup withholding tax, at the rate of 28% (increasing to 31% for payments made after December 31, 2012), if a U.S. Holder (a) fails to furnish its correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that it has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons, such as U.S. Holders that are corporations, generally are excluded from these information reporting and backup withholding tax rules. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF OUR OFFERED SHARES, WARRANTS AND WARRANT SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is, as of the date of this prospectus supplement, a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (“Tax Act”) generally applicable to a purchaser who acquires a Unit, consisting of one Offered Share and one-half of one Warrant, pursuant to this Offering.

This summary applies only to a purchaser who is a beneficial owner of Offered Shares and Warrants acquired pursuant to this offering and who, for the purposes of the Tax Act, and at all relevant times: (i) deals at arm’s length and is not affiliated with the Company, the Underwriters, and any person to whom such purchaser may sell any Offered Shares, Warrant Shares or Warrants; and (ii) holds the Offered Shares, Warrant Shares and Warrants as capital property (“Holder”). Offered Shares, Warrant Shares and Warrants will generally be considered to be capital property to a Holder unless they are held in the course of carrying on a business of trading or dealing in securities or were acquired in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a Holder: (i) that is a “financial institution” as defined in subsection 142.2(1) of the Tax Act; (ii) that is a “specified financial institution” as defined in subsection 248(1) of the Tax Act; (iii) that has elected to report its “Canadian tax results”, as defined in subsection 261(1) of the Tax Act, in a currency other than the Canadian currency; or (iv) an interest in which is a “tax shelter investment” for the purposes of the Tax Act; or (v) is a corporation resident in Canada that is, or becomes, controlled by a non-resident corporation for the purposes of the “foreign affiliate dumping” rules in proposed section 212x.3 of the Tax Act. Such Holders should consult their own tax advisors.

This summary is based upon: (i) the current provisions of the Tax Act and the regulations thereunder (“Regulations”) in force as of the date hereof; (ii) all specific proposals (“Proposed Amendments”) to amend the Tax Act or the Regulations that have been publicly announced by, or on behalf of, the Minister of Finance (Canada) (the “Minister”) prior to the date hereof; and (iii) an understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”). No assurance can be given that the Proposed Amendments will be enacted or otherwise implemented in their current form, if at all. If the Proposed Amendments are not enacted or otherwise implemented as presently proposed, the tax consequences may not be as described below in all cases. This summary does not otherwise take into account or anticipate any changes in law, administrative policy or assessing practice, whether by legislative, regulatory, administrative, governmental or judicial decision or action, nor does it take into account the tax laws of any province or territory of Canada or of any jurisdiction outside of Canada.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder. Accordingly, Holders should consult their own tax advisors with respect to their particular circumstances.

Currency Conversion

Subject to certain exceptions that are not discussed herein, for the purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Offered Shares, Warrant Shares and Warrants (including dividends, adjusted cost base and proceeds of disposition) must be determined in Canadian dollars based on the rate of exchange quoted by the Bank of Canada at noon on the date the amount first arose or such other rate of exchange as is acceptable to the Minister.

Allocation of Cost

A Holder who acquires Units pursuant to this Offering will be required to allocate the purchase price paid for each Unit on a reasonable basis between the Offered Share and the one-half of one Warrant comprising each Unit in order to determine their respective costs to such Holder for the purposes of the Tax Act.

For its purposes, of the $2.75 subscription price for each Unit, the Company intends to allocate approximately $2.74 to each Offered Share and $0.01 to each one-half of one Warrant and believes that such allocation is reasonable. The Company’s allocation, however, is not binding on the CRA or on a Holder.

The adjusted cost base to a Holder of each Offered Share comprising a part of a Unit acquired pursuant to this Offering will be determined by averaging the cost of such Offered Share with the adjusted cost base to such Holder of all other common shares (if any) held by the Holder as capital property immediately prior to the acquisition.

Exercise of Warrants

No gain or loss will be realized by a Holder of a Warrant upon the exercise of such Warrant. When a Warrant is exercised, the Holder’s cost of the Warrant Share acquired thereby will be equal to the adjusted cost base of the Warrant to such Holder, plus the amount paid on the exercise of the Warrant. For the purpose of computing the adjusted cost base to a Holder of each Warrant Share acquired on the exercise of a Warrant, the cost of such Warrant Share must be averaged with the adjusted cost base to such Holder of all other common shares (if any) held by the Holder as capital property immediately prior to the exercise of such Warrant.

Holders Resident in Canada

This section of the summary applies to a Holder who, at all relevant times, is, or is deemed to be, resident in Canada for the purposes of the Tax Act (“Resident Holder”). A Resident Holder whose Offered Shares or Warrant Shares might not otherwise qualify as capital property may be entitled to make the irrevocable election provided by subsection 39(4) of the Tax Act to have the Offered Shares, Warrant Shares and every other “Canadian security” (as defined in the Tax Act) owned by such Resident Holder in the taxation year of the election and in all subsequent taxation years deemed to be capital property. Resident Holders should consult their own tax advisors for advice as to whether an election under subsection 39(4) of the Tax Act is available and/or advisable in their particular circumstances. Such election is not available in respect of Warrants.

Dividends

A Resident Holder will be required to include in computing its income for a taxation year any taxable dividends received or deemed to be received on the Offered Shares or Warrant Shares. In the case of a Resident Holder that is an individual (other than certain trusts), such dividends will be subject to the gross-up and dividend tax credit rules applicable to taxable dividends received from taxable Canadian corporations. Taxable dividends received from the Company which are designated by the Company as “eligible dividends” will be subject to an enhanced gross-up and dividend tax credit regime in accordance with the rules in the Tax Act. There may be limitations on the ability of the Company to designate dividends as eligible dividends. In the case of a Resident Holder that is a corporation, the amount of any such taxable dividend that is included in its income for a taxation year will generally be deductible in computing its taxable income for that taxation year.

A Resident Holder that is a “private corporation” or a “subject corporation”, as defined in the Tax Act, will generally be liable to pay a refundable tax of 33 1/3% under Part IV of the Tax Act on dividends received on the Offered Shares or Warrant Shares to the extent such dividends are deductible in computing the Resident Holder’s taxable income for the year. This tax will generally be refunded to the corporation at a rate of $1.00 for every $3.00 of taxable dividends paid while it is a private corporation or a subject corporation.

Taxable Capital Gains and Losses

A Resident Holder who disposes of or is deemed to have disposed of an Offered Share, Warrant Share or Warrant (other than a disposition arising on the exercise of a Warrant) will generally realize a capital gain (or capital loss) in the taxation year of the disposition equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are exceeded by) the adjusted cost base to the Resident Holder of the Offered Share, Warrant Share or Warrant, as applicable, immediately before the disposition or deemed disposition. Generally, the expiry of an unexercised Warrant will give rise to a capital loss equal to the adjusted cost base to the Resident Holder of such expired Warrant.

A Resident Holder will generally be required to include in computing its income for the taxation year of disposition, one-half of the amount of any capital gain (a “taxable capital gain”) realized in such taxation year. Subject to and in accordance with the provisions of the Tax Act, a Resident Holder will generally be required to deduct one-half of the amount of any capital loss realized in a particular taxation year (an “allowable capital loss”) against taxable capital gains realized in the taxation year. Allowable capital losses in excess of taxable capital gains for a taxation year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such taxation years, to the extent and under the circumstances specified in the Tax Act.

The amount of any capital loss realized on the disposition or deemed disposition of an Offered Share or Warrant Share by a Resident Holder that is a corporation may, in certain circumstances, be reduced by the amount of dividends received or deemed to have been received by it on such Offered Share or Warrant Share to the extent and under the circumstances specified in the Tax Act. Similar rules may apply where a Resident

Holder that is a corporation is a member of a partnership or a beneficiary of a trust that owns Offered Shares or Warrant Shares or where a partnership or trust, of which a corporation is a member or a beneficiary, is a member of a partnership or a beneficiary of a trust that owns Offered Shares or Warrant Shares. Resident Holders to whom these rules may be relevant should consult their own tax advisors.

Other Income Taxes

A Resident Holder that is throughout the relevant taxation year a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay a refundable tax of 6 2/3% on its “aggregate investment income” (as defined in the Tax Act) for the year, including taxable capital gains, but excluding dividends or deemed dividends that are deductible in computing taxable income.

In general terms, a Resident Holder who is an individual (other than certain trusts) that receives or is deemed to have received taxable dividends on the Offered Shares or Warrant Shares or realizes a capital gain on the disposition or deemed disposition of Offered Shares, Warrant Shares or Warrants may be liable for a minimum tax under the Tax Act. Resident Holders that are individuals should consult their own tax advisors in this regard.

Holders Not Resident in Canada

This portion of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Tax Act: (i) is not, and is not deemed to be, resident in Canada; and (ii) does not use or hold the Offered Shares, Warrant Shares or Warrants in connection with carrying on a business in Canada (“Non-Resident Holder”). This summary does not apply to a Non-Resident Holder that carries on, or is deemed to carry on, an insurance business in Canada and elsewhere and such Holders should consult their own tax advisors.

Dividends

Dividends paid or credited or deemed under the Tax Act to be paid or credited by the Company to a Non-Resident Holder on an Offered Share or Warrant Share will generally be subject to Canadian withholding tax at the rate of 25%, subject to any reduction in the rate of withholding to which the Non-Resident Holder is entitled under any applicable income tax convention between Canada and the country in which the Non-Resident Holder is resident. For example, where a Non-Resident Holder is a resident of the United States, is fully entitled to the benefits under the Canada-United States Income Tax Convention (1980) and is the beneficial owner of the dividend, the applicable rate of Canadian withholding tax is generally reduced to 15%.

Dispositions

A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized on a disposition or deemed disposition of an Offered Share, Warrant Share or Warrant unless the Offered Share, Warrant Share or Warrant (as applicable) is, or is deemed to be, “taxable Canadian property” of the Non-Resident Holder for the purposes of the Tax Act and the Non-Resident Holder is not entitled to an exemption from tax under the Tax Act pursuant to the terms of an applicable income tax convention between Canada and the country in which the Non-Resident Holder is resident.

Generally, an Offered Share, Warrant Share or Warrant (as applicable) will not be taxable Canadian property of a Non-Resident Holder at any particular time at which the Offered Shares or, in the case of a Warrant Share or Warrant, the Warrant Shares are listed on a “designated stock exchange” for the purposes of the Tax Act (which currently includes the TSX) at the time of the disposition unless: (a) at any time during the 60 month period immediately preceding the particular time: (i) 25% or more of the issued shares of any class or series of the capital stock of the Company owned by, or belonged to, one or any combination of the Non-Resident Holder and persons with whom the Non-Resident Holder did not deal at arm’s length (within the meaning of the Tax Act);

and (ii) more than 50% of the fair market value of the Offered Share or Warrant Share, as the case may be, was derived directly or indirectly from one or any combination of: (A) real or immovable property situated in Canada; (B) Canadian resource property (as defined in the Tax Act); (C) timber resource property (as defined in the Tax Act), or (D) options in respect of, or interests in, or for civil rights in, property described in any of (A) through (C) above, whether or not such property exists; or (b) the Offered Share, Warrant Share or Warrant (as applicable) is otherwise deemed under the Tax Act to be taxable Canadian property.

In cases where a Non-Resident Holder disposes (or is deemed to have disposed) of an Offered Share, Warrant Share or Warrant that is, or is deemed to be, taxable Canadian property to that Non-Resident Holder, and the Non-Resident Holder is not entitled to an exemption from tax under the Tax Act pursuant to the terms of applicable income tax convention, the consequences described under the heading “Material Canadian Federal Income Tax Considerations — Holders Resident in Canada — Taxable Capital Gains and Losses” will generally be applicable to such disposition. Such Non-Resident Holders should consult their own tax advisors.

UNDERWRITING

We, Dahlman Rose & Company, LLC and National Bank Financial Inc. (through its agent affiliate in the United States, NBF Securities (USA) Corp.) have entered into the Underwriting Agreement with respect to the Units being offered by us. Dahlman Rose & Company, LLC and National Bank Financial Inc. are acting as joint book-running managers and representatives of the Underwriters named in the Underwriting Agreement, who we refer to collectively as the Underwriters. Subject to the terms and conditions of the Underwriting Agreement, each Underwriter has agreed to severally purchase from us, the following number of Units at the public offering price on the cover page of this prospectus supplement ($2.75 per Unit), less the underwriting commission.

Underwriter	Number of Units
Dahlman Rose & Company, LLC	1,272,950
National Bank Financial Inc.	1,272,950
Casimir Capital LP	1,091,100

Total	3,637,000

The public offering price on the cover page of this prospectus supplement ($2.75 per Unit) was determined based upon arm’s length negotiations between us and the Underwriters.

The Underwriters have generally agreed to purchase all of the Units sold under the Underwriting Agreement if any of the Units are purchased, other than additional Units covered by the Over-Allotment Option described below. The Underwriting Agreement provides that the Underwriters’ obligation to purchase Units depends on the satisfaction of the conditions contained in the Underwriting Agreement including:

•	the representations and warranties made by us to the Underwriters are true;

•	there is no adverse material change in our business; and

•	we deliver customary closing documents to the Underwriters.

Additionally, the obligations of the Underwriters under the Underwriting Agreement may be terminated at the discretion of Dahlman Rose & Company, LLC and National Bank Financial Inc., acting on behalf of the Underwriters, upon the occurrence of certain stated events. We have agreed to indemnify each Underwriter, its affiliates, and its members, partners, and its directors, officers, employees, agents and representatives against certain liabilities and expenses, related to the offering, including liabilities under the U.S. Securities Act. We have also agreed to contribute to payments each Underwriter may be required to make in respect of such liabilities.

We have granted the Underwriters an Over-Allotment Option exercisable for 30 days from the date of the filing of the final prospectus supplement to purchase a total of up to Additional Units being offered hereby, at the public offering price of $2.75 per Unit less the underwriting commission. The Underwriters may exercise this Over-Allotment Option solely to cover any over-allotments, if any, made in connection with this offering. To the extent the Underwriters exercise this Over-Allotment Option in whole or in part, each will be obligated, subject to conditions contained in the Underwriting Agreement, to purchase a number of Additional Units approximately proportionate to that Underwriter’s initial commitment amount reflected in the above table. If the Over-Allotment Option is exercised in full, the total Public offering price, Underwriting commission and Proceeds, before expenses, to us (as set out on the cover page of this prospectus supplement) will be $11,502,012.50, $690,120.75 and $10,811,891.75, respectively.

The Underwriters have advised us that they propose initially to offer the Units to the public at the public offering price on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.099 per Unit. After the offering, the offering price and other selling terms may be changed. The Underwriters may receive from purchasers of the Units normal brokerage commissions in amounts agreed with such purchasers. In the event that the Units are sold at a price that is below the public offering price set out on the cover page of this prospectus supplement, the compensation realized by the Underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Units is less than the gross proceeds paid by the Underwriters to us.

The following table shows the per share and total underwriting commissions to be paid to the Underwriters by us. The information assumes either no exercise or full exercise by the Underwriters of the Over-Allotment Option to purchase Additional Units.

	Without option	With option
Per Unit	$0.165	$0.165
Total	$600,105	$690,120.75

In connection with the offering, the Underwriters may purchase and sell common shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by an underwriter of a greater number of shares than it is required to purchase in the offering as part of the Units. “Covered” short sales are sales made in an amount not greater than the Over-Allotment Option to purchase Additional Units from us in the offering. The underwriter may close out any covered short position by either exercising the Over-Allotment Option to purchase the additional common shares in the Additional Units or purchasing common shares in the open market. In determining the source of common shares to close out the covered short position, the Underwriter will consider, among other things, the price of common shares available for purchase in the open market as compared to the price at which it may purchase Additional Units pursuant to the Over-Allotment Option granted to it. “Naked” short sales are any sales in excess of such Over-Allotment Option. The Underwriter must close out any naked short position by purchasing common shares in the open market. A naked short position is more likely to be created if the Underwriter is concerned that there may be downward pressure on the price of the common shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common shares made by the Underwriter in the open market prior to the completion of the offering.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the Underwriters for their own accounts, may have the effect of preventing or delaying a decline in the market price of our common shares, and may stabilize, maintain or otherwise affect the market price of our common shares. As a result, the price of our common shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NYSE MKT or the TSX, in the over-the-counter market or otherwise.

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on Internet sites or through other online services maintained by one or more of the Underwriters of this offering, or by their affiliates. Other than any prospectus supplement and the accompanying base prospectus made available in electronic format in this manner, the information on any website containing this prospectus supplement and the accompanying base prospectus is not part of this prospectus supplement, the accompanying base prospectus, the registration statement of which this prospectus supplement forms a part, or the Canadian prospectus, and such information has not been approved or endorsed by us or any Underwriter in such capacity and should not be relied on by prospective investors.

The Underwriting Agreement will be included as an exhibit to our current report on Form 8-K that will be filed with the SEC in connection with the consummation of this offering.

We estimate that our share of the total expenses of the offering, excluding the underwriting commission, and assuming no exercise of the over-allotment option, will be approximately $518,000, which includes approximately $200,000 in reimbursable expenses paid to the Underwriters.

DOCUMENTS INCORPORATED BY REFERENCE

This prospectus supplement is deemed, as of the date hereof, to be incorporated by reference into the accompanying base prospectus solely for the purpose of offering the Units. Other documents are also incorporated, or are deemed to be incorporated, by reference into the accompanying base prospectus, and reference should be made to the accompanying base prospectus for full particulars thereof.

The following documents which have been filed by us with securities commissions or similar authorities in Canada and with the SEC, are also specifically incorporated by reference into, and form an integral part of the accompanying base prospectus, as supplemented by this prospectus supplement (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02 and Item 7.01 of any Current Report on Form 8-K):

(a)

our Annual Report on Form 10-K for the year ended December 31, 2011, which report contains our audited consolidated financial statements and the notes thereto as at December 31, 2011 and 2010 and for the years ended December 31, 2011, 2010 and 2009, together with the auditors’ report thereon and the related management’s discussion and analysis of financial condition and results of operations for the years ended December 31, 2011 and 2010, as filed with the SEC on March 14, 2012;

(b)	our Annual Report Amendment No. 1 on Form 10-K/A for the year ended December 31, 2011, as filed with the SEC on April 5, 2012;

(c)

our Quarterly Report on Form 10-Q, for the quarter ended March 31, 2012, which report contains the unaudited consolidated financial statements of the Company and the notes thereto as at March 31, 2012 and for the three months ended March 31, 2012 and 2011, as filed with the SEC on May 8, 2012;

(d)

our Quarterly Report on Form 10-Q, for the quarter ended June 30, 2012, which report contains the unaudited consolidated financial statements of the Company and the notes thereto as at June 30, 2012 and for the three and six months ended June 30, 2012 and 2011, as filed with the SEC on August 7, 2012;

(e)

our Quarterly Report on Form 10-Q, for the quarter ended September 30, 2012, which report contains the unaudited consolidated financial statements of the Company and the notes thereto as at September 30, 2012 and for the three and nine months ended September 30, 2012 and 2011, as filed with the SEC on November 2, 2012;

(f)

our Proxy Statement on Schedule 14A, dated March 28, 2012, in connection with our April 30, 2012 annual general meeting of shareholders, including the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC on March 27, 2012;

(g)	our Current Reports on Form 8-K as filed with the SEC on January 5, 2012, February 13, 2012, May 3, 2012, June 1, 2012, June 5, 2012, August 6, 2012 and September 28, 2012;

(h)	our Current Report on Form 8-K/A as filed with the SEC on August 22, 2012;

(i)	the description of our common stock contained in our registration statement on Form 8-A filed on January 4, 1988, including any amendment or report filed for purposes of updating such description; and

(j)

all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the U.S. Exchange Act (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K), after the date of this prospectus supplement but before the end of the offering of the securities made by this prospectus supplement and the accompanying base prospectus.

Any statement contained in the accompanying base prospectus or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, any free writing prospectus (unless otherwise specifically indicated therein) or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of material fact or an omission to state a material fact that is required to be stated or is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this prospectus supplement, except as so modified or superseded.

You may obtain copies of any of these documents by contacting us at the address and telephone number indicated below or by contacting the SEC as described below. You may request a copy of these documents, and any exhibits that have specifically been incorporated by reference as an exhibit in this prospectus supplement, at no cost, by writing or telephoning to:

Vista Gold Corp.

7961 Shaffer Parkway, Suite 5

Littleton, Colorado 80127

Attention: John F. Engele, Chief Financial Officer

(720) 981-1185

LEGAL MATTERS

The validity of the Offered Shares, Warrants and Warrant Shares offered hereby will be passed upon for us by Macdonald and Company and Borden Ladner Gervais LLP. As of the date of this prospectus supplement, the partners and associates of Macdonald and Company beneficially own less than 1% of our outstanding common shares. As of the date of this prospectus supplement, the partners and associates of each of Borden Ladner Gervais LLP, collectively, beneficially own less than 1% of the outstanding common shares. Certain legal matters relating to the common shares offered pursuant to this prospectus supplement will be passed upon for us by Borden Ladner Gervais LLP, with respect to Canadian legal matters, and Dorsey & Whitney LLP, with respect to U.S. legal matters.

EXPERTS

Information relating to our mineral properties in this prospectus supplement, the accompanying base prospectus, any free writing prospectus and the documents incorporated by reference herein and therein have been derived from reports, statements or opinions prepared or certified by SRK Consulting (US), Inc., Golder Associates Inc., Gustavson Associates, LLC, Tetra Tech MM, Inc., Pincock, Allen & Holt, Mine Development Associates Inc., Resource Development Inc., Terry Braun, John W. Rozelle (now our Senior Vice President), Steven Ristorcelli, Thomas L. Dyer, Neil B. Prenn, David Kidd, Leonel Lopez, Rex Clair Bryan and Deepak Malhotra, and this information has been included in reliance on such companies and persons’ expertise. Each of Terry Braun, John W. Rozelle, Steven Ristorcelli, Thomas L. Dyer, Neil B. Prenn, David Kidd, Leonel Lopez, Rex Clair Bryan and Deepak Malhotra is a qualified person as such term is defined in NI 43-101.

None of SRK Consulting (US), Inc., Golder Associates Inc., Gustavson Associates, LLC, Tetra Tech MM, Inc., Pincock, Allen & Holt, Mine Development Associates Inc., Resource Development Inc., Terry Braun, John W. Rozelle, Steven Ristorcelli, Thomas L. Dyer, Neil B. Prenn, David Kidd, Leonel Lopez, Rex Clair Bryan and Deepak Malhotra, each being companies and persons who have prepared or certified the preparation of reports, statements or opinions relating to our mineral properties, or any director, officer, employee or partner thereof, as applicable, received or has received a direct or indirect interest in our property or of any of our associates or affiliates. As at the date hereof, the aforementioned persons, companies and persons at the companies specified above who participated in the preparation of such reports, statements or opinions, as a group, beneficially own, directly or indirectly, less than 1% of our outstanding common shares.

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement and the accompanying base prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, Canada, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Deloitte & Touche LLP, the auditors of Midas Gold, report that they are independent of Midas Gold in accordance with the Rules of Professional conduct of the Institute of Chartered Accountants of British Columbia. The consolidated financial statements of Midas Gold as of December 31, 2011 and for the year ended December 31, 2011 have been audited by Deloitte & Touche LLP and are incorporated by reference herein.

WHERE TO FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials we have filed with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings also are available to the public on the SEC’s Internet site at www.sec.gov. In addition, we maintain a website that contains information about us, including our SEC filings, at www.vistagold.com. The information contained on our website does not constitute a part of this prospectus supplement, the accompanying base prospectus, the Canadian Prospectus or any other report or documents we file with or furnish to the SEC or with the securities regulatory authorities in Canada.

GLOSSARY

“acid” or “acidic rock” refers to igneous rock that has a relatively high silica content.

“assay” means to test ores or minerals by chemical or other methods for the purpose of determining the amount of valuable metals contained.

“basic rock” refers to igneous rock that has a relatively low silica content.

“bedding” means the characteristic structure of sedimentary rocks in which layers of different composition, grain size or arrangement are stacked one on top of another in a sequence with oldest at the bottom and youngest at the top.

“blebs” refers to small bubble-like inclusions of one mineral within a larger mineral.

“claim” means a mining title giving its holder the right to prospect, explore for and exploit minerals within a defined area.

“clastic” refers to sedimentary rock (such as shale or siltstone) or sediment. An accumulation of transported weathering debris.

“conglomerate” refers to clastic sedimentary rock that contains large (greater than two millimeters in diameter) rounded particles. The space between the pebbles is generally filled with smaller particles and/or a chemical cement that binds the rock together.

“cut-off grade” means the grade below which mineralized material or ore will be considered waste.

“deposit” means an informal term for an accumulation of mineralized material.

“diamond drill” means a rotary type of rock drill that cuts a core of rock and is recovered in long, cylindrical sections, two centimeters or more in diameter.

“facies” means the characteristics of a rock mass that reflect its depositional environment.

“fault” means a fracture in rock along which there has been displacement of the two sides parallel to the fracture.

“felsic” is a term used to describe an igneous rock that has a large percentage of light-colored minerals such as quartz, feldspar and muscovite. Felsic rocks are generally rich in silicon and aluminum and contain only small amounts of magnesium and iron.

“fire assay” is a type of precious metal assay.

“fold” is a bend or flexure in a rock unit or series of rock units that has been caused by crust movements.

“g Au/tonne” or “g AU/t” means grams of gold per tonne.

“geosyncline” means a major trough or downwarp of the Earth’s crust, in which great thicknesses of sedimentary and/or volcanic rocks have accumulated.

“granitoid” means a variety of coarse grained plutonic rock similar to granite which are composed predominantly of feldspar and quartz.

“greywackes” means sandstone generally characterized by its hardness, dark color and poorly sorted angular grains of quartz, feldspar and small rock fragments set in a compact, clay-fine matrix.

“hornfels” refers to nonfoliated metamorphic rock that is typically formed by contact metamorphism around igneous intrusions.

“interbedding” means when beds (layers or rock) of a particular lithology lie between or alternate with beds of a different lithology.

“intermediate rock” refers to igneous rock that has an intermediate silica content.

“intrusion” refers to an igneous rock body that formed from magma that forced its way into, through or between subsurface rock units.

“intrusives” refers to igneous rocks that crystallize below Earth’s surface.

“ironstone” is a sedimentary rock, either deposited directly as a ferruginous sediment or created by chemical replacement, that contains a substantial proportion of an iron compound from which iron either can be or once was smelted commercially.

“joint” means a fracture in rock along which there has been no displacement.

“meta-sediments” means sediment or sedimentary rock that shows evidence of having been subjected to metamorphism.

“mineralization” means the concentration of metals within a body of rock.

“mudstone” is a fine grained sedimentary rock whose original constituents were clays or muds.

“ore” means material containing minerals that can be economically extracted.

“oxide” means mineralized rock in which some of the original minerals have been oxidized (i.e., combined with oxygen). Oxidation tends to make the ore more porous and permits a more complete permeation of cyanide solutions so that minute particles of gold in the interior of the minerals will be more readily dissolved.

“recovery” means that portion of the metal contained in the ore that is successfully extracted by processing, expressed as a percentage.

“sampling” means selecting a fractional, but representative, part of a mineral deposit for analysis.

“schist” is a metamorphic rock containing abundant particles of mica, characterized by strong foliation and originating from a metamorphism in which directed pressure plays a significant role.

“sediment” means a loose unconsolidated deposit of weathering debris, chemical precipitates or biological debris that accumulates on the Earth’s surface.

“sedimentary rock” means rock formed from the accumulation and consolidation of sediment, usually in layered deposits.

“shale” is a fine grained, clastic sedimentary rock composed of mud that is a mix of flakes of clay minerals and tiny fragments (silt-sized particles) of other minerals, especially quartz and calcite.

“silicified” means to become converted into or impregnated with silica.

“siltstone” is a sedimentary rock that has a grain size in the silt range, finer than sandstone and coarser than claystones.

“strike”, when used as a noun, means the direction, course or bearing of a vein or rock formation measured on a level surface and, when used as a verb, means to take such direction, course or bearing.

“sulfide” means a compound of sulfur and some other element. From a metallurgical perspective, sulfide rock is primary ore that has not been oxidized. Both ore and waste may contain sulfide minerals.

“tailings” means material rejected from a mill after most of the valuable minerals have been extracted.

“tpd” means tonnes per day.

“tuffs” are a type of rock consisting of consolidated volcanic ash ejected from vents during a volcanic eruption.

“turbidites” refers to sediments that are transported and deposited by density flow, not by tractional or frictional flow.

“vein” means a fissure, fault or crack in a rock filled by minerals that have traveled upwards from some deep source.

“waste” means rock lacking sufficient grade and/or other characteristics of ore.

VISTA GOLD CORP.

$200,000,000

Common Shares

Warrants

Subscription Receipts

Units

Vista Gold Corp. may offer and sell, from time to time, up to $200,000,000 aggregate initial offering price of the Company’s common shares, without par value (which we refer to herein as “Common Shares”), warrants to purchase Common Shares (which we refer to herein as “Warrants”), subscription receipts for Common Shares, Warrants or any combination thereof (which we refer to herein as “Subscription Receipts”), or any combination thereof (which we refer to herein as “Units”) (collectively, the Common Shares, Warrants, Subscription Receipts, and Units are referred to herein as the “Securities”) in one or more transactions under this base prospectus (which we refer to herein as the “Prospectus”).

This Prospectus provides you with a general description of the Securities that the Company may offer. Each time the Company offers Securities, it will provide you with a prospectus supplement (which we refer to herein as the “Prospectus Supplement”) that describes specific information about the particular Securities being offered and may add, update or change information contained in this Prospectus. You should read both this Prospectus and the Prospectus Supplement, together with any additional information which is incorporated by reference into this Prospectus. This Prospectus may not be used to offer or sell securities without the Prospectus Supplement which includes a description of the method and terms of that offering.

The Company may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which the Company will provide to you each time it offers Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this Prospectus.

The Common Shares are traded on the NYSE Amex Equities exchange (which we refer to as “NYSE Amex”) and on the Toronto Stock Exchange (which we refer to as the “TSX”) under the symbol “VGZ”. On April 18, 2012, the last reported sale price of the Common Shares on the NYSE Amex was $2.85 per share and on the TSX was Cdn$2.83 per share. There is currently no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell the Securities purchased under this Prospectus. This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation. See “Risk Factors and Uncertainties”.

Investing in the Securities involves risks. See “Risk Factors and Uncertainties” on page 7.

These Securities have not been approved or disapproved by the U.S. Securities and Exchange Commission (“SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS APRIL 19, 2012

ABOUT THIS PROSPECTUS

This Prospectus is a part of a registration statement that the Company filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, the Company may sell any combination of the Securities described in this Prospectus in one or more offerings up to a total dollar amount of initial aggregate offering price of $200,000,000. This Prospectus provides you with a general description of the Securities that we may offer. The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in a Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price and any other specific terms of the offering; (ii) in the case of Warrants, the designation, number and terms of the Common Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms; (iii) in the case of Subscription Receipts, the designation, number and terms of the Common Shares or Warrants receivable upon satisfaction of certain release conditions, any procedures that will result in the adjustment of those numbers, any additional payments to be made to holders of Subscription Receipts upon satisfaction of the release conditions, the terms of the release conditions, terms governing the escrow of all or a portion of the gross proceeds from the sale of the Subscription Receipts, terms for the refund of all or a portion of the purchase price for Subscription Receipts in the event the release conditions are not met and any other specific terms; and (iv) in the case of Units, the designation, number and terms of the Common Shares, Warrants, or Subscription Receipts comprising the Units. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters set forth in this Prospectus.

In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

Please carefully read both this Prospectus and any Prospectus Supplement together with the documents incorporated herein by reference under “Documents Incorporated by Reference” and the additional information described below under “Where You Can Find More Information.”

Owning securities may subject you to tax consequences both in Canada and the United States. This Prospectus or any applicable Prospectus Supplement may not describe these tax consequences fully. You should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

References in this Prospectus to “$” are to United States dollars. Canadian dollars are indicated by the symbol “Cdn$”.

You should rely only on the information contained in this Prospectus. The Company has not authorized anyone to provide you with information different from that contained in this Prospectus. The distribution or possession of this Prospectus in or from certain jurisdictions may be restricted by law. This Prospectus is not an offer to sell these Securities and is not soliciting an offer to buy these Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the Securities. The Company’s business, financial condition, results of operations and prospects may have changed since that date.

In this Prospectus and in any Prospectus Supplement, unless the context otherwise requires, references to “Vista” and the “Company” refer to Vista Gold Corp., either alone or together with its subsidiaries.

SUMMARY

THE COMPANY

Vista Gold Corp. was originally incorporated on November 28, 1983 under the name “Granges Exploration Ltd.” In November 1983, Granges Exploration Ltd. acquired all the mining interests of Granges AB in Canada. On June 28, 1985, Granges Exploration Ltd. and Pecos Resources Ltd. amalgamated under the name “Granges Exploration Ltd.” and on June 9, 1989, Granges Exploration Ltd. changed its name to “Granges Inc.” On May 1, 1995, Granges Inc. and Hycroft Resources & Development Corporation were amalgamated under the name “Granges Inc.” Effective November 1, 1996, Granges Inc. and Da Capo Resources Ltd. amalgamated under the name “Vista Gold Corp.” Effective December 17, 1997, Vista Gold Corp. was continued from British Columbia to the Yukon Territory, Canada under the Business Corporations Act (Yukon Territory). On September 22, 2006, the Company entered into an Arrangement and Merger Agreement (the “Arrangement Agreement”) with Allied Nevada Gold Corp. (“Allied Nevada”), Carl Pescio and Janet Pescio (the “Pescios”), pursuant to which the Company’s Nevada-based mining properties and related assets were transferred to Allied Nevada and the Pescios’ interests in certain Nevada-based mining properties and related assets were transferred to Allied Nevada. Completion of the transaction occurred on May 10, 2007. The current addresses, telephone and facsimile numbers of the offices of the Company are:

Executive Office	Registered and Records Office
Suite 5 - 7961 Shaffer Parkway Littleton, Colorado, USA 80127 Telephone: (720) 981-1185 Facsimile: (720) 981-1186	200 - 204 Lambert Street Whitehorse, Yukon Territory, Canada Y1A 3T2 Telephone: (867) 667-7600 Facsimile: (867) 667-7885

BUSINESS OF THE COMPANY

The Company is currently engaged in the evaluation, acquisition, exploration and advancement of gold exploration and potential development projects, which may lead to gold production, as well as the realization of the market value of its assets. Historically, the Company’s approach to acquisitions of gold projects has generally been to seek projects within political jurisdictions with well established mining, land ownership and tax laws, which have adequate drilling and geological data to support the completion of a third-party review of the geological data and to complete an estimate of mineral resources and/or mineral reserves. In addition, the Company looks for opportunities to improve the value of its gold projects, including through exploration drilling and re-engineering the operating assumptions underlying previous engineering work.

Beginning in 2007, the Company’s Board of Directors and management implemented the strategy of moving the Company’s more advanced projects forward through technical, engineering and feasibility studies in preparation for mine development so that production decisions can be made on those projects.

Currently, the Company’s holdings include the Mt. Todd gold project in Australia; the Guadalupe de los Reyes gold/silver project in Mexico; the Concordia gold project in Mexico; the Awak Mas gold project in Indonesia; the Long Valley gold project in California; and mining claims in Utah. The Company also owns approximately 27.8% of the shares of Midas Gold Corp. (“Midas Gold”), a company exploring for gold and developing the Golden Meadows project in the Yellow Pine – Stibnite District in Idaho. Additional information about these projects is available herein under the heading “Recent Developments” and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, under “Item 2. Properties”.

On February 7, 2012, the Company entered into an earn-in right agreement (the “Earn-in Right Agreement”) with Invecture Group, S.A. de C.V. (“Invecture”) with respect to the Concordia gold project in Baja California Sur, Mexico. Pursuant to the terms of the Earn-in Right Agreement, Invecture has a right, exercisable by February 7,

2014 (subject to extension), to earn a 60% interest (subject to adjustment) in the Concordia gold project. See “Recent Developments” for additional information on the Earn-in Right Agreement.

On April 6, 2011, the Company completed a combination (the “Combination”) with Midas Gold, Inc. As part of the Combination, each of Midas Gold, Inc. and Vista Gold U.S. Inc. (“Vista US”) contributed their respective interests in gold assets in the Yellow Pine-Stibnite District in Idaho to Midas Gold. In exchange for the contribution of its equity interests in Idaho Gold Holding Company, Vista US was issued 30,402,615 common shares in the capital of Midas Gold (“Midas Gold Shares”). Concurrently with the Combination, Midas Gold completed a private placement of 6,129,800 Midas Gold Shares at a purchase price of Cdn$2.50 per share to raise gross proceeds of Cdn$15,324,500 (the “Private Placement”). The Company purchased 1,400,000 Midas Gold Shares through the Private Placement for an aggregate purchase price of Cdn$3,500,000. On July 14, 2011, Midas Gold successfully completed an initial public offering, issuing 13,930,855 Midas Gold Shares and Midas Gold Shares began trading on the Toronto Stock Exchange under the symbol “MAX”. The Company and Vista US together hold 31,802,615 Midas Gold Shares representing as at April 18, 2012 approximately 27.8% of the issued and outstanding Midas Gold Shares. The Midas Gold Shares are currently subject to a contractual restriction on transfer from the date of the initial public offering of the Midas Gold Shares, which occurred on July 14, 2011.

The Company does not produce gold and does not currently generate operating earnings. Through fiscal 2011, funding to acquire and explore gold properties and to operate the Company has been principally acquired through an equity financing (consisting of a public offering of Common Shares). The Company expects to continue to raise capital through additional equity and/or debt financings, and through the exercise of stock options and warrants.

RECENT DEVELOPMENTS

Filing of Canadian Preliminary Short Form Base Shelf Prospectus

On April 19, 2012, the Company filed a short form base shelf prospectus with certain Canadian securities regulators which upon final receipt, will permit the Company to offer and sell the Securities for gross proceeds of up to $200 million in certain of the provinces of Canada. The Securities that may be sold in Canada, together with the Securities that the Company may sell in Canada, are expected to generate aggregate gross proceeds of up to $200 million.

Concordia Gold Project – Earn-in Right Agreement

On February 7, 2012, the Company entered into the Earn-in Right Agreement with Invecture with respect to its Concordia gold project in Baja California Sur, Mexico.

The Company holds the Concordia gold project through its wholly-owned, Mexican subsidiary, Desarrollos Zapal, S.A. de C.V. (“DZ Mexico”). Under the terms of the Earn-in Right Agreement, Invecture made a non-refundable payment of US$2.0 million in exchange for the right to earn a 60% interest (subject to adjustment) in DZ Mexico (the “Earn-in Right”). The Earn-in Right will expire if not exercised by February 7, 2014, subject to extension in certain circumstances (the “Earn-in Period”). The Earn-in Right Agreement provides that during the Earn-in Period, Invecture will, at its sole expense, manage and operate the Concordia gold project and will undertake all commercially reasonable efforts to obtain the Change of Forest Land Use Permit (“CUSF”) and the Authorization of Environmental Impact which are required to develop the Concordia gold project.

The Agreement provides that the exercise of the Earn-in Right by Invecture is conditional upon, among other things: (i) receipt of the CUSF and the Authorization of Environmental Impact; (ii) the completion of a feasibility report on the Concordia gold project, which updates the existing feasibility report with respect to costs; (iii) Invecture funding the Concordia gold project during the Earn-in Period; and (iv) Invecture making an additional payment of US$20.0 million to DZ Mexico, which amount will be used to repay intercompany loans owed by DZ Mexico to Vista.

During the Earn-in Period and subject to the terms of the Earn-in Right Agreement, the Company will hold 40% of the DZ Mexico shareholder voting rights. The remaining 60% of the DZ Mexico shareholder voting rights will be held in a trust that will be instructed by representatives from the Company and Invecture. Upon Invecture’s exercise of the Earn-in Right, the Company will continue to hold a 40% interest (subject to adjustment) in DZ Mexico and the Concordia gold project.

As part of the Earn-in Right Agreement, DZ Mexico has transferred all of its other material assets, including the mill equipment acquired by the Company for the Concordia gold project in 2008 and the Guadalupe de los Reyes gold/silver project, to other entities in the Company’s group of companies. The Company has granted Invecture the option to cause DZ Mexico to acquire the mill equipment for US$16.0 million plus storage, insurance and transportation costs and any applicable taxes. This option is exercisable by Invecture by February 7, 2013.

THE SECURITIES OFFERED UNDER THIS PROSPECTUS

The Company may offer the Common Shares, Warrants, Subscription Receipts or Units with a total value of up to US$200 million from time to time under this Prospectus, together with any applicable Prospectus Supplement, at prices and on terms to be determined by market conditions at the time of offering. This Prospectus provides you with a general description of the Securities the Company may offer. Each time the Company offers Securities, it will provide a Prospectus Supplement that will describe the specific amounts, prices and other important terms of the Securities, including, to the extent applicable:

•	designation or classification;
•	aggregate offering price;
•	original issue discount, if any;
•	rates and times of payment of dividends, if any;
•	redemption, conversion or exchange terms, if any;
•

conversion or exchange prices, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices and in the securities or other property receivable upon conversion or exchange;

•	restrictive covenants, if any;
•	voting or other rights, if any; and
•	important United States and Canadian federal income tax considerations.

A Prospectus Supplement may also add, update or change information contained in this Prospectus or in documents the Company has incorporated by reference. However, no Prospectus Supplement will offer a security that is not described in this Prospectus.

The Company may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which the Company will provide each time it offers Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them.

Common Shares

The Company may offer Common Shares. Holders of Common Shares are entitled to one vote per Common Share on all matters that require shareholder approval. Holders of Common Shares are entitled to dividends when and if declared by the Board of Directors of the Company. The Common Shares are described in greater detail in this Prospectus under “Description of Common Shares.”

Warrants

The Company may offer Warrants for the purchase of Common Shares, in one or more series, from time to time. The Company may issue Warrants independently or together with Common Shares or Subscription Receipts, and the Warrants may be attached to or separate from such securities. Certain warrants to purchase Common Shares of the Company (“Listed Warrants”) are listed on the TSX under the symbol VGZ.WT.U.

The Warrants will be evidenced by warrant certificates and may be issued under one or more warrant indentures, which are contracts between the Company and a warrant trustee for the holders of the Warrants. In this Prospectus, the Company has summarized certain general features of the Warrants under “Description of Warrants.” The Company urges you, however, to read any Prospectus Supplement related to the series of Warrants being offered, as well as the complete warrant indentures and warrant certificates that contain the terms of the Warrants. Specific warrant indentures will contain additional important terms and provisions and will be filed on Form 8-K with the SEC.

Subscription Receipts

The Company may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Warrants or any combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements, each to be entered into between the Company and an escrow agent, which will establish the terms and conditions of the Subscription Receipts. Each escrow agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. A copy of the form of subscription receipt agreement will be filed on Form 8-K with the SEC.

Units

The Company may offer Units consisting of Common Shares, Warrants and/or Subscription Receipts to purchase any of such securities in one or more series. This Prospectus contains a summary of certain general features of the Units under “Description of Units.” The Company urges you, however, to read any Prospectus Supplement related to the series of Units being offered. The Company may evidence each series of units by unit certificates that the Company will issue under a separate unit agreement with a unit agent. The Company will file on Form 8-K with the SEC the unit agreements that describe the terms of the series of Units the Company is offering before the issuance of the related series of Units.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

RISK FACTORS

Investing in the Securities involves a high degree of risk. Prospective investors in a particular offering of Securities should carefully consider the following risks as well as the other information contained in this Prospectus, any applicable Prospectus Supplement, and the documents incorporated by reference herein before investing in the Securities. If any of the following risks actually occurs, the Company’s business could be materially harmed. The risks and uncertainties described below are not the only ones the Company faces. Additional risks and uncertainties, including those of which the Company is currently unaware or that the Company deems immaterial, may also adversely affect the Company’s business.

The Company cannot be certain that its acquisition, exploration and development activities will be commercially successful or that any transaction it enters into will maximize the realization of the market value of the Company’s assets.

The Company currently has no properties that produce gold in commercial quantities. Substantial expenditures are required to acquire existing gold properties, to establish mineral reserves through drilling and analysis, to develop metallurgical processes to extract metal from the ore and, in the case of new properties, to develop the mining and processing facilities and infrastructure at any site chosen for mining. The Company cannot be assured that any mineral reserves or mineral resources acquired or discovered will be in sufficient quantities to justify commercial operations or that the funds required for development can be obtained on a timely basis. In addition, the Company has entered, may in the future enter, into agreements with third parties to realize the market value of certain of the Company’s assets. There is no assurance that transactions resulting from such agreements will maximize or realize the market value of the Company’s assets.

The Company has no history of producing metals from its current mineral properties and limited recent experience with producing mines; there can be no assurance that the Company will successfully establish mining operations or profitably produce precious metals.

The Company has no history of producing metals from its current mineral properties. The Company does not produce gold and does not currently generate operating earnings. While the Company seeks to move the Mt. Todd and Concordia gold projects into production, such efforts will be subject to all of the risks associated with establishing new mining operations and business enterprises, including:

•	the timing and cost, which are considerable, of the construction of mining and processing facilities;

•	the ability to find sufficient gold reserves to support a profitable mining operation;

•	the availability and costs of skilled labor and mining equipment;

•	compliance with environmental and other governmental approval and permit requirements;

•	the availability of funds to finance construction and development activities;

•	potential opposition from non-governmental organizations, environmental groups, local groups or local inhabitants that may delay or prevent development activities; and

•	potential increases in construction and operating costs due to changes in the cost of labor, fuel, power, materials and supplies.

The costs, timing and complexities of mine construction and development may be increased by the remote location of the Company’s properties. It is common in new mining operations to experience unexpected problems and delays during construction, development and mine start-up. In addition, management of the Company will need to be expanded. This could result in delays in the commencement of mineral production and increased costs of production. Accordingly, the Company cannot assure you that its activities will result in profitable mining operations or that the Company will successfully establish mining operations.

The Company has a history of losses and may incur losses in the future.

The Company has incurred losses in all periods since inception, except for the year ended December 31, 2011, and may incur net losses in the future. The Company reported the following earnings/(losses) from operations during each of the following periods:

•	approximately $50 million for the year ended December 31, 2011;

•	approximately ($20 million) for the year ended December 31, 2010; and

•	approximately ($6 million) for the year ended December 31, 2009.

The Company had an accumulated deficit of approximately $265 million as at December 31, 2011 and $315 million and $295 million as at December 31, 2010 and December 31, 2009, respectively. Additionally, the Company had negative cash flows from its operating activities of $25 million for the year ended December 31, 2011.

The Company expects to continue to incur losses unless and until such time as one of its properties enters into commercial production and generates sufficient revenues to fund continuing operations. The Company has committed and plans to continue to commit substantial capital and other resources to the ongoing development of the Mt. Todd gold project. The amount and timing of future expenditures will depend on a number of factors, including, but not limited to, the progress of ongoing development and operations, permitting matters, the timing of development, the costs of production, the commercial viability of production and other factors, some of which are beyond the Company’s control. The Company cannot assure investors that it will ever achieve profitability

Feasibility study results and preliminary assessment results are based on estimates that are subject to uncertainty.

Feasibility studies are used to determine the economic viability of a deposit, as are pre-feasibility studies and preliminary assessments. Feasibility studies are the most detailed and reflect a higher level of confidence in the reported capital and operating costs. Generally accepted levels of confidence are plus or minus 15% for feasibility studies, plus or minus 25-30% for pre-feasibility studies and plus or minus 35-40% for preliminary assessments. These levels reflect the levels of confidence that exist at the time the study is completed. While these studies are based on the best information available to the Company for the level of study, the Company cannot be certain that actual costs will not significantly exceed the estimated cost. While the Company incorporates what management believes is an appropriate contingency factor in cost estimates to account for this uncertainty, there can be no assurance that the contingency factor is adequate.

The economic viability of a mineral deposit is based on many factors that are subject to uncertainty.

Many factors are involved in the determination of the economic viability of a mineral deposit, including the achievement of satisfactory mineral reserve estimates, the level of estimated metallurgical recoveries, capital and operating cost estimates and estimates of future gold prices. Resource estimates are based on the assay results of many intervals from many drill holes and the interpolation of those results between holes. Mineral reserve estimates may be materially affected by metallurgical, environmental, permitting, legal title, socio-economic factors, marketing, political and other factors. There is no certainty that metallurgical recoveries obtained in bench scale or pilot plant scale tests will be achieved in commercial operations. Capital and operating cost estimates are based upon many factors, including anticipated tonnage and grades of ore to be mined and processed, the configuration of the mineral deposit, ground and mining conditions, expected recovery rates of the gold from the ore and anticipated environmental and regulatory compliance costs. Each of these factors involves uncertainties and as a result, the Company cannot give any assurance that its development or exploration projects will become operating mines. Further, it may take many years from the initial phase of drilling before production is possible and, during that time, the economic feasibility of exploiting a discovery may change as the result of changing commodity and supply costs. If a mine is developed, actual operating results may differ from those anticipated in a feasibility study.

The Company requires certain governmental authorizations and permits for its business, including its exploration activities, development plans and operating activities. The Company could incur substantial costs or disruptions to its business if it cannot obtain, renew or maintain the necessary authorizations and permits.

A major risk inherent in the Company’s business is the requirement to obtain authorizations and permits from governmental authorities. Delays in obtaining authorizations or permits, failure to obtain an authorization or permit or receipt of an authorization or permit with unreasonable conditions or costs could have a material adverse effect on the Company’s ability to develop one or more of its gold projects, including, but not limited to, the Mt. Todd gold project. The failure to obtain necessary permits could result in an impairment and write down of the carrying value of the Company’s projects.

As the Company proceeds with development at the Mt. Todd gold project, it may experience delays in the commencement of construction due to delays in receiving any required permits. There can be no assurance whether or when construction at the Mt. Todd gold project will commence. If the Company is unable to acquire the necessary permits for construction and mining at the Mt. Todd gold project, then it will not have mineral reserves under SEC Industry Guide 7 or Canadian National Instrument 43-101—Standards of Disclosure for Mineral Projects (“NI 43-101”), which could result in an impairment and write down of the carrying value of the project.

The Company depends on the issuance of certain permits for the exploration activities at the Guadalupe de los Reyes gold/silver project. There can be no assurance that the Company will obtain the additional permits for drilling. If the Company is unable to acquire the necessary permits, then it may not be able to advance the project to more detailed levels of technical and economic evaluation

The Company is awaiting receipt of certain permits needed before construction can begin at the Concordia gold project. The Company continues to experience delays in the commencement of construction on the Concordia gold project due to delays in receiving the required permits. There can be no assurance of whether or when construction at the Concordia gold project will commence. If the Company (whether itself or through Invecture as part of Invecture’s exercise of the Earn-in Right) is unable to acquire the required permits to mine the Concordia gold project, then the Concordia gold project will not have mineral reserves under SEC Industry Guide 7 or NI 43-101, which could result in an impairment and write down of the carrying value of the project.

Potential development at the Mt. Todd gold project depends, in part, on obtaining a positive definitive feasibility study.

The Company has engaged independent consultants to prepare a definitive feasibility study on the Mt. Todd gold project. There can be no assurance that the results of the definitive feasibility study will be positive or that such study will be completed when expected. If the results of the definitive feasibility study are positive, the Company may be unable to raise additional capital required to construct a mine at the Mt. Todd gold project (see “The Company may be unable to raise additional capital on favorable terms” below).

There may be delays in commencement of construction on the Mt. Todd gold project.

Delays in commencement of construction could result from delays in receiving the required governmental permits or from factors such as availability and performance of engineering and construction contractors, suppliers and consultants; availability of required equipment and receipt of required governmental approvals. Any delay in the performance of any one or more of the contractors, suppliers, consultants or other persons on which the Company depends, or lack of availability of required equipment, or delay or failure to receive required governmental approvals, could delay or prevent commencement of construction at the Mt. Todd gold project. There can be no assurance of whether or when construction at the Mt. Todd gold project will commence or that the necessary personnel, equipment or supplies will be available to the Company if and when construction is commenced. If the Company is unable to acquire permits to mine the property, then it will have no reserves under SEC Industry Guide 7 and NI 43-101, which could result in an impairment and write down of the carrying value of the project.

The Company requires the authorization of the Ejido (communal landowners) for access to the surface land in the area of Guadalupe de los Reyes gold/silver project.

The Company presently has a two-year contract with the Ejido that owns the land in the Guadalupe de los Reyes gold-silver project to have un-restricted access to the surface for the purpose of undertaking exploration activities. Delays in re-negotiating or agreeing to a new contract would delay any planned exploration or development activities related to the project.

There may be delays in commencement of construction on the Concordia gold project.

Delays in commencement of construction could result from delays in receiving the required governmental permits, including permits related to the construction of the desalination plant, pipeline, power line; or widening of the public access road; or from factors such as availability and performance of engineering and construction contractors, suppliers and consultants, availability of required equipment and receipt of required governmental approvals. Any delay in the performance of any one or more of the contractors, suppliers, consultants, Invecture or other persons on which the Company depends, or lack of availability of required equipment, or delay at or failure to receive required governmental approvals, could delay or prevent commencement of construction at the Concordia gold project. There can be no assurance of whether or when construction at the Concordia gold project will commence or that the necessary personnel, equipment or supplies will be available if and when construction is commenced. If the Company (whether itself or through Invecture as part of Invecture’s exercise of the Earn-in Right) is unable to acquire permits to mine the property, then the Concordia gold project will have no reserves under SEC Industry Guide 7 and NI 43-101, which could result in an impairment and write down of the carrying value of the project.

Failure to secure permits for the Mt. Todd gold project could negatively impact the Company’s mineral reserves.

The Company has not received all of the governmental permits for the Mt. Todd gold project. There are many variables and uncertainties involved throughout the permitting process and approval is not guaranteed. If the Company is unable to secure all necessary permits, Australian law will prohibit it from mining the Mt. Todd gold project and, accordingly, the Company will have no reserves at the Mt. Todd gold project under SEC Industry Guide 7 and NI 43-101, which could result in an impairment and write down of the carrying value of the project.

There may be delays in obtaining the CUSF or a failure in obtaining the CUSF for the Concordia gold project, which could negatively impact the Company’s mineral reserves.

The Company’s initial CUSF application was dismissed on administrative grounds by Mexican Secretariat of the Environment and Natural Resources (“SEMARNAT”). Specifically, SEMARNAT dismissed the CUSF application, without a review of its substantive merit, for the alleged failure by the Company’s Mexican subsidiary, Desarrollos Zapal S.A. de C.V., to provide certain information and satisfy procedural requirements. The Company is currently working to clarify SEMARNAT’s specific requirements. The Company (whether itself or through Invecture as part of Invecture’s exercise of the Earn-in Right) intends to make the appropriate amendments and re-file a new CUSF application. The CUSF is required before the Company can commence construction of the Concordia gold project. Amending and resubmitting the CUSF application for review by SEMARNAT will cause unknown delays in the commencement of the Concordia gold project. There are many variables and uncertainties involved throughout the CUSF application approval process, which could further delay the application and therefore further delay commencement of the Concordia gold project. If the Company is unable to secure a CUSF, Mexican law will prohibit it from mining the Concordia gold project and, accordingly, the Company will have no reserves at the Concordia gold project under SEC Industry Guide 7 and NI 43-101, which could result in an impairment and write down of the carrying value of the project.

Increased costs could affect the Company’s financial condition.

The Company anticipates that costs at its projects, including the Mt. Todd gold project, Guadalupe de Los Reyes gold/silver project, Concordia gold project and Awak Mas gold project, as well as other properties that it may explore or develop, will frequently be subject to variation from one year to the next due to a number of factors, such as changing ore grade, metallurgy and revisions to mine plans in response to the physical shape and location of the mineral deposit. In addition, costs are affected by the costs of labor and the price of commodities such as fuel and electricity. Such commodities are at times subject to volatile price movements, including increases that could make production at certain operations less profitable. A material increase in costs at any project could have a significant effect on the Company’s profitability and could result in an impairment charge.

A shortage of equipment and supplies could adversely affect the Company’s ability to operate its business.

The Company is dependent on various supplies and equipment to carry out its mining exploration and development operations. The shortage of such supplies, equipment and parts could have a material adverse effect on the Company’s ability to carry out its operations and therefore limit or increase the cost of production.

Joint ventures and other partnerships in relation to the Company’s properties may expose the Company to risks.

The Company has entered into, and may enter into, joint ventures or other partnership arrangements with other parties in relation to the exploration, development and production of properties in which the Company has an interest. Joint ventures can often require unanimous approval of the parties to the joint venture or their representatives for certain fundamental decisions, such as an increase or reduction of registered capital, merger, division, dissolution, amendments of constating documents, and the pledge of joint venture assets, which means that each joint venture party may have a veto right with respect to such decisions, which could lead to a deadlock in the operations of the joint venture or partnership. Further, the Company may be unable to exert control over strategic decisions made in respect of such properties. Any failure of such other companies to meet their obligations to the Company or to third parties, or any disputes with respect to the parties’ respective rights and obligations, could have a material adverse effect on the joint ventures or their properties and therefore could have a material adverse effect on the Company’s results of operations, financial performance, cash flows and the price of the Company’s securities.

The Company relies on third parties to fulfill their obligations under agreements, which may not be successful, and non-managed projects may not comply with the Company’s standards or meet the Company’s objectives.

The Company has entered into agreements with Awak Mas Holdings Pty. Ltd. (“Awak Mas Holdings”) pursuant to which Awak Mas Holdings has an option to acquire up to an 80% beneficial interest in the Awak Mas gold project. In addition, the Company has granted Invecture the right to earn a 60% interest in the Concordia gold project. The Company may enter into similar arrangements with respect to its properties in the future. Awak Mas Holdings currently operates the Awak Mas gold project and Invecture currently operates the Concordia gold project. Although the Company has sought to protect its interests in relation to its arrangements with Awak Mas

Holdings and Invecture, these transactions necessarily involve special risks. Whether or not the Company holds majority interest or maintains operational control in the projects it holds an interest in, its partners may (i) have economic or business interests or goals that are inconsistent with or opposed to those of the Company, (ii) exercise veto rights so as to block actions that the Company believes to be in the best interests of the project, (iii) take action contrary to the Company’s policies or objectives with respect to its investments, or (iv) as a result of financial or other difficulties, be unable or unwilling to fulfill their obligations under the joint venture, option, earn-in right or other agreements, such as contributing capital for the expansion or maintenance of projects. Where projects and operations are controlled and managed by the Company’s partners, the Company may provide expertise and advice, but it has limited control with respect to compliance with its standards and objectives. Improper management or ineffective policies, procedures or controls could adversely affect the value of the related non-managed projects and operations and, by association, damage the Company’s reputation and thereby harm the Company’s operations, value of assets and access to new assets.

In addition, the exploration and development of the Company’s projects (including Awak Mas and Concordia gold projects) require substantial additional financing. If Awak Mas Holdings, Invecture or any of the Company’s other partners are unable to satisfy the funding obligations under their respective agreements with the Company, the Company will have to raise funds from external sources in order to maintain and advance its projects. See “The Company may be unable to raise additional capital on favorable terms”.

Acquisitions and integration issues may expose the Company to risks.

The Company’s business strategy includes making targeted acquisitions. Any acquisition that the Company makes may be of a significant size, may change the scale of the Company’s business and operations, and may expose the Company to new geographic, political, operating, financial and geological risks. The Company’s success in its acquisition activities depends on its ability to identify suitable acquisition candidates, negotiate acceptable terms for any such acquisition and integrate the acquired operations successfully with the Company’s operations. Any acquisitions would be accompanied by risks. For example, there may be significant decreases in commodity prices after the Company has committed to complete the transaction and has established the purchase price or exchange ratio; a material mineral deposit may prove to be below expectations; the Company may have difficulty integrating and assimilating the operations and personnel of any acquired companies, realizing anticipated synergies and maximizing the financial and strategic position of the combined enterprise and maintaining uniform standards, policies and controls across the organization; the integration of the acquired business or assets may disrupt the Company’s ongoing business and its relationships with employees, customers, suppliers and contractors; and the acquired business or assets may have unknown liabilities that may be significant. If the Company chooses to use equity securities as consideration for such an acquisition, existing shareholders may suffer dilution. Alternatively, the Company may choose to finance any such acquisition with its existing resources. There can be no assurance that the Company would be successful in overcoming these risks or any other problems encountered in connection with such acquisitions.

The issuance of additional Common Shares may negatively impact the trading price of the Company’s securities.

The Company has issued equity securities in the past and may continue to issue equity securities to finance its activities in the future, including to finance future acquisitions, or as consideration for acquisitions of businesses or assets. In addition, outstanding options, restricted stock units, warrants and broker warrants to purchase Common Shares may be exercised, resulting in the issuance of additional Common Shares. The issuance by the Company of additional Common Shares would result in dilution to the Company’s shareholders, and even the perception that such an issuance may occur could have a negative impact on the trading price of the Company’s securities.

The price of the Company’s securities may fluctuate and may result in losses to investors.

The trading price of Common Shares has been and may continue to be subject to large fluctuations, which may result in losses to investors. The high and low intraday sale prices of Common Shares, respectively, on the NYSE

Amex were $3.38 and $1.16 in 2009; $3.45 and $1.30 in 2010 and $4.59 and $2.39 in 2011 and on the TSX were Cdn$3.63 and Cdn$1.40 in 2009; Cdn$3.59 and Cdn$1.33 in 2010 and Cdn$4.55 and Cdn$2.40 in 2011. The trading price of the Listed Warrants may be subject to large fluctuations, which may result in losses to investors. The high and low intraday sale prices of the Listed Warrants, respectively, on the TSX were Cdn$0.90 and Cdn$0.60 between January 1, 2011 and April 16, 2012. The trading price of the Common Shares and Listed Warrants may increase or decrease in response to a number of events and factors, including:

•	material events in the Company’s business;

•	trends in the gold mining industry and the markets in which the Company operates;

•	changes in the price of gold;

•	changes in financial estimates and recommendations by securities analysts;

•	acquisitions and financings;

•	global and regional political and economic conditions and other factors;

•	general stock market conditions;

•	the operating and share performance of other companies that investors may deem comparable to the Company; and

•	purchase or sales of blocks of the Common Shares or Warrants.

This volatility may adversely impact the price of the Common Shares or Warrants regardless of the Company’s operating performance.

The Company has never declared dividends.

The Company has never declared or paid any dividends on the Common Shares. Currently, the Company intends to retain its earnings, if any, to finance the growth and development of the business and does not expect to pay dividends or to make any other distributions in the future, which may limit the way in which investors may realize any returns on their investment.

The Company cannot be certain that the market price of securities held by the Company will be sustained or increased.

The Company’s investments in securities of other public companies (including its investment in Midas Gold) are subject to volatility in the share prices of such companies. There can be no assurance that an active trading market for any of the subject shares is sustainable. The trading prices of the subject shares could be subject to wide fluctuations in response to various factors beyond the Company’s control, including success (or failure) of exploration and development activities, quarterly variations in the subject companies’ results of operations, changes in earnings (if any), estimates made by analysts, conditions in the industry of such companies and macroeconomic developments in North America and globally, currency fluctuations and market perceptions of the mining industry. Such market fluctuations could adversely affect the market price of the Company’s investments and the value that the Company could realize on such investments.

The Company’s continuing historical reclamation obligations at the Mt. Todd gold project and its reclamation requirements on its other properties could require significant additional expenditures.

The Company could be responsible for the reclamation obligations related to previous disturbances located on all of its properties, including the Mt. Todd gold project. The Mt. Todd site was not reclaimed when the original mine closed and as a result, the dumps and heap-leach pad require ongoing care and maintenance. The Company provides that care and maintenance, but will not be responsible for the environmental liability resulting from previous operations until the Company makes the decision to re-open the mine, has received the appropriate permits and has funded the reclamation bond required by the permits. The reclamation obligations of the historic operations involve substantially the same areas that the Company would be required to reclaim, if it was to undertake a proposed operation on the property. The obligation therefore would not necessarily involve a substantially greater obligation than the Company would assume for its own proposed operations. The award of the permits to the Company would require an agreement by the Company to provide a bond in a form satisfactory to the Northern Territory Government that would cover the expense of the reclamation of the property. The satisfaction of any bonding requirements and continuing or future reclamation obligations on the Company’s properties will require a significant amount of capital. There is a risk that the Company will be unable to fund these historical and future reclamation requirements, and further, that the regulatory authorities may increase reclamation and bonding requirements to such a degree that it would not be commercially reasonable to continue exploration or development activities on such properties, including at the Mt. Todd gold project. Such events could have a material adverse effect on the Company’s results of operations, financial performance, cash flows and the price of the Company’s securities.

Historical production of gold at the Company’s Mt. Todd gold project may not be indicative of the potential for future development or revenue.

The Mt. Todd gold project was an operating mine in the late 1990’s. Based on a review of project files, management of the Company believes that approximately 27.1 million short tons grading 0.031 gold ounces per ton and containing 826,000 ounces of gold were extracted between 1996 and the termination of mining in 2000. Processing was by a combination of heap-leach production from oxide ore and cyanidation of sulfide ore. The remaining mineralization consists of sulfide mineralization lying below and along strike of the existing open pit. Historical production of gold from the Mt. Todd gold project may not be indicative of the potential for future development of the property. Due to the uncertainties associated with exploration and development, including variations in geology and structure, there is no assurance that the Company’s development efforts will be successful or that prior operating results are reflective of additional or economically developable deposits. Investors in the Company’s securities should not rely on historical operations as an indication that the Company’s mining properties will be placed into commercial production again or that such properties will produce revenues or be profitable.

The Company cannot assure you that it will have an adequate supply of water to complete desired exploration or development of its mining properties.

The Company has obtained permits and water rights that it currently uses to service the activities on its various properties and the Company plans to obtain all required permits and water rights to serve other properties it may develop or acquire in the future.

However, the amount of water that the Company is entitled to use pursuant to its water rights must be determined by the appropriate regulatory authorities in the jurisdictions in which it operates. Such regulatory authorities may amend the regulations regarding such water rights, increase the cost of maintaining such water rights or eliminate the Company’s current water rights, and the Company may be unable to retain all or a portion of such water rights. In addition, water at the Mt. Todd gold project is expected to be provided from a raw water dam and reservoir. Drought or drought-like conditions in the area feeding the reservoir could limit or extinguish this water supply. Accordingly, there is no assurance that the Company will have access to the amount of water needed to explore or develop its properties or to operate a mine at its properties, which may prevent the Company from generating revenue, and which could materially adversely affect the Company’s financial condition, cash flows and the price of the Company’s securities.

The Company could be subject to environmental lawsuits.

Neighboring landowners and other third parties could file claims based on environmental statutes and common law for personal injury and property damage allegedly caused by the release of hazardous substances or other waste material into the environment on or around the Company’s properties. There can be no assurance that the Company’s defense of such claims will be successful. A successful claim against the Company could have a material adverse affect on the Company’s business prospects, financial condition, results of operation and the price of the Company’s securities.

The Company does not insure against all risks to which it may be subject in its planned operations.

The Company does not maintain insurance to cover all of the potential risks associated with its operations or future operations. The Company may also be unable to obtain insurance to cover other risks at economically feasible premiums or at all. Insurance coverage may not continue to be available, or may not be adequate to cover all liabilities. The Company might also become subject to liability for environmental, pollution or other hazards associated with mineral exploration and production that it may not be insured against, which may exceed the limits of its insurance coverage or which it may elect not to insure against because of premium costs or other reasons. Losses from these events may cause the Company to incur significant costs that could materially adversely affect the Company’s financial condition and its ability to fund activities on its properties. A significant loss or liability could force the Company to reduce or terminate its operations on a specific project or altogether.

If the Company fails to hire and retain its key personnel, it may have an adverse effect on the Company’s operations.

The Company depends on a number of key personnel, including Frederick H. Earnest, the President and Chief Executive Officer of the Company, and Terri L. Eggert, the Interim Chief Financial Officer of the Company. The Company relies heavily on these individuals for the conduct of its business. The Company believes that its success depends on the continued service of its key officers and there can be no assurance that it will be able to retain any or all of such officers. The loss of any one of these personnel could have an adverse effect on the Company’s operations. The Company has employment contracts with each of these key personnel. The Company does not have key man life insurance.

The Company’s ability to manage growth effectively will require it to continue to implement and improve its management systems and to recruit and train new employees. Although the Company has done so in the past and expects to do so in the future, it cannot assure you that it will be successful in attracting and retaining skilled and experienced personnel.

The price of gold is subject to fluctuations, which could adversely affect the realizable value of the Company’s assets and potential future results of operations and cash flows.

The Company’s principal assets are mineral reserves and mineral resources, cash, certain mill equipment and the Midas Gold Shares. The Company intends to attempt to acquire additional properties containing mineral reserves and mineral resources. The price that the Company pays to acquire these properties will be, in large part, influenced by the price of gold at the time of the acquisition. The Company’s potential future revenues are expected to be, in large part, derived from the mining and sale of gold from these properties or from the outright sale or joint venture of some of these properties. The value of these mineral reserves and mineral resources, and the value of any potential gold production therefrom, will vary in proportion to variations in gold prices. The price of gold has fluctuated widely, and is affected by numerous factors beyond the Company’s control, including, but not limited to, international, economic and political trends; expectations of inflation; currency exchange fluctuations; central bank activities; interest rates; global or regional consumption patterns and speculative activities. The effect of these factors on the price of gold, and therefore the economic viability of any of the Company’s projects, cannot accurately be predicted. Any drop in the price of gold would adversely affect the Company’s asset values, cash flows, potential revenues and profits.

Mining exploration, development and operating activities are inherently hazardous.

Mineral exploration involves many risks that even a combination of experience, knowledge and careful evaluation may not be able to overcome. Operations in which the Company has direct or indirect interests will be subject to all the hazards and risks normally incidental to exploration, development and production of gold and other metals, any of which could result in work stoppages, damage to property and possible environmental damage. The nature of these risks is such that liabilities might exceed any liability insurance policy limits. It is also possible that the liabilities and hazards might not be insurable, or, the Company could elect not to be insured against such liabilities due to high premium costs or other reasons, in which event, the Company could incur significant costs that could have a material adverse effect on its financial condition.

Calculations of mineral reserves and of mineral resources are estimates only, subject to uncertainty due to factors, including metal prices, inherent variability of the ore and recoverability of metal in the mining process.

There is a degree of uncertainty attributable to the calculation of reserves and corresponding grades dedicated to future production. Until mineral reserves are actually mined and processed, the quantity of ore and grades must be considered as an estimate only. In addition, the quantity of mineral reserves and ore may vary depending on metal prices. Estimates of mineral resources are subject to uncertainty as well. The estimating of mineral reserves and mineral resources is a subjective process and the accuracy of such estimates is a function of the quantity and quality of available data and the assumptions used and judgments made in interpreting engineering and geological information. There is significant uncertainty in any reserve or resource estimate, and the actual deposits encountered and the economic viability of mining a deposit may differ materially from the Company’s estimates. Estimated mineral reserves or mineral resources may have to be recalculated based on changes in metal prices, further exploration or development activity or actual production experience. This could materially and adversely affect estimates of the volume or grade of mineralization, estimated recovery rates or other important factors that influence estimates of mineral reserves or mineral resources. Any material change in the quantity of mineral reserves, mineral resources, mineralization, grade or stripping ratio may affect the economic viability of the Company’s properties. In addition, there can be no assurance that gold recoveries or other metal recoveries in small-scale laboratory tests will be duplicated in larger scale tests under on-site conditions or during production.

The Company’s exploration and development operations are subject to environmental regulations, which could result in the Company incurring additional costs and operational delays.

All phases of the Company’s operations are subject to environmental regulation. Environmental legislation is evolving in some countries or jurisdictions in a manner that will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect the Company’s projects. The Company is currently subject to U.S. federal and state government environmental regulations with respect to its project in California in the United States. The Company is also currently subject to environmental regulations with respect to its properties in Australia, Mexico and Indonesia.

U.S. Federal Laws

The U.S. Bureau of Land Management requires that mining operations on lands subject to its regulation obtain an approved plan of operations subject to environmental impact evaluation under the National Environmental Policy Act. Any significant modifications to the plan of operations may require the completion of an environmental assessment or Environmental Impact Statement (“EIS)” prior to approval. Mining companies must post a bond or other surety to guarantee the cost of post-mining reclamation. These requirements could add significant additional cost and delays to any mining project the Company undertakes.

Under the U.S. Resource Conservation and Recovery Act, mining companies may incur costs for generating, transporting, treating, storing, or disposing of hazardous waste, as well as for closure and post-closure maintenance once they have completed mining activities on a property. The Company’s mining operations may produce air emissions, including fugitive dust and other air pollutants, from stationary equipment, storage facilities, and the use of mobile sources, such as trucks and heavy construction equipment, that are subject to review, monitoring and/or control requirements under the Federal Clean Air Act and state air quality laws. Permitting rules may impose limitations on the Company’s production levels or create additional capital expenditures in order to comply with the rules.

The U.S. Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict, joint and several liability on parties associated with releases or threats of releases of hazardous substances. Those liable groups include, among others, the current owners and operators of facilities who release hazardous substances into the environment and past owners and operators of properties who owned such properties at the time the disposal of the hazardous substances occurred. This liability could include the cost of removal or remediation of the release and damages for injury to the surrounding property. The Company cannot predict the potential for future CERCLA liability with respect to its U.S. properties.

California Laws

A new mining operation in California, such as the Long Valley gold project which is on federal unpatented mining claims within a National Forest, requires various federal, state and local permits. Mining projects require the establishment and presentation of environmental baseline conditions for air, water, vegetation, wildlife, cultural, historical, geological, geotechnical, geochemical, soil and socioeconomic parameters. An EIS would be required for any mining activities proposed on public lands. Also required would be a Plan of Operations/Reclamation Plan, and permits for waste-water discharge and wetland disturbance (dredge and fill); a county mining plan and reclamation plan; a county mining operations permit; special use permits from the U.S. Forest Service; and possibly others. In addition, compliance must be demonstrated with the Endangered Species Act and the National Historical Preservation Act consultation process. Possible county zoning and building permits and authorization may be required. Baseline environmental conditions are the basis by which direct and indirect project-related impacts are evaluated and by which potential mitigation measures are proposed. If the Long Valley gold project is found to significantly adversely impact any of these baseline conditions, the Company could incur significant costs to correct the adverse impact, or delay the start of production. In addition, on December 12, 2002, California adopted a “backfilling law” requiring open-pit surface mining operations for metallic minerals to back-fill the mines. While the Company has determined that the geometry of the Long Valley gold project would lend itself to compliance with this law, future adverse changes to this law could have a corresponding adverse impact on the Company’s financial performance and results of operations, for example, by requiring changes to operating constraints, technical criteria, fees or surety requirements.

Australia Laws

Mineral projects in the Northern Territory are subject to Australian federal and Northern Territory laws and regulations regarding environmental matters and the discharge of hazardous wastes and materials. As with all mining projects, the Mt. Todd gold project would be expected to have a variety of environmental impacts should development proceed. The Company is required under Australian laws and regulations (federal, state and territorial) to acquire permits and other authorizations before the Mt. Todd gold project can be developed and mined. In Australia, environmental legislation plays a significant role in the mining industry. Various environmental documents, such as the EIS over the Mt. Todd gold project, covering studies on inter alia, air, water, pollution, hazardous and toxic wastes, reclamation of mining area, etc., must be prepared and submitted to the Northern Territory Government Department of Natural Resources, Environment, The Arts and Sport. Additionally, Northern Territory Government Department of Resources Minerals and Energy Aboriginal Areas Protection Authority; and Australian Government Department of Sustainability, Environment, Water, Population and Communities are also involved in the project.

The preparation of the EIS and related documents and other relevant environmental licenses would involve incurrence of time and costs and there is no assurance that those approvals/licenses can be obtained in a timely manner. The Northern Territory government also has administrative discretion not to approve the EIS documents or grant the required environmental licenses (including any renewal or extensions of such documents). The Company has entered into an agreement with the Northern Territory relating to environmental and rehabilitation issues. The Company must also comply with Aboriginal heritage legislation requirements, which require heritage survey work to be undertaken prior to the commencement of mining operations. All these conditions may result in the occurrence of significant production costs and may delay the production activity of the Mt. Todd gold project.

These conditions could frustrate investors seeking certainty in their investments and as a result, the Company may incur costs and time to manage any issues that may arise and that could possibly affect the overall mining activity of the Mt. Todd gold project.

Mexico Laws

The Company is required under Mexican laws and regulations to acquire permits and other authorizations before the Guadalupe de los Reyes gold/silver project or the Concordia gold project can be developed and mined. Since the passage of Mexico’s 1988 General Law on Ecological Equilibrium and Environmental Protection, a sophisticated system for environmental regulation has evolved. In addition, the North American Free Trade Agreement requirements for regulatory standards in Mexico equivalent to those of the United States and Canada have obligated the Mexican government to continue further development of environmental regulation. Most regulatory programs are implemented by various divisions of SEMARNAT.

There can be no assurance that the Company will be able to acquire the necessary permits or authorizations on a timely basis to complete evaluation activities or to place the Guadalupe de los Reyes gold/silver project into production. Delays in acquiring any permit, authorization or updates could increase the development cost of the Guadalupe de los Reyes gold/silver project or delay the start of production. The most significant environmental permitting requirements, as they relate to the Guadalupe de los Reyes gold/silver project, are developing reports on environmental impacts; regulation and permitting of discharges to air, water and land; new source performance standards for specific air and water pollutant emitting sources; solid and hazardous waste management regulations; developing risk assessment reports; developing evacuation plans; and monitoring inventories of hazardous materials. If the Guadalupe de los Reyes gold/silver project is found to not be in compliance with any of these requirements, the Company could incur significant compliance costs, or might have to delay the start of production.

While the Company believes that it has or that it or Invecture will be able to obtain the necessary permits to place the Concordia gold project into production, there can be no assurance that the Company will be able to acquire updates to necessary permits or authorizations on a timely basis. Delays in acquiring any permit, authorization or updates could increase the development cost of the Concordia gold project, or delay the start of production. The most significant environmental permitting requirements, as they relate to the Concordia gold project, are developing reports on environmental impacts; regulation and permitting of discharges to air, water and land; new source performance standards for specific air and water pollutant emitting sources; solid and hazardous waste management regulations; developing risk assessment reports; developing evacuation plans; and monitoring inventories of hazardous materials. In order to exercise its earn-in right, Invecture will need to obtain such reports on environmental impact. There is no certainty that Invecture will be successful or that it will meet the conditions necessary to exercise its earn-in right with respect to the Concordia gold project. If the Concordia gold project is found to not be in compliance with any of these requirements, the Company could incur significant compliance costs, or might have to delay the start of production.

Indonesia Laws

The Company is required under Indonesian laws and regulations to acquire permits and other authorizations before its Indonesian mining project, the Awak Mas gold project, can be developed and mined. In Indonesia, environmental legislation plays a significant role in the mining industry. Various environmental documents, such as the analysis of environmental impact (“AMDAL”) concerning the Awak Mas gold project, covering studies on inter alia, air, water, land, pollution, hazardous and toxic wastes and reclamation of mining area, must be prepared and submitted to the Ministry of Environment for approval. In addition, the Company is also required to submit periodical environmental reports to the relevant environmental government agencies pursuant to the AMDAL and other required environmental licenses (e.g. license for tailing waste).

The preparation of AMDAL documents and other relevant environmental license documents involves incurrence of time and costs and there is no assurance that those approvals/licenses can be obtained in a timely manner. The Indonesian government also has administrative discretion not to approve AMDAL documents or grant the required environmental licenses (including any renewal or extensions of such documents). All these conditions may delay the production activity of the Awak Mas gold project.

Failure to meet all of the requirements with respect to the above environmental documents, licensing and report submissions could cause the Company to be subject to administrative and criminal sanctions as well as fines. In extreme cases, the administrative sanctions can also be imposed in the form of revocation of the Company’s business license and the contract of work that the Company has with the Indonesian government.

As well, from time to time, the implementation of the regional autonomy law in Indonesia can cause uncertainty as to the existence and applicability of national and regional regulations (including in the environmental sector). Often regional regulations are in conflict with higher regulations that apply nationally. As a result, the Company may incur cost and time to manage any issues that may arise and that could possibly affect the overall mining activity of the Awak Mas gold project.

Regulations and pending legislation governing issues involving climate change could result in increased operating costs, which could have a material adverse effect on the Company’s business.

A number of governments or governmental bodies have introduced or are contemplating regulatory changes in response to various climate change interest groups and the potential impact of climate change. Legislation and increased regulation regarding climate change could impose significant costs on the Company, its venture partners and its suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting and other costs to comply with such regulations. Any adopted future climate change regulations could also negatively impact the Company’s ability to compete with companies situated in areas not subject to such limitations. Given the emotion, political significance and uncertainty around the impact of climate change and how it should be dealt with, the Company cannot predict how legislation and regulation will affect its financial condition, operating performance and ability to compete. Furthermore, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change by the Company or other companies in the Company’s industry could harm the Company’s reputation. The potential physical impacts of climate change on the Company’s operations are highly uncertain, and would be particular to the geographic circumstances in areas in which the Company operates.

The Company’s business is subject to evolving corporate governance and public disclosure regulations that have increased both the Company’s compliance costs and the risk of noncompliance, which could have an adverse effect on the price of the Company’s securities.

The Company is subject to changing rules and regulations promulgated by a number of governmental and self-regulated organizations, including Canadian securities regulatory authorities, the SEC, the NYSE Amex, the TSX and the Financial Accounting Standards Board. These rules and regulations continue to evolve in scope and complexity and many new requirements have been created in response to laws enacted by Congress, making compliance more difficult and uncertain. For example, on July 21, 2010, Congress passed the Dodd-Frank Act. The Company’s efforts to comply with the Dodd-Frank Act and other new regulations have resulted in, and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

The Company’s receipt of future payments in connection with its disposal of the Amayapampa gold project is subject to uncertainty.

In April 2008, the Company announced the disposal of its wholly-owned subsidiary Vista Gold (Antigua) Corp. (“Vista Gold Antigua”) to Republic Gold Limited (“Republic”). Vista Gold Antigua indirectly held the Company’s interest in the Amayapampa gold project in Bolivia. Under the terms of the transaction, Republic agreed to pay the Company $3.0 million in three equal payments of $1.0 million. The first of these payments is due and payable upon the start of commercial production at Amayapampa, followed by $1.0 million payments on each of the first and second anniversaries of the start of commercial production. In addition, Republic has agreed to pay the Company a net smelter return royalty on the gold produced by or on behalf of Republic from the Amayapampa gold project in varying percentages depending on the price of gold per ounce. In February 2012, Republic reported that it had suspended activities at the Amayapampa gold project.

The Amayapampa gold project is not currently in production and the Company cannot assure that the project will ever become a producing mine or, if production is commenced at the mine, the timing and amounts for any such production. Further, having disposed of the Amayapampa gold project, the Company has no control over the development of the project. Depending on whether and when production commences at Amayapampa and levels of production achieved, receipt by the Company of the future payments contemplated by the purchase and sale agreement for the Amayapampa gold project is subject to uncertainty. At this time, it is uncertain whether Republic will advance the Amayapampa gold project.

The Company faces intense competition in the mining industry.

The mining industry is intensely competitive in all of its phases. As a result of this competition, some of which is with large established mining companies with substantial capabilities and with greater financial and technical resources than the Company’s, the Company may be unable to acquire additional attractive mining claims or financing on terms it considers acceptable. The Company also competes with other mining companies in the recruitment and retention of qualified managerial and technical employees. If the Company is unable to successfully compete for qualified employees, its exploration and development programs may be slowed down or suspended. The Company competes with other gold companies for capital. If the Company is unable to raise sufficient capital, its exploration and development programs may be jeopardized or the Company may not be able to acquire, develop or operate gold projects.

The Company may be unable to raise additional capital on favorable terms, if at all.

The exploration and development of the Company’s properties, specifically the construction of mining facilities and commencement of mining operations, require substantial additional financing. Significant capital investment is required to achieve commercial production from each of the Company’s properties. The Company will have to raise additional funds from external sources in order to maintain and advance its existing property positions and to acquire new gold projects. There can be no assurance that additional financing will be available at all or on acceptable terms, and, if additional financing is not available, the Company may have to substantially reduce or cease its operations.

Some of the Company’s directors may have conflicts of interest as a result of their involvement with other natural resource companies.

Some of the Company’s directors are directors or officers of other natural resource or mining-related companies. Michael B. Richings and Frederick H. Earnest are each a director of Midas Gold. John Clark is a director of Crown Point Ventures, APIC Petroleum Corporation and Zephyr Minerals Ltd. C. Thomas Ogryzlo is a director of Aura Minerals Inc. and Baja Mining Corp. W. Durand Eppler is director of Augusta Resource Corporation, Golden Minerals Company and Frontier Mining Limited. Tracy Stevenson is the non-executive chairman and a director of Quaterra Resources Inc. and a director of Ivanhoe Mines Ltd. These associations may give rise to conflicts of interest from time to time. In the event that any such conflict of interest arises, a director who has such a conflict is required to disclose the conflict at a meeting of the directors of the company in question and to abstain from voting for or against approval of any matter in which such director may have a conflict. In appropriate cases, the company in question will establish a special committee of independent directors to review a matter in which any directors, or management, may have a conflict. In accordance with the laws of the Yukon Territory, the directors of all Yukon Territory companies are required to act honestly, in good faith and in the best interests of a company for which they serve as a director.

There may be challenges to the title in the Company’s mineral properties.

There may be challenges to title to the mineral properties in which the Company holds a material interest. If there are title defects with respect to any of the Company’s properties, the Company might be required to compensate other persons or perhaps reduce its interest in the affected property. Also, in any such case, the investigation and resolution of title issues would divert management’s time from ongoing exploration and development programs.

The Company’s property interests in Mexico and Indonesia are subject to risks from political and economic instability in those countries.

The Company has property interests in Mexico and Indonesia that may be affected by risks associated with political or economic instability in those countries. The risks include, but are not limited to, military repression, extreme fluctuations in currency exchange rates, labor instability or militancy, mineral title irregularities and high rates of inflation. In addition, changes in mining or investment policies or shifts in political attitude in Mexico or Indonesia may adversely affect the Company’s business. The Company may be affected in varying degrees by government regulation with respect to restrictions on production, price controls, export controls, income taxes, expropriation of property, maintenance of claims, environmental legislation, land use, land claims of local people, water use and mine safety. The effect of these factors cannot be accurately predicted.

The Company’s financial position and results are subject to fluctuations in foreign currency values.

Because the Company has mining exploration and evaluation operations in North America and in Australia and Indonesia, it is subject to foreign currency fluctuations, which may materially affect the Company’s financial position and results. The Company does not engage in currency hedging to offset any risk of currency fluctuations.

The Company measures and reports its financial results in U.S. dollars. The Company has mining projects in the United States, Australia, Mexico and Indonesia, and the Company is looking for other projects elsewhere in the world. Economic conditions and monetary policies in these countries can result in severe currency fluctuations.

Currently all the Company’s material transactions in Australia, Mexico and Indonesia are denominated in U.S. dollars. However, if the Company were to begin commercial operations in any of these or other countries, it is possible that material transactions incurred in the local currency, such as engagement of local contractors for major projects, will be settled at a U.S. dollar value that is different from the U.S. dollar value of the transaction at the time it was incurred. This could have the effect of undermining profits from operations in that country.

The Company is likely a “passive foreign investment company”, which will likely have adverse U.S. federal income tax consequences for U.S. shareholders.

U.S. shareholders of the Common Shares should be aware that the Company believes it was classified as a passive foreign investment company (“PFIC”) during the taxable year ended December 31, 2011, and based on current business plans and financial projections, management believes there is a significant likelihood that the Company will be a PFIC during the current taxable year. If the Company is a PFIC for any year during a U.S. shareholder’s holding period, then such U.S. shareholder generally will be required to treat any gain realized upon a disposition of Common Shares, or any so-called “excess distribution” received on their Common Shares, as ordinary income, and to pay an interest charge on a portion of such gain or distributions, unless the shareholder makes a timely and effective “qualified electing fund” (“QEF Election”) or a “mark-to-market” election with respect to the Common Shares. A U.S. shareholder who makes a QEF Election generally must report on a current basis its share of the net capital gain and ordinary earnings for any year in which the Company is PFIC, whether or not the Company distributes any amounts to its shareholders. However, U.S. shareholders should be aware that there can be no assurance that the Company will satisfy record keeping requirements that apply to a QEF Election, or that the Company will supply U.S. shareholders with information that such U.S. shareholders require to report under the QEF Election rules, in event that the Company is a PFIC and a U.S. shareholder wishes to make a QEF Election. Thus, U.S. shareholders may not be able to make a QEF Election with respect to their Common Shares. A U.S. shareholder who makes the mark-to-market election generally must include as ordinary income each year the excess of the fair market value of the Common Shares over the taxpayer’s basis therein. This paragraph is qualified in its entirety by the discussion in the Company’s Annual Report on Form 10-K for the year ended December 30, 2011 under the heading “Certain U.S. Federal Income Tax Considerations.” Each U.S. shareholder should consult his or her own tax advisor regarding the U.S. federal, U.S. state and local, and foreign tax consequences of the PFIC rules and the acquisition, ownership, and disposition of the Common Shares.

It may be difficult to enforce judgments or bring actions outside the United States against the Company and certain of its directors.

The Company is a Canadian corporation and certain of its directors are neither citizens nor residents of the United States. A substantial part of the assets of several of these persons, and of the Company, are located outside the United States. As a result, it may be difficult or impossible for an investor:

•

to enforce in courts outside the United States judgments obtained in United States courts based upon the civil liability provisions of United States federal securities laws against these persons and the Company; or

•	to bring in courts outside the United States an original action to enforce liabilities based upon United States federal securities laws against these persons and the Company.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This Prospectus and any documents that are incorporated by reference as set forth under “Documents Incorporated By Reference”, contains “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” under Canadian securities laws, that are intended to be covered by the safe harbor created by such legislation. All statements, other than statements of historical facts, included in this Prospectus, and documents incorporated herein by reference and filed with the SEC and with securities commissions and other similar authorities in Canada that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements and forward-looking information, including, but not limited to, such things as those listed below:

•	proposed use of proceeds from the Company’s private placement completed in October 2010 and its public offering completed in April 2011;

•	estimates of future operating and financial performance;

•	potential funding requirements and sources of capital;

•	the timing, performance and results of feasibility studies;

•	plans and anticipated effects of the holding of approximately 27.8% of the issued and outstanding shares of Midas Gold;

•	timing and receipt of required land use, environmental and other permits for the Concordia gold project and timing for completion of drilling and testing programs at the Concordia gold project;

•	timing and outcome for the amendment to the Company’s application for the CUSF for the Concordia gold project and the anticipated re-filling of the application with the SEMARNAT;

•	capital and operating cost estimates for the Concordia gold project and anticipated timing for the commencement of construction at the Concordia gold project

•	plans for evaluation of the Mt. Todd gold project;

•	definitive feasibility study and resource estimate results at the Mt. Todd gold project;

•	exploration, resource estimate and preliminary assessment results at the Guadalupe de los Reyes gold-silver project;

•	future business strategy, competitive strengths, goals and expansion and growth of the Company’s business;

•	the Company’s potential status as a producer;

•	plans and estimates concerning potential project development, including matters such as schedules, estimated completion dates and estimated capital and operating costs;

•	estimates of mineral reserves and mineral resources; and

•	Invecture’s success in meeting the exercise conditions of the Earn-in Right Agreement.

Forward-looking statements and forward-looking information have been based upon the Company’s current business and operating plans, as approved by the Company’s board of directors; the business’ cash and other funding requirements and timing and sources thereof; results of pre-feasibility and feasibility studies, mineral resource and reserve estimates, preliminary economic assessments and exploration activities; advancements of the Company’s required permitting processes; current market conditions’ and project development plans. The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe”, “will”, “may” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause or actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements and forward-looking information. These factors include risks such as:

•	feasibility study results and preliminary assessment results and the accuracy of estimates on which they are based;

•	resource estimates results and the accuracy of assay reports and geologic interpretations on which they are based;

•	the economic viability of deposits;

•	the Company’s ability to obtain, renew or maintain the necessary authorizations and permits for its business, including its development plans and operating activities;

•	the timing and results of a definitive feasibility study on the Mt. Todd gold project;

•	delays in commencement of construction at the Mt. Todd gold project;

•	the Company’s ability to secure the permits for the Mt. Todd gold project;

•	delays in commencement of construction on the Concordia gold project;

•	status of the Company’s required governmental permits for the Concordia gold project;

•	the amendment and re-filling of the Company’s CUSF application and uncertainty regarding SEMARNAT’s review of the Company’s amended CUSF application;

•	political factors influencing the approval of the Company’s CUSF application;

•	possible impairment or write down of the carrying value of the Concordia gold project if the CUSF is not granted;

•	increased costs that affect the Company’s financial condition;

•	the Company’s reliance on third parties to fulfill their obligations under its agreements;

•	whether projects not managed by the Company will comply with its standards or meet its objectives;

•	a shortage of equipment and supplies;

•	whether the Company’s acquisition, exploration and development activities, as well as the realization of the market value of the Company’s assets will be commercially successful;

•	acquisition and integration issues;

•

trading price of the Company’s securities and the Company’s ability to raise funds in new share offerings due to future sales of Common Shares in the public or private market and the Company’s ability to raise funds from the exercise of its warrants;

•	fluctuations in the price of the Company’s securities;

•	the lack of dividend payments by the Company;

•	the success of future joint ventures and partnerships relating to the Company’s properties;

•	the market price of the securities held by the Company;

•	the Company’s lack of recent production and limited experience in producing;

•	reclamation liabilities, including reclamation requirements at the Mt. Todd gold project;

•	the Company’s history of losses from operations;

•	historical production not being indicative of potential future production;

•	future water supply issues;

•	environmental lawsuits;

•	lack of adequate insurance to cover potential liabilities;

•	the Company’s ability to retain and hire key personnel;

•	fluctuations in the price of gold;

•	inherent hazards of mining exploration, development and operating activities;

•

the accuracy of calculations of mineral resources, mineral reserves and mineralized material fluctuations therein based on metal prices, inherent vulnerability of the ore and recoverability of metal in the mining process;

•	changes in environmental regulations to which the Company’s exploration and development operations are subject;

•	changes in climate change regulations;

•	changes in corporate governance and public disclosure regulations;

•	uncertainty related to the Company’s receipt of future payments in connection with the Company’s disposal of the Amayapampa gold project;

•	intense competition in the mining industry;

•	ability to raise additional capital on favorable terms, if at all;

•	conflicts of interest of some of the Company’s directors as a result of their involvement with other natural resource companies;

•	potential challenges to the title to the Company’s mineral properties;

•	political and economic instability in Mexico and Indonesia;

•	fluctuation in foreign currency values; and

•	the Company’s likely status as a passive foreign investment company for U.S. federal tax purposes.

For a more detailed discussion of such risks and other important factors that could cause actual results to differ materially from those in such forward-looking statements and forward-looking information, please see “Risk Factors” in this Prospectus. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurances that these statements will prove to be accurate as actual results and future events could differ materially from those anticipated in the statements. Except as required by law, the Company assumes no obligation to publicly update any forward-looking statements and forward-looking information, whether as a result of new information, future events or otherwise.

CAUTIONARY NOTE FOR U.S. INVESTORS REGARDING RESERVE AND  RESOURCE ESTIMATES

The terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”)—CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended. These definitions differ from the definitions in the SEC Industry Guide 7 under Regulation S-K of the U.S. Securities Act of 1933 (the “U.S. Securities Act”). Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

In addition, the terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all, or any part, of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in place tonnage and grade without reference to unit measures.

Accordingly, information contained in this Prospectus and the documents incorporated by reference herein and any Prospectus Supplement contain descriptions of our mineral deposits that may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows the Company to “incorporate by reference” information it files with the SEC. This means that the Company can disclose important information to you by referring you to those documents. Any information the Company references in this manner is considered part of this Prospectus. Information the Company files with the SEC after the date of this Prospectus will automatically update and, to the extent inconsistent, supersede the information contained in this Prospectus.

The following documents which have been filed by the Company with securities commissions or similar authorities in Canada and with the SEC, are specifically incorporated by reference into, and form an integral part of, this Prospectus.

(a)

the Annual Report on Form 10-K of the Company, for the year ended December 31, 2011, which report contains the audited consolidated financial statements of the Company and the notes thereto as at December 31, 2011 and 2010 and for the years ended December 31, 2011, 2010 and 2009, together with the auditors’ report thereon and the related management’s discussion and analysis of financial condition and results of operations for the years ended December 31, 2011 and 2010, as filed with the SEC on March 14, 2012;

(b)	the Annual Report Amendment 1 on Form 10-K/A of the Company for the year ended December 31, 2011, as filed with the SEC on April 5, 2012;

(c)

the Company’s Proxy Statement on Schedule 14A, dated March 28, 2012, in connection with the Company’s April 30, 2012 annual general meeting of shareholders, including the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC on March 27, 2012;

(d)	the Company’s Current Reports on Form 8-K as filed on January 5, 2012 and February 13, 2012;

(e)

the description of the Company’s common stock contained in its registration statement on Form 8-A filed on January 4, 1988, including any amendment or report filed for purposes of updating such description; and

(f)

all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K), after the date of this Prospectus but before the end of the offering of the securities made by this Prospectus.

We also hereby specifically incorporate by reference all filings filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of Amendment No. 1 to the registration statement on Form S-3/A to which this Prospectus relates and prior to effectiveness of such registration statement.

You may obtain copies of any of these documents by contacting us at the address and telephone number indicated below or by contacting the SEC as described below. You may request a copy of these documents, and any exhibits that have specifically been incorporated by reference as an exhibit in this prospectus supplement, at no cost, by writing or telephoning to:

Vista Gold Corp.

7961 Shaffer Parkway, Suite 5

Littleton, Colorado 80127

Attention: Terri Eggert, Chief Financial Officer

(720) 981-1185

PRESENTATION OF FINANCIAL INFORMATION AND EXCHANGE RATE DATA

The Company presents its consolidated financial statements in United States dollars. All references in this Prospectus to “dollars”, “$” or “US$” are to United States dollars and all references to “Cdn$” are to Canadian dollars, unless otherwise noted. Except as otherwise indicated, all financial statements and financial data contained in, or incorporated by reference into, this Prospectus have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), which differ in certain significant respects from International Financial Reporting Standards (“IFRS”).

The following table sets forth, for each period indicated, the exchange rates of the Canadian dollar to the U.S. dollar for the end of each period indicated and the high, low and average (based on the exchange rate on the last day of each month during such period) exchange rates for each of such periods (such rates, which are expressed in Canadian dollars are based on the noon buying rates for U.S. dollars reported by the Bank of Canada).

	Year Ended December 31, 2011		Year Ended December 31, 2010		Year Ended December 31, 2009

High	Cdn$	1.0258	Cdn$	1.3000	Cdn$	1.2969
Low		0.9553		1.0292		0.9719
Average		0.9893		1.1420		1.0660
End of Period		0.9833		1.0466		1.2246

On April 16, 2012, the noon buying rate reported by the Bank of Canada was $1.00 = Cdn$1.0024.

USE OF PROCEEDS

Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds from the sale of the Securities will be used by the Company for development of existing or acquired mineral properties and may also be used for acquisitions, working capital requirements, to repay indebtedness outstanding from time to time or for other general corporate purposes. The Company may, from time to time, issue Common Shares or other securities otherwise than through the offering of Securities pursuant to this Prospectus.

MARKET FOR COMMON SHARES AND WARRANTS

The Common Shares are listed on the NYSE Amex and the TSX under the symbol VGZ. The majority of the trading of the Common Shares takes place on the NYSE Amex. The following table sets out the reported high and low sale prices and volume of sales traded on the NYSE Amex and on the TSX by month during the last 12-month period before the date hereof.

NYSE Amex (US$)				TSX (CDN$)
Month	High	Low	Volume	Month	High	Low	Volume
2011				2011
April	4.09	3.10	11,973,802	April	3.98	2.97	2,836,655
May	3.33	2.61	9,438,245	May	3.20	2.57	2,190,118
June	3.00	2.52	17,180,517	June	2.89	2.48	651,432
July	3.66	2.80	9,034,316	July	3.49	2.70	653,981
August	3.44	2.59	14,529,398	August	3.35	2.60	1,512,222
September	4.59	3.22	35,959,445	September	4.55	3.30	2,984,715
October	3.90	3.02	14,704,416	October	3.88	3.10	1,533,966
November	4.16	3.12	12,743,031	November	4.24	3.25	1,208,415
December	3.82	2.77	13,117,800	December	3.76	2.83	1,296,422
2012				2012
January	3.96	3.12	8,281,500	January	3.96	3.16	803,931
February	4.00	3.31	9,678,200	February	3.99	3.32	1,225,800
March	3.59	2.94	10,019,917	March	3.54	2.92	608,497

On April 18, 2012, the closing price of the Common Shares on the TSX was Cdn$2.83 per Common Share. On April 18, 2012, the closing price of the Common Shares on the NYSE Amex was $2.85 per Common Share.

Certain warrants to purchase Common Shares (the “Listed Warrants”) of the Company are listed on the TSX under the symbol VGZ.WT.U.

The following table sets out the reported high and low sale prices and volume of sales traded on the TSX by month since the Listed Warrants began trading.

TSX (CDN$)
Month	High	Low	Volume
2011
April	0.98	0.98	0
May	0.98	0.98	0
June	0.98	0.98	0
July	0.98	0.98	0
August	1.25	1.25	1,023
September	1.25	0.70	100,070
October	0.88	0.50	208,430
November	0.88	0.45	123,812
December	0.80	0.51	93,195
2012
January	0.85	0.69	146,000
February	0.90	0.68	277,360
March	0.80	0.60	64,600

On April 18, 2012, the closing price of the Listed Warrants on the TSX was Cdn$0.60 per Listed Warrant.

CHANGES TO CONSOLIDATED CAPITALIZATION

The following table sets forth the consolidated capitalization of the Company as at the dates indicated. The table should be read in conjunction with the consolidated financial statements of the Company for the year ended December 31, 2011 and management’s discussion and analysis thereof, which are incorporated by reference herein.

In thousands of US dollars	March 31, 2012	December 31, 2011

Short-term debt	$--	$--
Long-term debt, including current portion	635	635
Shareholders’ equity	131,850	141,223
Total capitalization	$132,485	$141,858

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to investors described therein of acquiring Securities including, in the case of investors who are not residents of Canada for purposes of the Income Tax Act (Canada), whether payment of any amount in respect of a security will be subject to Canadian non-resident withholding tax.

The applicable Prospectus Supplement will also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of Securities by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code), if applicable, including, to the extent applicable, any such consequences relating to Securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special terms.

DESCRIPTION OF COMMON SHARES

The Company is authorized to issue an unlimited number of Common Shares, without par value, of which 71,728,883 are issued and outstanding as at the date of this Prospectus. There are 15,219,802 Listed Warrants to acquire 15,219,802 Common Shares, which expire on October 22, 2015 (subject to any acceleration event). The Listed Warrants were issued on December 15, 2010 and each Listed Warrant can be exercised to acquire one Common Share at a purchase price of US$3.50 during the first year (ended October 24, 2011), US$4.00 during the second year, US$4.50 during the third year and US$5.00 until the expiry of the Listed Warrant. There are options outstanding to purchase up to 3,195,000 Common Shares at prices ranging from US$1.77 to US$7.45. There are 855,436 broker warrants outstanding to purchase 855,436 Common Shares at prices ranging from US$2.30 to US$3.50 per Common Share. The Company has granted 1,310,000 restricted stock units. Upon the vesting conditions being met a holder of restricted stock units is entitled to receive one Common Share for each restricted stock unit held.

Holders of Common Shares are entitled to one vote per Common Share at all meetings of shareholders, to receive dividends as and when declared by the directors of the Company and to receive a pro rata share of the assets of the Company available for distribution to the shareholders in the event of the liquidation, dissolution or winding-up of the Company. There are no pre-emptive, conversion or redemption rights attached to the Common Shares.

DESCRIPTION OF WARRANTS

The following description, together with the additional information the Company may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the Warrants that the Company may offer under this Prospectus, which will consist of Warrants to purchase Common Shares and may be issued in one or more series. Warrants may be offered independently or together with Common Shares or Subscription Receipts offered by any Prospectus Supplement, and may be attached to or separate from those Securities. While the terms the Company has summarized below will apply generally to any Warrants that it may offer under this Prospectus, the Company will describe the particular terms of any series of Warrants that it may offer in more detail in the applicable Prospectus Supplement. The terms of any Warrants offered under a Prospectus Supplement may differ from the terms described below.

General

Warrants will be issued under and governed by the terms of one or more warrant indentures (each a “Warrant Indenture”) between the Company and a warrant trustee (the “Warrant Trustee”) that the Company will name in the relevant Prospectus Supplement. Each Warrant Trustee will be a financial institution organized under the laws of Canada or any province thereof and authorized to carry on business as a trustee.

This summary of some of the provisions of the Warrants is not complete. The statements made in this Prospectus relating to any Warrant Indenture and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Warrant Indenture. Prospective investors should refer to the Warrant Indenture relating to the specific Warrants being offered for the complete terms of the Warrants. The Company will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that the Company files with the SEC, any Warrant Indenture describing the terms and conditions of Warrants the Company is offering before the issuance of such Warrants.

The applicable Prospectus Supplement relating to any Warrants offered by the Company will describe the particular terms of those Warrants and include specific terms relating to the offering.

Warrants

The particular terms of each issue of Warrants will be described in the applicable Prospectus Supplement. This description will include, where applicable:

•	the designation and aggregate number of Warrants;

•	the price at which the Warrants will be offered;

•	the currency or currencies in which the Warrants will be offered;

•	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

•

the number of Common Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Warrant;

•	the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;

•	the date or dates, if any, on or after which the Warrants and the other Securities with which the Warrants will be offered will be transferable separately;

•	whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

•	whether the Company will issue the Warrants as global securities and, if so, the identity of the depositary of the global securities;

•	whether the Warrants will be listed on any exchange;

•	material United States and Canadian federal income tax consequences of owning the Warrants; and

•	any other material terms or conditions of the Warrants.

Rights of Holders Prior to Exercise

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Common Shares issuable upon exercise of the Warrants.

Exercise of Warrants

Each Warrant will entitle the holder to purchase the Common Shares that the Company specifies in the applicable Prospectus Supplement at the exercise price that the Company describes therein. Unless the Company otherwise specifies in the applicable Prospectus Supplement, holders of the Warrants may exercise the Warrants at any time up to the specified time on the expiration date that the Company sets forth in the applicable Prospectus Supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the Warrants may exercise the Warrants by delivering the Warrant Certificate representing the Warrants to be exercised together with specified information, and paying the required amount to the Warrant Trustee in immediately available funds, as provided in the applicable Prospectus Supplement. The Company will set forth on the Warrant Certificate and in the applicable Prospectus Supplement the information that the holder of the Warrant will be required to deliver to the Warrant Trustee.

Upon receipt of the required payment and the Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Trustee or any other office indicated in the applicable Prospectus Supplement, the Company will issue and deliver the Common Shares purchasable upon such exercise. If fewer than all of the Warrants represented by the Warrant Certificate are exercised, then the Company will issue a new Warrant Certificate for the remaining amount of Warrants. If the Company so indicates in the applicable Prospectus Supplement, holders of the Warrants may surrender securities as all or part of the exercise price for Warrants.

Anti-Dilution

The Warrant Indenture will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Shares or any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets, the Warrants will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for, or on the conversion of, or in respect of, the Common Shares to which the holder of a Common Share would have been entitled immediately after such event. Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Warrants.

Global Securities

The Company may issue Warrants in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement. The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Warrant Indenture will provide for modifications and alterations to the Warrants issued thereunder by way of a resolution of holders of Warrants at a meeting of such holders or a consent in writing from such holders. The number of holders of Warrants required to pass such a resolution or execute such a written consent will be specified in the Warrant Indenture.

The Company may amend any Warrant Indenture and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Warrants.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The Company may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Warrants or a combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Company and an escrow agent (the “Escrow Agent”), which will establish the terms and conditions of the Subscription Receipts. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. The Company will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that the Company files with the SEC, any Subscription Receipt Agreement describing the terms and conditions of Subscription Receipts the Company is offering before the issuance of such Subscription Receipts.

The following description sets forth certain general terms and provisions of Subscription Receipts and is not intended to be complete. The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement and the Prospectus Supplement describing such Subscription Receipt Agreement.

The Prospectus Supplement relating to any Subscription Receipts the Company offers will describe the Subscription Receipts and include specific terms relating to their offering. All such terms will comply with the requirements of the TSX and NSYE Amex relating to Subscription Receipts. If underwriters or agents are used in the sale of Subscription Receipts, one or more of such underwriters or agents may also be parties to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriters or agents.

General

The Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts the Company offers will describe the specific terms of the Subscription Receipts and may include, but are not limited to, any of the following:

•	the designation and aggregate number of Subscription Receipts offered;

•	the price at which the Subscription Receipts will be offered;

•	the currency or currencies in which the Subscription Receipts will be offered;

•

the designation, number and terms of the Common Shares, Warrants or combination thereof to be received by holders of Subscription Receipts upon satisfaction of the release conditions, and the procedures that will result in the adjustment of those numbers;

•	the conditions (the “Release Conditions”) that must be met in order for holders of Subscription Receipts to receive for no additional consideration Common Shares, Warrants or a combination thereof;

•	the procedures for the issuance and delivery of Common Shares, Warrants or a combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;

•

whether any payments will be made to holders of Subscription Receipts upon delivery of the Common Shares, Warrants or a combination thereof upon satisfaction of the Release Conditions (e.g., an amount equal to dividends declared on Common Shares by the Company to holders of record during the period from the date of issuance of the Subscription Receipts to the date of issuance of any Common Shares pursuant to the terms of the Subscription Receipt Agreement);

•

the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

•	the terms and conditions pursuant to which the Escrow Agent will hold Common Shares, Warrants or a combination thereof pending satisfaction of the Release Conditions;

•	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;

•

if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commission in connection with the sale of the Subscription Receipts;

•

procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price for their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

•

any contractual right of rescission to be granted to initial purchasers of Subscription Receipts in the event this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

•	any entitlement of the Company to purchase the Subscription Receipts in the open market by private agreement or otherwise;

•	whether the Company will issue the Subscription Receipts as global securities and, if so, the identity of the depositary for the global securities;

•	whether the Company will issue the Subscription Receipts as bearer securities, registered securities or both;

•	provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms attaching to the Subscription Receipts;

•	the identity of the Escrow Agent;

•	whether the Subscription Receipts will be listed on any exchange;

•	material United States and Canadian federal tax consequences of owning the Subscription Receipts; and

•	any other terms of the Subscription Receipts.

The holders of Subscription Receipts will not be shareholders of the Company. Holders of Subscription Receipts are entitled only to receive Common Shares, Warrants or a combination thereof on exchange of their Subscription Receipts, plus any cash payments provided for under the Subscription Receipt Agreement, if the Release Conditions are satisfied. If the Release Conditions are not satisfied, the holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price therefor and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

Escrow

The Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts plus their pro rata entitlement to interest earned or income generated on such amount, in accordance with the terms of the Subscription Receipt Agreement. Common Shares or Warrants may be held in escrow by the Escrow Agent, and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Anti-Dilution

The Subscription Receipt Agreement will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Shares or Warrants or any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets, the Subscription Receipts will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for, or on the conversion of, or in respect of, the Common Shares or Warrants to which the holder of a Common Share or Warrant would have been entitled immediately after such event. Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Subscription Receipts whose Subscription Receipts entitle the holders thereof to receive Common Shares. Alternatively, such securities, evidences of indebtedness or assets may, at the option of the Company, be issued to the Escrow Agent and delivered to holders of Subscription Receipts on exercise thereof. The Subscription Receipt Agreement will also provide that if other actions of the Company affect the Common Shares or Warrants, which, in the reasonable opinion of the directors of the

Company, would materially affect the rights of the holders of Subscription Receipts and/or the rights attached to the Subscription Receipts, the number of Common Shares or Warrants which are to be received pursuant to the Subscription Receipts shall be adjusted in such manner, if any, and at such time as the directors of the Company may in their discretion reasonably determine to be equitable to the holders of Subscription Receipts in such circumstances.

Rescission

The Subscription Receipt Agreement will also provide that any misrepresentation in this Prospectus, the Prospectus Supplement under which the Subscription Receipts are offered, or any amendment thereto, will entitle each initial purchaser of Subscription Receipts to a contractual right of rescission following the issuance of the Common Shares or Warrants to such purchaser entitling such purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Common Shares or Warrants, provided that such remedy for rescission is exercised in the time stipulated in the Subscription Receipt Agreement. This right of rescission does not extend to holders of Subscription Receipts who acquire such Subscription Receipts from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire Subscription Receipts in the United States.

Global Securities

The Company may issue Subscription Receipts in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement. The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement also will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Subscription Receipt Agreement will provide for modifications and alterations to the Subscription Receipts issued thereunder by way of a resolution of holders of Subscription Receipts at a meeting of such holders or a consent in writing from such holders. The number of holders of Subscriptions Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

The Company may amend the Subscription Receipt Agreement, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Subscription Receipts.

DESCRIPTION OF UNITS

The following description, together with the additional information the Company may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the Units that the Company may offer under this Prospectus. While the terms the Company has summarized below will apply generally to any Units that the Company may offer under this Prospectus, the Company will describe the particular terms of any series of Units in more detail in the applicable Prospectus Supplement. The terms of any Units offered under a Prospectus Supplement may differ from the terms described below.

The Company will enter into a form of unit agreement (“Unit Agreement”) between the Company and a unit agent (“Unit Agent”) that describes the terms and conditions of the series of Units the Company is offering, and any supplemental agreements, before the issuance of the related series of Units. The Company will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that the Company files with the SEC, the form of Unit Agreement that describes the terms and conditions of the series of Units the Company is offering, and any supplemental agreements, before the issuance of the related series of Units.

The following summary of material terms and provisions of the Units are subject to, and qualified in their entirety by reference to, all the provisions of the Unit Agreement and any supplemental agreements applicable to a particular series of Units. The Company urges you to read the applicable Prospectus Supplements related to the particular series of Units that the Company sells under this Prospectus, as well as the complete Unit Agreement and any supplemental agreements that contain the terms of the Units.

General

The Company may issue units comprising two or more of Common Shares, Warrants and Subscription Receipts in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included security. The Unit Agreement under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The Company will describe in the applicable Prospectus Supplement the terms of the series of Units, including:

•	the designation and terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing Unit Agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units.

The provisions described in this section, as well as those described under “Description of Common Shares”, “Description of Warrants” and “Description of Subscription Rights” will apply to each Unit and to any Common Share, Warrant or Subscription Receipt included in each Unit, respectively.

Issuance in Series

The Company may issue Units in such amounts and in numerous distinct series as the Company determines.

Enforceability of Rights by Holders of Units

Each Unit Agent will act solely as the Company’s agent under the applicable Unit Agreement and will not assume any obligation or relationship of agency or trust with any holder of any Unit. A single bank or trust company may act as Unit Agent for more than one series of Units. A Unit Agent will have no duty or responsibility in case of any default by the Company under the applicable Unit Agreement or Unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon the Company. Any holder of a Unit may, without the consent of the related Unit Agent or the holder of any other Unit, enforce by appropriate legal action its rights as holder under any security included in the Unit.

The Company, the Unit Agents and any of their agents may treat the registered holder of any Unit Certificate as an absolute owner of the Units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the Units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

General

The Company may offer and sell the Securities, separately or together: (a) to one or more underwriters or dealers; (b) through one or more agents; or (c) directly to one or more other purchasers. The Securities offered pursuant to any Prospectus Supplement may be sold from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices; or (iv) other negotiated prices. The Company may only offer and sell the Securities pursuant to a Prospectus Supplement during the 25-month period that this Prospectus, including any amendments hereto, remains effective. The Prospectus Supplement for any of the Securities being offered thereby will set forth the terms of the offering of such Securities, including the type of Security being offered, the name or names of any underwriters, dealers or agents, the purchase price of such Securities, the proceeds to the Company from such sale, any underwriting commissions or discounts and other items constituting underwriters’ compensation and any discounts or concessions allowed or re-allowed or paid to dealers. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

By Underwriters

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of underwriters to purchase the Securities will be subject to certain conditions, but the underwriters will be obligated to purchase all of the Securities offered by the Prospectus Supplement if any of such Securities are purchased. The Company may agree to pay the underwriters a fee or commission for various services relating to the offering of any Securities. Any such fee or commission will be paid out of the general corporate funds of the Company.

By Dealers

If dealers are used, and if so specified in the applicable Prospectus Supplement, the Company will sell such Securities to the dealers as principals. The dealers may then resell such Securities to the public at varying prices to be determined by such dealers at the time of resale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

By Agents

The Securities may also be sold through agents designated by the Company. Any agent involved will be named, and any fees or commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement. Any such fees or commissions will be paid out of the general corporate funds of the Company. Unless otherwise indicated in the Prospectus Supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Direct Sales

Securities may also be sold directly by the Company at such prices and upon such terms as agreed to by the Company and the purchaser. In this case, no underwriters, dealers or agents would be involved in the offering.

General Information

Underwriters, dealers and agents that participate in the distribution of the Securities offered by this Prospectus may be deemed underwriters under the U.S. Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the U.S. Securities Act.

With respect to the sale of Securities under this Prospectus and any Prospectus Supplement, the maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. or independent broker or dealer will not be greater than eight percent (8%).

Underwriters, dealers or agents who participate in the distribution of Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under Canadian provincial and territorial and United States securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

The Company may enter into derivative transactions with third parties, or sell securities not covered by this Prospectus to third parties in privately negotiated transactions. If the applicable Prospectus Supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this Prospectus and the applicable Prospectus Supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be identified in the applicable Prospectus Supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the Securities, if the Prospectus Supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the Securities in accordance with the terms of the Securities. The Prospectus Supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the Securities they remarket.

In connection with any offering of Securities, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditors of the Company are PricewaterhouseCoopers LLP, Chartered Accountants.

The transfer agent and registrar for the Common Shares of the Company is Computershare Investor Services Inc. at its principal offices in Vancouver and Toronto. The transfer agent and registrar for the Listed Warrants is Computershare Trust Company of Canada at its principal offices in Vancouver and Toronto.

EXPERTS

Information relating to the Company’s mineral properties in this Prospectus and the documents incorporated by reference herein has been derived from reports, statements or opinions prepared or certified by SRK Consulting (US), Inc., Golder Associates Inc., Gustavson Associates, LLC, Tetra Tech MM, Inc., Pincock, Allen & Holt, Mine Development Associates Inc., Resource Development Inc., Terry Braun, John W. Rozelle (now the VP Technical Services of the Company), Steven Ristorcelli, Thomas L. Dyer, Neil B. Prenn, David Kidd, Leonel Lopez, Rex Clair Bryan and Deepak Malhotra, and this information has been included in reliance on such companies and persons’ expertise. Each of Terry Braun, John W. Rozelle, Steven Ristorcelli, Thomas L. Dyer, Neil B. Prenn, David Kidd, Leonel Lopez, Rex Clair Bryan and Deepak Malhotra is a qualified person as such term is defined in National Instrument 43-101 – Standards of Disclosure for Mineral Projects.

None of SRK Consulting (US), Inc., Golder Associates Inc., Gustavson Associates, LLC, Tetra Tech MM, Inc., Pincock, Allen & Holt, Mine Development Associates Inc., Resource Development Inc., Terry Braun, John W. Rozelle, Steven Ristorcelli, Thomas L. Dyer, Neil B. Prenn, David Kidd, Leonel Lopez, Rex Clair Bryan and Deepak Malhotra, each being companies and persons who have prepared or certified the preparation of reports, statements or opinions relating to the Company’s mineral properties, or any director, officer, employee or partner thereof, as applicable, received or has received a direct or indirect interest in the property of the Company or of any associate or affiliate of the Company. As at the date hereof, the aforementioned persons, companies and persons at the companies specified above who participated in the preparation of such reports, statements or opinions, as a group, beneficially own, directly or indirectly, less than 1% of the Company’s outstanding Common Shares.

The auditors of the Company are PricewaterhouseCoopers LLP, Chartered Accountants. PricewaterhouseCoopers LLP, Chartered Accountants, report that they are independent of the Company in accordance with the Rules of Professional Conduct of the Institute of Chartered Accountants of British Columbia and in accordance with the applicable rules and regulations of the SEC. PricewaterhouseCoopers LLP is registered with the Public Company Accounting Oversight Board. The audited consolidated financial statements of the Company as at December 31, 2011 and 2010 and for the years ended December 31, 2011, 2010 and 2009 have been audited by PricewaterhouseCoopers LLP and are incorporated by reference herein in reliance on the authority of said firm as experts in auditing and accounting.

Deloitte & Touche LLP, the auditors of Midas Gold, report that they are independent of Midas Gold in accordance with the Rules of Professional Conduct of the Institute of Chartered Accountants of British Columba. The consolidated financial statements of Midas Gold as of December 31, 2011 and for the year ended December 31, 2011 have been audited by Deloitte & Touche LLP and are incorporated by reference herein.

LEGAL MATTERS

Certain legal matters related to the Securities offered by this Prospectus will be passed upon on the Company’s behalf by Borden Ladner Gervais LLP and MacDonald & Company LLP, with respect to matters of Canadian law, and Dorsey & Whitney LLP, with respect to matters of United States law. As of the date of this Prospectus, the partners and associates of Borden Ladner Gervais LLP, as a group, MacDonald & Company LLP, as a group, and Dorsey & Whitney LLP, as a group, beneficially own, directly or indirectly less than 1% of the Company’s outstanding Common Shares.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

This Prospectus is part of a registration statement and, as permitted by SEC rules, does not contain all of the information included in the registration statement. Whenever a reference is made in this Prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement. You may call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also read and copy any document we file with the SEC at the SEC’s public reference rooms at:

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

P R O S P E C T U S  S U P P L E M E N T

Joint Book-Running Managers

Dahlman Rose & Company	NBF Securities (USA) Corp.

Co-Manager

Casimir Capital LP

December 14, 2012